As filed with the Securities and Exchange Commission on April __, 2020

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRIDGEWAY NATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	7310	45-5523835
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1015 15th Street NW, Suite 1030

Washington DC 20005

Telephone: (972) 525-8546

(Address and telephone number of registrant’s

principal executive offices)

Eric C. Blue

Chief Executive Officer

1015 15th Street NW, Suite 1030

Washington DC 20005

Telephone: (972) 525-8546

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Gutiérrez Bergman Boulris, PLLC

Attn: Dale S. Bergman

900 Ponce de Leon Blvd., Suite 303

Coral Gables, FL 33134

Telephone: (305) 358-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting registrant	[X]
		Emerging growth company	[ ]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFER PRICE (2)	AMOUNT OF REGISTRATION FEE
Class A Common Stock, $0,001 par value	100,000,000	$.05	$5,000,000	$649.00

(1)	We are registering 100,000,000 shares of our Class A Common Stock (“Shares”) that we may issue to SBI Investments LLC, 2014-1 and/or Oasis Capital LLC (together, the “selling stockholders”) pursuant to an Equity Purchase Agreement (the “Purchase Agreement”) entered into with the selling stockholders on October 24, 2019, which is comprised of the following: (a) up to 115,008 Shares based on a conversion price of $0.25 per share, which may be issued upon conversion of the 28,752 shares of our Series B Preferred Stock (“Series B Preferred Shares”), which were issued to the selling stockholders as inducement shares under the Purchase Agreement ; and (b) up to 99,884,992 Shares which, pursuant to the Purchase Agreement, the selling stockholders are obligated to purchase from the Company upon the Company delivering a put notice to the selling stockholders. In the event of stock splits, stock dividends or similar transactions involving the Shares, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional Shares to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Purchase Agreement or the Series B Preferred Shares require the registrant to issue more Shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional Shares.
(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices for the registrant’s Shares on the OTCQB tier of the over-the-counter market, as reported by OTC Markets Group, Inc. on April [ ], 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL [  ], 2020

BRIDGEWAY NATIONAL CORP.

Up to a Maximum of 100,000,000 Shares of Class A Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 100,000,000 shares of common stock , $0.001 par value per share (“Shares”) of Bridgeway National Corp., a Delaware corporation (“Bridgeway,” “we,” or “Company”). The Shares are issued or issuable by us to SBI Investments LLC, 2014-1 and/or Oasis Capital, LLC (the “selling stockholders”) pursuant to the terms of a Purchase Agreement dated October 24, 2019 among the Company and the selling stockholders (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company has the right, but not the obligation, to direct the selling stockholders to purchase up to $10,000,000 in Shares. This prospectus also relates to the resale by the selling stockholder of up to 115,008 Shares, which may be issued upon conversion of 28,752 shares of Series B Preferred Stock (the “Series B Preferred Shares”), which were issued to the selling stockholders as inducement shares pursuant to the Purchase Agreement.

For more information about the selling stockholders, please see the section of this prospectus entitled “Selling Stockholders” beginning on page 43.

The selling stockholders may offer all or part of the Shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices.

Any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 22.

We will not receive any proceeds from the resale of Shares by the selling stockholders. We will, however, receive proceeds from the sale of the Shares directly to the selling stockholders pursuant to the Purchase Agreement.

Our common stock is quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc., under the symbol “LOGG.” On April 8, 2020, the average of the high and low sales prices of our Shares was $0.073 per Share. These prices will fluctuate based on the demand for our Shares.

Investing in our Shares involves a high degree of risk. You should purchase Shares only if you can afford a complete loss. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______ __, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. A prospectus supplement may add, update or change information contained in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our common stock, you are assuming a high degree of risk.

Unless otherwise specified or the context otherwise requires, references in this prospectus to “Bridgeway,” the “Company,” “we”, “our” and “us” refer to Bridgeway National Corp. and its subsidiaries.

Company Overview

General

The Company is structured as a holding company with a business strategy focused on owning subsidiaries engaged in a number of diverse business activities. We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Therefore, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the Investment Company Act. In addition, we do not invest or intend to invest in securities as our primary business.

We have accumulated deficit of $7,383,570 as of September 30, 2019 and will likely require significant additional capital to implement our business plan.

Business Strategy and Core Strength

We anticipate that the operating businesses we acquire will be managed on a decentralized basis with essentially no centralized or integrated business functions (such as sales, marketing, purchasing, legal or human resources) and minimal involvement by the Company’s corporate senior management teams in the day-to-day business activities of the operating businesses. The Company’s corporate senior management team anticipates that it will participate in and have ultimate responsibility for significant decisions, such as capital allocation, investment activities and the selection of a chief executive officer for each of the operating businesses. We will also be responsible for establishing, implementing and monitoring corporate governance policies and practices, including those at the operating businesses, and participating in the resolution of governance-related issues as needed.

We expect that our business activities at the holding company level will be are managed by a small senior corporate management team, who will research and identify attractive investment opportunities; delegate responsibilities to competent and motivated managers; set operating subsidiary goals; assist managers in the achievement of those goals; define risk parameters; develop appropriate incentive programs; and monitor progress against long-term objectives.

We believe that our outlook on length of ownership and active management on our part may alleviate the concern that many stakeholders in potential control transactions may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook reduces both the risk that securities or whole businesses may be sold at unfavorable points in the overall market cycle and enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses, which we expect will better enable us to meet our long-term corporate objectives of increasing shareholder value.

Our objective is to grow intrinsic value per share at an attractive rate by retaining capital to reinvest in the productive capabilities of our current subsidiaries, make opportunistic investments, and/or invest in new, anticipated durable earnings streams. Each of these options for capital will be compared to one another on a regular basis, and capital will be deployed according to our management’s judgment as to where it believes allocated capital has the potential to achieve the best long-term return.

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Investment Strategy

We will seek to focus on acquiring operating businesses and securities that (a) can be purchased at a discount to intrinsic value, (b) are managed by competent and incentivized management teams, (c) offer reasonable downside protection and (d) directly contribute to the Company’s strategic goals. Over time, we believe that a focus on these objectives should allow us to consistently deliver targeted investment returns. We plan to target investments into businesses that we believe (i) operate in industries with stable long-term operating profiles, (ii) present a stable unlevered free cash flow profile, (iii) have the ability to quickly adapt to changing economic cycles and (iv) face minimal threats of technological or competitive obsolescence. We intend to primarily target investments in businesses headquartered or with significant operations in North America.

We believe that an investment strategy focused on opportunities with these character traits coupled with a value investing orientation should continue to present attractive investment opportunities that allow us to build a less correlated portfolio of operating assets that provide shareholders with exposure to a mix of growth and acyclical operating assets that allow us to maximize shareholder value.

Management Strategy

Our management strategy involves the financial and operational management of the businesses that we anticipate acquiring in a manner that seeks to grow earnings and cash flow and, in turn increasing stockholder value. In general, we plan to oversee and support the management team of each of our businesses by, among other things:

i.	recruiting and retaining talented managers to operate our businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;
ii.	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;

iii.	assisting management in their analysis and pursuit of prudent organic growth strategies;

iv.	identifying and working with management to execute on attractive external growth and acquisition opportunities; and

v.	forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

Potential Effect of Coronavirus Pandemic

Public health officials have recommended and mandated precautions to mitigate the spread of COVID-19, including prohibitions on congregating in heavily populated areas and shelter-in-place orders or similar measures. As a result, we have temporarily closed our headquarters. The result of closing our headquarters could be that our results could be adversely impacted by this closure and other actions taken to contain or treat the impact of COVID-19, and the extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted.

Corporate Information

The Company was originally incorporated in the State of Nevada on June 4, 2012 under the name Snap Online Marketing, Inc. We changed our name on January 31, 2014 to LifeLogger Technologies Corp. and on April 10, 2019, we reincorporated in Delaware under the name Capital Park Holdings Corp. On December 19, 2019, we changed our name to Bridgeway National Corp. Our executive offices are located at 1015 15th Street NW, Suite 1030, Washington DC 20005 and our telephone number is (972) 525-8546.

Change in Control Transaction

On January 9, 2019, the Capital Park Opportunities Fund LP, a Delaware limited partnership (the “Fund”) acquired 335,183 Shares and 1,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) from certain existing securityholders of the Company for an aggregate purchase price of $336.18. The Shares, together with the Series A Preferred Shares, represent 84.4% of the voting power of the Company’s voting stock as of the date of the transaction.

Contemporaneously with the share sale and purchase transaction, Stewart Garner resigned as the Company’s Chief Executive Officer, Chief Financial Officer and director and Eric C .Blue, a principal of the Fund was appointed as the Company’s Chairman of the Board, Chief Executive Officer, Chief Investment Officer and a director. Moreover, we changed our business focus from the development of proprietary cloud-based software programs to our current business of acquiring majority or minority interests in operating businesses.

As a result of the foregoing transaction, a “change in control” of the Company was deemed to have taken place (the “Change in Control Transaction”).

The Selling Stockholders

On October 24, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”) and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “selling stockholders”}, pursuant to which the selling stockholders agreed to, in the aggregate between the selling stockholders, purchase from the Company, up to $10,000,000.00 (the “Maximum Commitment Amount”) of our Shares.

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Under the terms of the Purchase Agreement, the Company has the right, but not the obligation, to direct a selling stockholder, by its delivery of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of (a) the date on which the selling stockholders shall have purchased Put Shares equal to the Maximum Commitment Amount, (b) October 24, 2021 or (c) written notice of termination by the Company to the selling stockholders (together, the “Commitment Period”), to purchase Put Shares (as defined below).

Notwithstanding any other terms of the Purchase Agreement, in each instance (a) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below), (b) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (b) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same selling stockholder, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (a) such amount that equals 250% of the average daily trading volume of the Shares and (b) $1,000,000. The price paid for each Share (the “Purchase Price”) subject to a Put Notice (the “Put Shares”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one lowest traded price of the Shares on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Shares is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received via DWAC in the applicable selling stockholder’s brokerage account prior to 11:00 a.m. Eastern Time on the respective Clearing Date. “Clearing Date” means the date on which a selling stockholder receives the Put Shares via DWAC in its brokerage account.

As compensation for the commitments made under the Purchase Agreement, the Company paid to the selling stockholders a commitment fee equal to 4% of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the selling stockholders 28,752 Series B Preferred Shares.

Concurrently with the execution of the Purchase Agreement, the Company and the selling stockholders entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has filed this registration statement which covers the resale by the selling stockholders of any Put Shares which may be issued pursuant to the Purchase Agreement and any and Shares which may be issued upon conversion of the Series B Preferred Shares. The effectiveness of this registration statement is a condition to the ability of the Company to issue a Put Notice to a selling stockholder and consummate the sale of the applicable number of Put Shares to such selling stockholder.

Recent Developments

Promissory Note Purchase Agreement

On March 6, 2020 (the “Issue Date”), Bridgeway entered into a promissory note purchase agreement with SBI, on behalf of itself and the other note purchasers (the “Purchasers”), pursuant to which the Purchasers purchased from the Company (a) 12% convertible promissory notes of the Company in an aggregate principal amount of $845,000 (the “12% Notes”) convertible into Shares (the “Conversion Shares”) of and (b) warrants (the “Warrants”) to acquire up to 4,447,368 Shares subject to a beneficial ownership cap of no greater than 4.99% in the case of each Purchaser (the “Warrant Shares”).

The maturity date of the 12% Notes shall be on that day that is nine (9) months after the Issue Date (the “Maturity Date”) and is the date upon which the principal amount of the 12% Notes, as well as all accrued and unpaid interest and other fees, shall be due and payable.

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Under the terms of the 12% Notes, the Purchasers shall have the right at any time on or after the Issue Date, to convert (a “Conversion”) all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the 12% Notes, and any other amounts owed under the 12% Notes, into Shares at the Conversion Price (as defined below); provided, however, that in no event shall any Purchaser be entitled to convert any portion of any of the 12% Notes in excess of that portion of any 12% Note upon conversion of which the sum of (a) the number of owned by the Purchaser and its affiliates (other than Shares issuable upon conversion of the 12% Notes or exercise of the Warrants held by such Purchaser) and (b) the number of Shares issuable upon the conversion of the portion of any 12% Note with respect to which the determination of this provision is being made, would result in beneficial ownership by any Purchaser and its affiliates of more than 4.99% of the outstanding Shares (the “Maximum Share Amount”). The “Conversion Price” per share shall be the lower of (i) $0.095 or (ii) the Variable Conversion Price (as defined below) (subject to adjustment). The “Variable Conversion Price” shall mean 70% multiplied by the Market Price (as defined below). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the fifteen (15) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Price” means, as of any date, the lowest VWAP price for the Shares on the applicable trading market trading market (the “Trading Market”) as reported by a reliable reporting service.

Under the terms of the Warrants, the exercise price per Share of to $0.095, subject to adjustment (the “Exercise Price”) Each Warrant contains a cashless exercise option and has a term of five (5) years from the Issue Date.

Acquisition of Procter & Gamble Assets

On May 3, 2019, the Proctor & Gamble Company (“P&G”), C-PAK Consumer Product Holdings LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK”) C-PAK, P&G, and Bridgeway, solely in its capacity as guarantor, entered in an agreement (the “Transaction Agreement”) pursuant to which C-PAK completed an acquisition of certain assets pertaining to P&G’S “Joy” and “Cream Suds” trademarks for $30,000,000 plus assumption of certain liabilities (the “P&G Asset Acquisition”).

The Transaction Agreement contained customary representations, warranties and covenants, including, but not limited to, certain representations by P &G as to the financial statements, contracts, liabilities, and other attributes of the respective assets, and certain limited covenants of C-PAK not to solicit employees following the closing.

In order to finance the P&G Asset Acquisition, on May 3, 2019, C-PAK and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK IP”, together with C-PAK, the ”Borrowers”) entered into a loan agreement with Piney Lake Opportunities ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC ECI-Master Fund”), in its respective capacities as Administrative Agent, Collateral Agent and Lender, pursuant to which the Borrowers obtained a $22 million term loan (the “Loan Agreement”). C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK Holdings”) is a guarantor under the Loan Agreement.

The interest rate applicable to the borrowing under the Loan Agreement is equal to LIBOR plus a margin of 12.00% which is payable monthly beginning on June 30, 2019. Under the Loan Agreement, the Borrowers were required to repay the unpaid principal amount of the loan quarterly in an amount equal to $440,000 beginning on September 30, 2019. The loan matures on May 3, 2024.

As security for its obligations under the Loan Agreement, C-PAK Holdings and the Borrowers granted a lien on substantially all of the P&G assets to the Lender pursuant to a Guaranty and Security Agreement, by and among the Borrowers, C-PAK Holdings and the Collateral Agent (the “Guaranty and Security Agreement”) and a Trademark Security Agreement by and between C-PAK IP and the Collateral Agent (the “Trademark Security Agreement”).

The Loan Agreement contains customary affirmative and negative covenants, which, among other things, limit the Borrowers’ ability to (a) incur additional indebtedness, (b) pay dividends or make certain distributions or (c) dispose of their assets, grant liens on their assets or otherwise encumber their assets. These covenants are subject to a number of exceptions and qualifications.

In addition to the foregoing, the Company formed C-PAK Holdings and incorporated C-PAK PREFCO SPV I, INC., a Delaware corporation (“PrefCo”).

Under the terms of the Amended and Restated Certificate of Incorporation of PrefCo (the “PrefCo Certificate of Incorporation”), (a) the Company purchased 10,000 shares of common stock from PrefCo for $1,000 and (b) an affiliate of the Lender, Piney Lakes Opportunities NON-ECI Master Fund, LP, a Cayman Islands exempted limited partnership (“PLC NON-ECI Master Fund”), purchased 3,000 shares of Prefco’s Preferred Stock for $3,000,000.

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Thereupon, PrefCo purchased 3,000 Preferred Units of C-PAK Holdings for $3,000,000. In accordance with the terms of the Amended and Restated Limited Liability Company Agreement of C-PAK Holdings (the “C-PAK Holdings LLC Agreement”) and pursuant to separate subscription agreements, (a) C-PAK Holdings issued and sold to PLC ECI-Master Fund 1,000 Common Units and (b) C-PAK Holdings issued and sold to PrefCo 9,000 Common Units.

Under the C-PAK Holdings LLC Agreement, holders of Preferred Units are be entitled to receive cumulative preferred distributions which accrue on the sum of $1,000, plus the amount of accrued and unpaid preferred distributions at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same is increased by 2% per annum in the event the Company fails (a) to properly redeem the Preferred Units as required under the C-PAK Holdings LLC Agreement, (b) to pay the Redemption Price upon the liquidation, dissolution or winding-up of C-PAK Holdings or (c) to redeem the Common Units owned by PLC ECI-Master Fund when and if PLC ECI-Master Fund exercised its right to put the Common Units to C-PAK Holdings, at the then fair market value thereof. The holders of the Preferred Units are furthermore entitled to receive distributions before the holders of the Common Units. On each Distribution Payment Date (as defined therein) up to 50% of any Preferred Unit distributions accrued during the quarter ending on such date may be declared and paid in cash. For the portion of the distributions on Preferred Units that are not paid in cash on the Distribution Payment Date, that amount shall be added to the Liquidation Preference and shall thereafter accrue and compound at the Preferred Distribution Rate.

C-PAK Holdings may redeem Preferred Units at any time upon payment of the Redemption Price. In the event of a change of control, insolvency, or liquidation of C-PAK Holdings or any default and acceleration under the Loan Agreement, C-PAK Holdings must redeem the Preferred Units at the Redemption Price. Finally, holders of Preferred Units may elect to sell their Preferred Units to the Company at any time following May 2, 2024 at the applicable Redemption Price.

Under the C-PAK Holdings LLC Agreement, the “Redemption Price” to be paid (i) before May 2, 2022 is equal to the sum of two (2) times the sum of the sum of (A) $1,000, plus (B)(1) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, plus (2) the amount of the preferred distributions that would accrue during the same period; and (ii) after May 2, 2022, shall be an amount equal to the sum of (Y) $1,000, plus (Z) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same may be adjusted to reflect defaults under the C-PAK Holdings LLC Agreement.

Under certain circumstances of a redemption breach, PLC ECI-Master Fund shall have the right, and not the obligation, to force C-PAK Holdings to effect a sale thereof.

The terms of the PrefCo Certificate of Incorporation mirror the provisions of the C-PAK Holdings LLC Agreement with the terms of the Preferred Stock and Common Stock being similar to the terms of the Preferred Units and the Common Units, respectively. Moreover, the manner in which the Redemption Price on the Preferred Stock is calculated mirrors the manner in which the Redemption Price on the Preferred Units is calculated. Once the Preferred Stock is redeemed under the PrefCo Certificate of Incorporation, PLC NON-ECI Master Fund shall no longer hold an equity interest in PrefCo. Furthermore, at any time after November 2, 2024 through and including November 2, 2025, PLC ECI-Master Fund may compel C-PAK Holdings LLC to repurchase its Common Units at the then fair market value.

In addition, the Company and/or its subsidiaries entered into additional agreements, including a Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement, which memorialize supplemental agreements between the parties related to the transactions described above.

On September 20, 2019, the lender declared the loan to be in default and accelerated the obligations under the Loan Agreement while preserving all of its rights under the Loan Agreement, including without limitation, the right to foreclose on the collateral. The parties are currently seeking to negotiate a resolution to the matter but there can be no guarantee that the resolution to the matter will result in a favorable outcome for the Company and its affiliates.

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THE OFFERING

Class A Common stock offered by the Selling Stockholders	100,000,000 shares of Class A Common Stock (“Shares”) which may be issued to the selling stockholders pursuant to the Purchase Agreement or upon conversion of the Series B Preferred Shares issued to and held by them as inducement shares under the Purchase Agreement.

Class A Common stock outstanding as of the date of this prospectus	9,640,915 Shares.

Terms of Offering	The selling stockholders will determine when and how they will sell the Shares offered in this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered hereunder by the selling stockholders. We will, however, receive proceeds from the sale of the Shares directly to the selling stockholders pursuant to the Purchase Agreement. These proceeds will be used by us for working capital and general corporate purposes.

OTCQB Trading Symbol	LOGG

Risk Factors	The Shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our Shares. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Shares could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements”.

Risks Related to Our Business and Structure

Our future success is dependent on our employees and the management teams of our businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

Our future success depends, to a significant extent, on the continued services of the Company’s employees. Because certain employees were involved in the sourcing and diligence performed on these initial businesses and will oversee the operations of these businesses, the loss of their services may adversely affect our ability to manage the operations of our initial businesses. While we will have employment agreements with certain of its employees, these employment agreements may not prevent those employees from leaving the Company or from competing with us in the future.

In addition, the future success of our businesses also depends on their respective management teams because we intend to operate our businesses on a stand-alone basis, primarily relying on existing management teams for management of their day-to-day operations. Consequently, their operational success, as well as the success of our internal growth strategy, will be dependent on the continued efforts of the management teams of the initial businesses. We will seek to provide such persons with equity incentives in their respective businesses and to have employment agreements with certain persons we have identified as key to their businesses. We may also maintain key man life insurance on certain of these individuals. However, these insurance policies would not fully offset the loss to our businesses, and our organization generally, that would result from our losing the services of these key individuals. As a result, the loss of services of one or more members of our management team or the management team at one of our businesses could materially adversely affect our financial condition, business and results of operations.

We face risks with respect to the evaluation and management of acquisitions.

A component of our strategy is to acquire additional businesses. Generally, because many of these businesses are held privately, we may experience difficulty in evaluating potential target businesses as the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks. Further, the time and costs associated with identifying and evaluating potential target businesses and their industries may cause a substantial drain on our resources and may divert our management team’s attention away from operations for significant periods of time.

In addition, we may have difficulty effectively managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors including limitations in the standards, controls, procedures and policies of such acquisitions. We may experience greater than expected costs or difficulties relating to such acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition, which may have a material adverse effect on our financial condition, business and results of operations.

We face competition for acquisitions of businesses that fit our acquisition strategy.

We have been formed to acquire and manage middle market businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we will need to use third party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be at price levels that exceed what we originally determine to be appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be attractive acquisition opportunities.

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We may not be able to successfully fund _acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy and materially adversely impact our financial condition, business and results of operations.

In order to make future, we intend to raise capital primarily through debt financing at either the Company or operating subsidiary level, additional equity offerings, the sale of stock or assets of our businesses, by offering equity in our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Since the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at the Company level. Another source of capital for us may be the sale of additional shares, subject to market conditions and investor demand for the shares at prices that we consider to be in the interests of our stockholders. These risks may materially adversely affect our ability to pursue our acquisition strategy successfully and materially adversely affect our financial condition, business and results of operations.

We may have difficulty integrating the operations of companies or businesses that we may acquire and may incur substantial costs in connection therewith.

A significant component of our growth strategy is the acquisition of other operations. The process of integrating the operations of an acquired company may create unforeseen operating difficulties and expenditures. The key areas where we may face risks and uncertainties include:

●	the need to implement or remediate appropriate controls, procedures and policies at companies that, prior to the acquisition, lacked these controls, procedures and policies;

●	disruption of ongoing business, diversion of resources and of management time and focus from operating our business to acquisitions and integration challenges;

●	our ability to achieve anticipated benefits of acquisitions by successfully marketing the service offerings of acquired businesses to our existing partners and customers, or by successfully marketing our existing service offerings to customers and partners of acquired businesses;

●	the negative impact of acquisitions on our results of operations as a result of large one-time charges, substantial debt or liabilities acquired or incurred, litigation, amortization or write down of amounts related to deferred compensation, goodwill and other intangible assets, or adverse tax consequences, substantial depreciation or deferred compensation charges;

●	the inability to generate sufficient revenue to offset acquisition costs;

●	the need to ensure that we comply with all regulatory requirements in connection with and following the completion of acquisitions;

●	the possibility of acquiring unknown or unanticipated contingencies or liabilities;

●	retaining employees and clients and otherwise preserving the value of the assets of the businesses we acquire; and

●	the need to integrate each acquired business’s accounting, information technology, human resource and other administrative systems to permit effective management.

In order to achieve the growth, we seek, we may acquire numerous smaller market participants, which could require significant attention from management and increase risks, costs and uncertainties associated with integration. The businesses and other assets we acquire in the future may not achieve sufficient revenue or profitability to justify our investment, and any difficulties we may encounter in the integration process could interfere with our operations and reduce operating margins. We may need to make substantial capital and operating expenditures which may negatively impact our results in the near term, and the acquisitions may never meet our expectations.

Adverse economic conditions could negatively affect our results of operations and financial condition.

Our results of operations are sensitive to changes in overall economic conditions that impact consumer and commercial spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, interest rates and tax rates could reduce our revenues. A general reduction in the level of business activity could adversely affect our financial condition and/or results of operations.

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A significant disruption in, or breach in security of, our information technology systems could adversely affect our business.

We will rely on the efficient and uninterrupted operation of complex information technology systems. All information technology systems are vulnerable to damage or interruption from a variety of sources. As our business grows in size and complexity, we anticipate that the growth will place significant demands on our information technology systems.

We expect to upgrade our information systems on an ongoing basis and periodically implement new software and software applications to manage certain of our business operations. As we implement and add functionality, problems could arise that we have not foreseen. Such problems could disrupt our ability to run our business in a timely and efficient manner. When we upgrade or change systems, we may suffer interruptions in service, loss of data or reduced functionality. In addition, if our new systems fail to provide accurate data our results of operations and cash flows could be adversely affected.

Our businesses will also rely on our technology infrastructure, among other functions, to sell their products and services, bill, collect and make payments, provide services and support to customers, fulfill contractual obligations and otherwise conduct business. Their systems may be vulnerable to damage or interruption from natural disasters, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, unauthorized access to customer or employee data or company trade secrets, and other attempts to harm their systems. Certain of these systems may not be redundant, and our disaster recovery planning may not be sufficient for every eventuality. Despite any precautions we may take, such problems could result in, among other consequences, interruptions in services, which could harm our reputation and financial results. Any of the cyber-attacks, breaches or other disruptions or damage described above, if significant, could materially interrupt our operations, delay services, result in theft of our and our customers’ information and trade secrets, damage customer, business partner and employee relationships and our reputation or result in defective products or services, legal claims and proceedings, liability and penalties under privacy laws and increased cost for security and remediation, each of which could adversely affect our business and financial results.

We may lack operational control over certain companies in which we invest.

We may make certain strategic investments in various businesses without acquiring all or a majority ownership stake in those businesses. To the extent that such investments represent a minority or passive stake in any business, we may have little to no participation, input or control over the management, policies, and operations of such business. Further, we may lack sufficient ownership of voting securities to impact, without the vote of additional equity holders, any matters submitted to stockholders or members of such business for a vote.

There is inherent risk in making minority equity investments in companies over which we have little to no control. Without control of the management and decision-making of these businesses, we cannot control their direction, strategy, policies and business plans, and we may be powerless to improve any declines in their performance, operating results and financial condition. If any company in which we are a minority investor suffers adverse effects, it may not be able to continue as a going business concern, and we may lose our entire investment.

We will rely entirely on distributions from our businesses to satisfy our financial obligations.

The Company’s only business will be equity interests in the businesses we acquire. Therefore, we will be dependent upon the ability of our businesses to generate earnings and cash flow and distribute them to us to enable us to satisfy our financial obligations. The ability of our businesses to make distributions to us may be subject to limitations under laws of the jurisdictions in which they are incorporated or organized. If, as a consequence of these various restrictions, we are unable to generate sufficient distributions from our businesses, we may not be able to satisfy our financial obligations.

We may not acquire 100% of our operating businesses and while the Company is expected to receive cash payments from our businesses which will be in the form of dividends and distributions, if any dividends or distributions were to be paid by our businesses, they will be shared pro rata with the minority stockholders of our businesses and the amounts of distributions made to minority stockholders would not be available to us for any purpose, including satisfaction of our financial obligations. Any proceeds from the sale of a business will be allocated among us and the minority stockholders of the business that is sold.

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We may have conflicts of interest with the minority shareholders of our businesses.

The boards of directors of our respective businesses will have fiduciary duties to all their stockholders, including the Company and minority stockholders. As a result, they may make decisions that are in the best interests of their stockholders generally, but which are not necessarily in the best interest of the Company or our stockholders. In dealings with the Company, the directors of our businesses may have conflicts of interest and decisions may have to be made without the participation of directors appointed by the Company, and such decisions may be different from those that we would make.

We may engage in a business transaction with one or more target businesses that have relationships with our officers or our directors, which may create potential conflicts of interest.

We may decide to acquire one or more businesses with which our officers or our directors have a relationship. While we might obtain a fairness opinion from an independent investment banking firm, potential conflicts of interest may still exist with respect to a particular acquisition, and, as a result, the terms of the acquisition of a target business may not be as advantageous to our shareholders as it would have been absent any conflicts of interest.

If in the future we cease to control and operate our businesses, we may be deemed to be an investment company under the Investment Company Act.

In connection with our investment activities, we have the latitude to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control or cease to operate and control our businesses, we may be deemed to be an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us and otherwise will subject us to additional regulation that will be costly and time-consuming.

Risks Relating Generally to our Businesses

Our results of operations may vary from quarter to quarter, which could adversely impact the market price of our Shares.

Our results of operations may experience significant quarterly fluctuations because of various factors, which include, among others:

●	the general economic conditions including employment levels, of the industry and regions in which each of our businesses operate;

●	seasonal shifts in demand for the products and services offered by certain of our businesses;

●	the general economic conditions of the customers and clients of our businesses;

●	the timing and market acceptance of new products and services introduced by our businesses; and

●	the timing of our acquisitions of other businesses.

Based on the foregoing, quarter-to-quarter comparisons of our consolidated results of operations and the results of operations of each of our businesses may adversely impact the market price of our shares. In addition, historical results of operations may not be a reliable indication of future performance for our businesses.

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Our businesses may be vulnerable to economic fluctuations as demand for their products and services tends to decrease as economic activity slows.

Demand for the products and services provided by businesses we acquire may be, sensitive to changes in the level of economic activity in the regions and industries in which they do business. Regardless of the industry, pressure to reduce prices of goods and services in competitive industries increases during periods of economic downturns, which may cause compression on our businesses’ financial margins. A significant economic downturn could have a material adverse effect on the business, results of operations and financial condition of each of our businesses and therefore on our financial condition, business and results of operations.

Our businesses may be dependent upon the financial and operating conditions of their customers and clients. If the demand for their customers’ and clients’ products and services declines, demand for their products and services will be similarly affected and could have a material adverse effect on their financial condition, business and results of operations.

The success of our businesses’ customers and clients’ products and services in the market and the strength of the markets in which these customers and clients operate affect our businesses. Our businesses’ customers and clients will be subject to their own business cycles, thus posing risks to these businesses that are beyond our control. These cycles are unpredictable in commencement, severity and duration. Due to the uncertainty in the markets served by our businesses’ customers and clients, our businesses may not be able to cannot accurately predict the continued demand for their customers’ and clients’ products and services and the demands of their customers and clients for their products and services. As a result of this uncertainty, past operating results, earnings and cash flows may not be indicative of our future operating results, earnings and cash flows. If the demand for their customers’ and clients’ products and services declines, demand for their products and services will be similarly affected and could have a material adverse effect on their financial condition, business and results of operations.

The industries in which our businesses may compete are highly competitive and they may not be able to compete effectively with competitors.

Our businesses face substantial competition from a number of providers of similar services and products. Some industries in which our businesses compete are highly fragmented and characterized by intense competition and low margins. They compete with independent businesses and service providers. Many of their competitors have substantially greater financial, manufacturing, marketing and technical resources, have greater name recognition and customer allegiance, operate in a wider geographic area and offer a greater variety of products and services. Increased competition from existing or potential competitors could result in price reductions, reduced margins, loss of market share or reduced results of operations and cash flows.

Our businesses may not have long-term contracts with their customers and clients and the loss of customers and clients could materially adversely affect their financial condition, business and results of operations.

Our businesses may be based primarily upon individual orders and sales with their customers and clients and will not be party to long-term supply contracts with their customers and clients. As such, their customers and clients could cease using their services or buying their products from them at any time and for any reason. If they do not enter into long-term contracts with their customers and clients means they may have no recourse in the event a customer or client no longer wants to use their services or purchase products from them. If a significant number of their customers or clients elect not to use their services or purchase their products, it could materially adversely affect their financial condition, business and results of operations.

The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objective of another business we own and operate.

Our businesses may operate in different industries and face different risks and opportunities depending on market and economic conditions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we may own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

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Risks Related to our Common Stock

Investors should not rely on the accuracy of forward-looking statements made by us.

To the extent that we or any of our officers were to provide any forward-looking statements, investors must recognize that any such forward-looking statements are based upon assumptions and estimates. We cannot make any representations as to the accuracy and reasonableness of such assumptions or the forward-looking statements based thereon. The validity and accuracy of those forward-looking statements will depend in large part on future events that we cannot foresee and may or may not prove to be correct. Consequently, there can be no assurance that our actual operating results will correspond to any of the forward-looking statements. Accordingly, an investment in our Shares should not be made in reliance on forward-looking statements prepared or provided by us.

We cannot guarantee the continued existence of an active established public trading market for our Shares.

Our shares are currently quoted on the OTCQB tier of the over-the-counter market operated by OTC Markets Group, Inc. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Shares for reasons unrelated to operating performance. Accordingly, OTCQB may provide less liquidity for holders of our Shares than a national securities exchange such as the Nasdaq Stock Market. There is no assurance that we can successfully maintain an active established trading market for our Shares.

The price of our Shares is likely to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Shares.

Our Share price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Shares at or above your original purchase price. The market price for our Shares stock may be influenced by many factors, many of which are out of our control, including those discussed in this “Risk Factors” section and elsewhere in this prospectus and the following:

●	our operating and financial performance and prospects;

●	success of competitive products or services;

●	regulatory or legal developments in the United States, especially changes in laws or regulations applicable to our products and services;

●	additions or departures of key management personnel;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	introductions or announcements of new products offered by us or significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors and the timing of such introductions or announcements;

●	our ability to effectively manage our growth;

●	our quarterly or annual earnings or those of other companies in the industries in which we participate;

●	actual or anticipated changes in estimates to or projections of financial results, development timelines or recommendations by securities analysts;

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●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	the public’s potential adverse reaction to our intention not to publish any guidance with respect to future earnings;

●	the public’s reaction to our press releases, other public announcements or our competitors’ businesses;

●	market conditions in which we may operate as well as general economic conditions;

●	our ability or inability to raise additional capital through the issuance of equity or debt or other arrangements and the terms on which we raise it;

●	trading volume of our Shares;

●	changes in accounting standards, policies, guidance or principles;

●	significant lawsuits, including stockholder litigation; and

●	general economic, industry and market conditions, including those resulting from natural disasters, severe weather events, terrorist attacks and responses to such events.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Shares could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

The stock market in general, and market prices for the securities of companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our Shares, regardless of our operating performance.

In several recent situations when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, the defense and disposition of the lawsuit could be costly and divert the time and attention of our management and harm our operating results.

Our Class A common stock is currently deemed to be a “penny stock” and is restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a shareholder’s ability to buy and sell our common stock.

Our Class A common stock is currently classified as a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our Shares are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse in each of the two preceding years, with a reasonable expectation of having such income in the current year. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our Shares. We believe that the penny stock rules may discourage investor interest in, and limit the marketability of, our Shares.

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In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our Shares, which may limit your ability to buy and sell our Shares.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our Shares.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to a promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that requires us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The incurrence of such costs is an expense to our operations, may increase as the Company grows and therefore have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Shares common stock.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Shares less attractive to investors.

We are currently a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Provisions in our charter documents and Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management, even if beneficial to our stockholders.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that some stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions could also limit the price that investors might be willing to pay in the future for our Shares, possibly depressing the market price of our Shares.

In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace members of our management team.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Shares, the market price of our Shares could decline.

The trading market for our Shares likely will be influenced by the research and reports that equity and debt research analysts publish about the industry, us and our business. The market price of our Shares could decline if one or more securities analysts downgrade our shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our shares, the market price of our Shares would likely decline.

Because we do not intend to pay dividends for the foreseeable future, you may not receive any return on investment unless you sell your Shares for a price greater than that which you paid for them.

We do not intend to pay dividends for the foreseeable future, and our stockholders will not be guaranteed, or have contractual or other rights, to receive dividends. Our board of directors may, in its discretion, modify or repeal our dividend policy or discontinue entirely the payment of dividends. The declaration and payment of dividends depends on various factors, including: our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

In addition, under Delaware law, our board of directors may not authorize payment of a dividend unless it is either paid out of our surplus, or if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Our authorized preferred stock exposes holders of our Class A common stock to certain risks.

Our certificate of incorporation authorizes the issuance of up to 62,500,000 shares of preferred stock, par value $0.001 per share, of which 1,000 shares are designated and issued as the Series A Preferred Share and 125,001 shares are designated and issued as the Series B Preferred Shares. The remaining authorized but unissued preferred stock constitutes what is commonly referred to as “blank check” preferred stock. This type of preferred stock may be issued by the board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (a) rate of dividends payable thereon; (b) price, terms and conditions of redemption; (d) voluntary and involuntary liquidation preferences; (d) provisions of a sinking fund for redemption or repurchase; (e) terms of conversion to common stock, including conversion price, and (f) voting rights. Such preferred stock may provide our board of directors the ability to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our Shares could be depressed to some extent by the existence of the outstanding and authorized but unissued preferred stock. As of the date of this prospectus, 125,001 shares of preferred stock have been issued.

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Future sales of Shares may affect the market price of our Shares.

We cannot predict what effect, if any, future sales of our Shares, or the availability of Shares for future sale, will have on the market price of our Shares. Sales of substantial amounts of our Shares in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our Shares and may make it more difficult for you to sell your Shares at a time and price which you deem appropriate.

Issuances under the Purchase Agreement may cause dilution to existing stockholders.

Existing stockholders likely will experience increased dilution with decreases in market value of our Shares in relation to our issuances of Shares under the Purchase Agreement, which could have a material adverse impact on the value of their Shares. The formula for determining the number of Shares to be issued under the Purchase Agreement is based, in part, on the market price of the common shares and is equal to the lowest closing bid price of our Shares over the thirty (30) trading days before the conversion notice is tendered by us to the selling stockholders. As a result, the lower the market price of our common stock at and around the time we issue Shares under the Purchase Agreement, the more of our Shares the selling stockholder receives. Any increase in the number of Shares issued as a result of decreases in the prevailing market price would compound the risks of dilution. The selling stockholders may resell some, if not all, of the shares that we issue to them under the Purchase Agreement and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent conversions would require us to register additional Shares for issuance. Under these circumstances, the existing stockholders of the Company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our Shares to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our Shares into the public market by the selling stockholder, and because our existing stockholders may disagree with a decision to sell Shares under the Purchase Agreement at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

There is an increased potential for short sales of our Class A common stock due to the sale of Shares pursuant to the Purchase Agreement, which could materially affect the market price of our shares.

Downward pressure on the market price of our Class A common stock that likely will result from resales of the Shares issued pursuant to the Purchase Agreement could encourage short sales of Shares by market participants other than the selling stockholders. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Short sales are used to capitalize on an expected decline in the security’s price – typically, investors who sell short believe that the price of the stock will fall and anticipate selling at a price higher than the price at which they will buy the stock. Significant amounts of such short selling could place further downward pressure on the market price of our Class A common stock.

Resales of Shares purchased by the selling stockholders under the Purchase Agreement may cause the market price of our Shares to decline.

Pursuant to the Purchase Agreement, we are registering 100,000,000 Shares, which are to be issued to the selling stockholders at a discount to market or upon conversion of the Series B Shares held by them. The selling stockholders will have the financial incentive to sell the Shares issuable under the Purchase Agreement in advance of or upon receiving such Shares and to realize the profit equal to the difference between the discounted price and the current market price of the Shares. This may cause the market price of our Shares to decline. Following the issuance of the Shares pursuant to the Purchase Agreement or upon conversion of the Series B Preferred Shares they hold,, the selling stockholders may offer and resell such Shares at a price and time determined by them. The timing of sales and the price at which the Shares are sold by the selling stockholder could have an adverse effect upon the public market for our Shares. There may be no independent or third-party underwriter involved in the offering of the Shares held by or to be received by the selling stockholders under the Purchase Agreement or upon conversion of the Series B Preferred Shares, and there can be no guarantee that the disposition of those Shares will be completed in a manner that is not disruptive to the market for our Shares. We may be unable to issue Shares under the Purchase Agreement to the selling stockholders if the trading volume in our Shares is not sufficient to allow the selling stockholders to publicly sell the Shares.

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Although we are restricted from issuing Shares under the Purchase Agreement to the selling stockholders if the purchase of such Shares would result in a selling stockholder owning more than 4.99% of our issued and outstanding Shares following such issuance, such restriction does not prevent the selling stockholders from selling a large number of Shares, resulting in substantial dilution to the value of Shares held by existing stockholders.

We are prohibited from issuing Shares to the selling stockholders pursuant to the Purchase Agreement if the issuance of shares would result in a selling stockholder holding more than 4.99% of the then-outstanding Shares. This restriction, however, does not prevent the selling stockholders from selling Shares previously received pursuant to the Purchase Agreement, and then receiving additional Shares pursuant to the Purchase Agreement or upon a conversion of Series B Preferred Shares. In this way, the selling stockholders could acquire and sell more than 9.99% of the outstanding Shares in a relatively short time frame while never holding more than 9.99% at one time.

Because the purchase price paid by the selling stockholders for Shares issued under the Purchase Agreement is based on a discount to the market price of our Class A common stock, if the market price declines, we may be unable to continue to issue Shares pursuant to the Purchase Agreement without registering additional Shares, which would impose additional costs in connection with the Purchase Agreement.

If the market price of our common stock declines, the number of Shares issuable in connection with the Purchase Agreement will increase. Accordingly, the Shares registered for resale under this prospectus may be insufficient to permit us to issue additional Shares in connection with the Purchase Agreement. In such an event, we would be required to, and would, file an additional registration statement or registration statements to cover the resale of additional Shares issuable pursuant to the Purchase Agreement. The filing of the additional registration statement would impose additional costs in connection with the Purchase Agreement.

We may issue additional debt and equity securities which are senior to our Shares as to distributions and in liquidation, which could materially adversely affect the market price of our Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. Any preferred securities, if issued by the Company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Shares and diluting your interest in us. In addition, we can use increased leverage from time to time without shareholder approval, which could materially adversely affect the market share price of our Shares.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of applicable Delaware law, our certificate of incorporation or our bylaws; dv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws; or (e) any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in our Shares will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Our directors have limited liability under Delaware law.

Pursuant to our certificate of incorporation, and Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for: liability in connection with a breach of the duty of loyalty; acts or omissions not in good faith; acts or omissions that involve intentional misconduct or a knowing violation of law; dividend payments or stock repurchases that are illegal under Delaware law; or any transaction in which a director has derived an improper personal benefit. Accordingly, except in those circumstances, our directors will not be liable to us or our stockholders for breach of their duty.

There can be no guarantee that the proceeds available to us under the Purchase Agreement will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.

There is no assurance that the funds available to us under the Purchase Agreement will be sufficient to allow us to continue our marketing and sales efforts to the point we achieve profitable operations.

We may not have access to the full amount available under the Purchase Agreement.

Our ability to issue Shares under the Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of Shares issuable under the Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of up to 100,000,000 shares issuable upon the delivery of a put notice to the selling stockholders and conversion of the Series B Shares issued to the selling stockholders as inducement shares. Our ability to issue any additional Shares under the Purchase Agreement will be contingent on our ability to prepare and to file one or more additional registration statements registering the resale of such additional Shares. These registration statements (and any post-effective amendments thereto) may be subject to review and comment by the staff of the SEC and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares under the Purchase Agreement. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to access any amounts under the Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to access all $10,000,000 of the proceeds available contractually under that agreement.

FORWARD-LOOKING STATEMENTS

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words and similar expressions identify forward-looking statements but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions and apply only as of the date of this prospectus..

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USE OF PROCEEDS

The selling stockholders are selling all of the Shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of such Shares. However, we will receive proceeds from the sale of Shares to the selling stockholders pursuant to the Purchase Agreement. We intend to use the net proceeds received from such sales, if any for working capital and general corporate needs.

PLAN OF DISTRIBUTION

Distribution

The selling stockholders may, from time to time, sell any or all of the Shares covered hereby on the OTCQB tier of the over-the-counter market operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. The selling stockholders may sell all or a portion of the Shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of Shares at a stipulated price per Share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the selling stockholder and/or the purchasers.

Any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholders will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

At any time, a particular offer of the Shares is made by the selling stockholders, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the Shares. We may suspend the sale of Shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Penny Stock Rules

Under the rules of the SEC, our Class A common stock will come within the definition of a “penny stock” because the price of our Class A common stock is below $5.00 per Share. As a result, our Shares will be subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the SEC’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

●	Make a suitability determination prior to selling penny stock to the purchaser;
●	Receive the purchaser’s written consent to the transaction; and
●	Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

General

The Company is structured as a holding company with a business strategy focused on owning subsidiaries engaged in a number of diverse business activities. We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Therefore, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the Investment Company Act. In addition, we do not invest or intend to invest in securities as our primary business.

We have accumulated deficit of $7,383,570 as of September 30, 2019 and will likely require significant additional capital to implement our business plan.

Change in Control Transaction

On January 9, 2019, the Capital Park Opportunities Fund LP, a Delaware limited partnership (the “Fund”)Purchaser acquired 335,183 Shares and 1,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) from certain existing securityholders of the Company for an aggregate purchase price of $336.18, The Shares represent 84.4% of the voting power of the Company’s voting stock as of the date of the transaction.

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Contemporaneously with the share sale and purchase transaction, Stewart Garner resigned as the Company’s Chief Executive Officer, Chief Financial Officer and director and Eric C .Blue, a principal of the Fund was appointed as the Company’s Chairman of the Board, Chief Executive Officer, Chief Investment Officer and a director. Moreover, we changed our business focus from the development of proprietary cloud-based software programs to our current business of acquiring majority or minority interests in operating businesses.

As a result of the foregoing transaction, a “change in control” of the Company was deemed to have taken place (the “Change in Control Transaction”).

Recent Developments

Promissory Note Purchase Agreement

On March 6, 2020 (the “Issue Date”), Bridgeway entered into a promissory note purchase agreement (with SBI, on behalf of itself and the other note purchasers (the “Purchasers”), pursuant to which the Purchasers purchased from the Company (a) 12% convertible promissory notes of the Company in an aggregate principal amount of $845,000 (the “12% Notes”) convertible into Shares (the “Conversion Shares”) of and (b) warrants (the “Warrants”) to acquire up to 4,447,368 Shares (the “Warrant Shares”).

The maturity date of the 12% Notes shall be on that day that is nine (9) months after the Issue Date (the “Maturity Date”) and is the date upon which the principal amount of the 12% Notes, as well as all accrued and unpaid interest and other fees, shall be due and payable.

Under the terms of the 12% Notes, the Purchasers shall have the right at any time on or after the Issue Date, to convert (a “Conversion”) all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the 12% Notes, and any other amounts owed under the 12% Notes, into Shares at the Conversion Price (as defined below); provided, however, that in no event shall any Purchaser be entitled to convert any portion of any of the 12% Notes in excess of that portion of any 12% Note upon conversion of which the sum of (a) the number of owned by the Purchaser and its affiliates (other than Shares issuable upon conversion of the 12% Notes or exercise of the Warrants held by such Purchaser) and (b) the number of Shares issuable upon the conversion of the portion of any 12% Note with respect to which the determination of this provision is being made, would result in beneficial ownership by any Purchaser and its affiliates of more than 4.99% of the outstanding Shares (the “Maximum Share Amount”). The “Conversion Price” per share shall be the lower of (i) $0.095 or (ii) the Variable Conversion Price (as defined below) (subject to adjustment). The “Variable Conversion Price” shall mean 70% multiplied by the Market Price (as defined below). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the fifteen (15) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Price” means, as of any date, the lowest VWAP price for the Shares on the applicable trading market trading market (the “Trading Market”) as reported by a reliable reporting service.

Under the terms of the Warrants, the exercise price per Share of to $0.095, subject to adjustment (the “Exercise Price”) Each Warrant contains a cashless exercise option and has a term of five (5) years from the Issue Date.

Acquisition of Procter & Gamble Assets

On May 3, 2019, the Proctor & Gamble Company (“P&G”), C-PAK Consumer Product Holdings LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK”) C-PAK, P&G, and Bridgeway, solely in its capacity as guarantor, entered in an agreement (the “Transaction Agreement”) pursuant to which C-PAK completed an acquisition of certain assets pertaining to P&G’S “Joy” and “Cream Suds” trademarks for $30,000,000 plus assumption of certain liabilities (the “P&G Asset Acquisition”).

The Transaction Agreement contained customary representations, warranties and covenants, including, but not limited to, certain representations by P &G as to the financial statements, contracts, liabilities, and other attributes of the respective assets, and certain limited covenants of C-PAK not to solicit employees following the closing.

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In order to finance the P&G Asset Acquisition, on May 3, 2019, C-PAK and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK IP”, together with C-PAK, the ”Borrowers”) entered into a loan agreement with Piney Lake Opportunities ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC ECI-Master Fund”), in its respective capacities as Administrative Agent, Collateral Agent and Lender, pursuant to which the Borrowers obtained a $22 million term loan (the “Loan Agreement”). C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK Holdings”) is a guarantor under the Loan Agreement.

The interest rate applicable to the borrowing under the Loan Agreement is equal to LIBOR plus a margin of 12.00% which is payable monthly beginning on June 30, 2019. Under the Loan Agreement, the Borrowers were required to repay the unpaid principal amount of the loan quarterly in an amount equal to $440,000 beginning on September 30, 2019. The loan matures on May 3, 2024.

As security for its obligations under the Loan Agreement, C-PAK Holdings and the Borrowers granted a lien on substantially all of the P&G assets to the Lender pursuant to a Guaranty and Security Agreement, by and among the Borrowers, C-PAK Holdings and the Collateral Agent (the “Guaranty and Security Agreement”) and a Trademark Security Agreement by and between C-PAK IP and the Collateral Agent (the “Trademark Security Agreement”).

The Loan Agreement contains customary affirmative and negative covenants, which, among other things, limit the Borrowers’ ability to (a) incur additional indebtedness, (b) pay dividends or make certain distributions or (c) dispose of their assets, grant liens on their assets or otherwise encumber their assets. These covenants are subject to a number of exceptions and qualifications.

In addition to the foregoing, the Company formed C-PAK Holdings and incorporated C-PAK PREFCO SPV I, INC., a Delaware corporation (“PrefCo”).

Under the terms of the Amended and Restated Certificate of Incorporation of PrefCo (the “PrefCo Certificate of Incorporation”), (a) the Company purchased 10,000 shares of common stock from PrefCo for $1,000 and (b) an affiliate of the Lender, Piney Lakes Opportunities NON-ECI Master Fund, LP, a Cayman Islands exempted limited partnership (“PLC NON-ECI Master Fund”), purchased 3,000 shares of Prefco’s Preferred Stock for $3,000,000.

Thereupon, PrefCo purchased 3,000 Preferred Units of C-PAK Holdings for $3,000,000. In accordance with the terms of the Amended and Restated Limited Liability Company Agreement of C-PAK Holdings (the “C-PAK Holdings LLC Agreement”) and pursuant to separate subscription agreements, (a) C-PAK Holdings issued and sold to PLC ECI-Master Fund 1,000 Common Units and (b) C-PAK Holdings issued and sold to PrefCo 9,000 Common Units.

Under the C-PAK Holdings LLC Agreement, holders of Preferred Units are be entitled to receive cumulative preferred distributions which accrue on the sum of $1,000, plus the amount of accrued and unpaid preferred distributions at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same is increased by 2% per annum in the event the Company fails (a) to properly redeem the Preferred Units as required under the C-PAK Holdings LLC Agreement, (b) to pay the Redemption Price upon the liquidation, dissolution or winding-up of C-PAK Holdings or (c) to redeem the Common Units owned by PLC ECI-Master Fund when and if PLC ECI-Master Fund exercised its right to put the Common Units to C-PAK Holdings, at the then fair market value thereof. The holders of the Preferred Units are furthermore entitled to receive distributions before the holders of the Common Units. On each Distribution Payment Date (as defined therein) up to 50% of any Preferred Unit distributions accrued during the quarter ending on such date may be declared and paid in cash. For the portion of the distributions on Preferred Units that are not paid in cash on the Distribution Payment Date, that amount shall be added to the Liquidation Preference and shall thereafter accrue and compound at the Preferred Distribution Rate.

C-PAK Holdings may redeem Preferred Units at any time upon payment of the Redemption Price. In the event of a change of control, insolvency, or liquidation of C-PAK Holdings or any default and acceleration under the Loan Agreement, C-PAK Holdings must redeem the Preferred Units at the Redemption Price. Finally, holders of Preferred Units may elect to sell their Preferred Units to the Company at any time following May 2, 2024 at the applicable Redemption Price.

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Under the C-PAK Holdings LLC Agreement, the “Redemption Price” to be paid (i) before May 2, 2022 is equal to the sum of two (2) times the sum of the sum of (A) $1,000, plus (B)(1) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, plus (2) the amount of the preferred distributions that would accrue during the same period; and (ii) after May 2, 2022, shall be an amount equal to the sum of (Y) $1,000, plus (Z) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same may be adjusted to reflect defaults under the C-PAK Holdings LLC Agreement.

Under certain circumstances of a redemption breach, PLC ECI-Master Fund shall have the right, and not the obligation, to force C-PAK Holdings to effect a sale thereof.

The terms of the PrefCo Certificate of Incorporation mirror the provisions of the C-PAK Holdings LLC Agreement with the terms of the Preferred Stock and Common Stock being similar to the terms of the Preferred Units and the Common Units, respectively. Moreover, the manner in which the Redemption Price on the Preferred Stock is calculated mirrors the manner in which the Redemption Price on the Preferred Units is calculated. Once the Preferred Stock is redeemed under the PrefCo Certificate of Incorporation, PLC NON-ECI Master Fund shall no longer hold an equity interest in PrefCo. Furthermore, at any time after November 2, 2024 through and including November 2, 2025, PLC ECI-Master Fund may compel C-PAK Holdings LLC to repurchase its Common Units at the then fair market value.

In addition, the Company and/or its subsidiaries entered into additional agreements, including a Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement, which memorialize supplemental agreements between the parties related to the transactions described above.

On September 20, 2019, the lender declared the loan to be in default and accelerated the obligations under the Loan Agreement while preserving all of its rights under the Loan Agreement, including without limitation, the right to foreclose on the collateral. The parties are currently seeking to negotiate a resolution to the matter but there can be no guarantee that the resolution to the matter will result in a favorable outcome for the Company and its affiliates.

Business Strategy and Core Strength

We anticipate that the operating businesses we acquire will be managed on a decentralized basis with essentially no centralized or integrated business functions (such as sales, marketing, purchasing, legal or human resources) and minimal involvement by the Company’s corporate senior management teams in the day-to-day business activities of the operating businesses. The Company’s corporate senior management team anticipates that it will participate in and have ultimate responsibility for significant decisions, such as capital allocation, investment activities and the selection of a chief executive officer for each of the operating businesses. We will also be responsible for establishing, implementing and monitoring corporate governance policies and practices, including those at the operating businesses, and participating in the resolution of governance-related issues as needed.

We expect that our business activities at the holding company level will be are managed by a small senior corporate management team,, who will research and identify attractive investment opportunities; delegate responsibilities to competent and motivated managers; set operating subsidiary goals; assist managers in the achievement of those goals; define risk parameters; develop appropriate incentive programs; and monitor progress against long-term objectives.

We believe that our outlook on length of ownership and active management on our part may alleviate the concern that many stakeholders in potential control transactions may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook reduces both the risk that securities or whole businesses may be sold at unfavorable points in the overall market cycle and enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses, which we expect will better enable us to meet our long-term corporate objectives of increasing shareholder value.

Our objective is to grow intrinsic value per share at an attractive rate by retaining capital to reinvest in the productive capabilities of our current subsidiaries, make opportunistic investments, and/or invest in new, anticipated durable earnings streams. Each of these options for capital will be compared to one another on a regular basis, and capital will be deployed according to our management’s judgment as to where it believes allocated capital has the potential to achieve the best long-term return.

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Investment Strategy

We will seek to focus on acquiring operating businesses and securities that (a) can be purchased at a discount to intrinsic value, (b) are managed by competent and incentivized management teams, (c) offer reasonable downside protection and (d) directly contribute to the Company’s strategic goals. Over time, we believe that a focus on these objectives should allow us to consistently deliver targeted investment returns. We plan to target investments into businesses that we believe (i) operate in industries with stable long-term operating profiles, (ii) present a stable unlevered free cash flow profile, (iii) have the ability to quickly adapt to changing economic cycles and (iv) face minimal threats of technological or competitive obsolescence. We intend to primarily target investments in businesses headquartered or with significant operations in North America.

We believe that an investment strategy focused on investments with these character traits coupled with a value investing orientation should continue to present attractive investment opportunities that allow us to build a less correlated portfolio of operating assets that provide shareholders with exposure to a mix of growth and acyclical operating assets that allow us to maximize shareholder value.

Management Strategy

Our management strategy involves the financial and operational management of the businesses that we anticipate acquiring in a manner that seeks to grow earnings and cash flow and, in turn increasing stockholder value. In general, we plan to oversee and support the management team of each of our businesses by, among other things:

i.	recruiting and retaining talented managers to operate our businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

ii.	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;

iii.	assisting management in their analysis and pursuit of prudent organic growth strategies;

iv.	identifying and working with management to execute on attractive external growth and acquisition opportunities; and

v.	forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

Our investment strategy centers around our ability to consistently seek to acquire securities and/or companies at a discount to intrinsic value as determined by various metrics, including without limitation, replacement cost, break-up value, cash flow and earnings power and liquidation value.

We utilize a process-oriented, research-intensive, value-based investing approach. This approach generally involves three (3) critical steps: (i) fundamental credit, valuation, capital structure and security analysis; (ii) intense analysis of fulcrum issues, such as litigation, taxes and regulation, that often affect valuation; and (iii) a deep understanding and analysis of contextual factors that often affect the risk-adjusted attractiveness of an investment position. This approach focuses on exploiting market price dislocations that create attractive buying opportunities. These dislocations may be caused by such factors as broad-based market drawdowns; busted auction processes; out of favor, short term industry perceptions; market euphoria; litigation; complex contingent liabilities; corporate malfeasance and weak corporate governance; general bearish economic conditions; and / or complex and inappropriate capital structures.

While we plan to principally focus on deploying a material portion of our investable capital into acquiring controlling interests in privately held and/or thinly traded middle market operating businesses, we may employ a number of acquisition strategies and are permitted to invest across a variety of industries and types of securities including: (i) publicly traded equities; (ii) publicly traded bonds and privately issued, non-investment grade debt, bank debt and other corporate obligations; and (iii) privately issued and publicly traded structured equity and other preferred equity securities.

Key Elements of Our Strategy:

The key elements of our business strategy include the following:

●	Seek to Acquire Undervalued Assets. We intend to make investments in businesses that we believe are undervalued and have potential for growth. We will also seek to capitalize on investment opportunities arising from market inefficiencies, economic or market trends that have not been identified and reflected in market value, or complex or special situations. Certain opportunities may arise from companies/assets that experience busted sell-side auction processes, disappointing financial results, liquidity or capital needs, lowered credit ratings, revised industry forecasts or legal complications. We may acquire businesses or assets directly or we may establish an ownership position through the purchase of debt or equity securities in the open market or in privately negotiated transactions.

●	Utilize a Low-Cost Model. We believe our low overhead model will allow us to more effectively utilize excess cash flows from our portfolio of operating businesses and securities to enhance stockholder through efficient capital allocation activities.

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●	Internal Resources and External Network Sufficient to Drive Accretive Opportunities. We believe our internal management team and their strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us a strong pipeline of opportunities. Additionally, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

●	Drive Accountability and Financial Discipline in the Management of our Business. Our management team is accountable directly to our board of directors and has day-to-day responsibility for general oversight of our business and for capital allocation decisions of our operating businesses. We continually evaluate our operating subsidiaries with a view towards maximizing value and cost efficiencies, bringing an owner’s perspective to our operating businesses. In each of these businesses, we will look for senior management teams with the expertise to run their businesses and boards of directors to oversee the management of those businesses. Each management team will be responsible for the day-to-day operations of its businesses and directly accountable to its board of directors.

Competition

In our core business, which is the acquisition of operating businesses and securities, we face intense competition, including competition from companies with significantly greater resources than us, and if we are unable to compete effectively with these companies, our market share may decline, and our business could be harmed.

Employees

As of December 31, 2019, we had 13 employees, of which eight (8) were in our consumer product operations and five (5) were in administrative or corporate related activities. None of our employees are subject to collective bargaining agreements. We believe that our relationship with our employees is good.

Legal Proceedings

Due to the nature of our business, we are, from time to time and in the ordinary course of business, involved in routine litigation or subject to disputes or claims related to our business activities, including workers’ compensation claims and employment-related disputes. The Company has no current or pending litigation, disputes or claims against us and in the opinion of our management, none of threatened litigation, disputes or claims against us, if decided adversely, will have a material adverse effect individually or in the aggregate on our financial condition, cash flows or results of operations.

DIVIDEND POLICY

We have not declared or paid dividends on our Shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

Prior to the Change in Control Transaction that took place on January 9, 2019, we were a lifelogging software company that developed and hosted a proprietary cloud-based software solution accessible on iOS and Android devices that offers an enhanced media experience for consumers by augmenting videos, livestreams and photos with additional context information and provided platform that makes it easy to find and use that data when viewing or sharing media. Subsequent to the Change in Control Transaction, we changed the business plan wherein we intend to be structured as a holding company with a business strategy focused on owning subsidiaries engaged in a number of diverse business activities. Accordingly results of operations for the nine months ended September 30, 2019 are not comparable with results of operations for the nine months ended September 30, 2018.

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RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

The following comparative analysis on results of operations was based primarily on the comparative audited financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.

Revenue

The Company had no revenues in fiscal 2018 nor 2017.

Operating Expenses

Total operating expenses for fiscal 2018 decreased by $398,750 compared to fiscal 2017 mainly as a result of a decreases in option expenses to a consultant, research and development, consulting and general and administrative.

Other Income (Expenses)

Other expenses for fiscal 2018 increased by $153,474 compared to fiscal 2017 as a result of, change in fair value of derivative warrants and notes, partially offset by an increase in interest expense. The net loss for fiscal 2018 was $1,144,696, a decrease of $245,276 compared to fiscal 2017, as a result of decreases in operating expenses and other expenses discussed above.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of December 31, 2018, our working capital deficit amounted to $3,052,319 an increase of $1,030,021 as compared to $2,022,298 as of December 31, 2017. This increase is primarily a result of a decrease in cash and increases in accounts payable and notes payable and derivative liabilities.

Net cash used in operating activities was $781 during fiscal 2018 compared to $237,360 in fiscal 2017. The decrease in cash used in operating activities is primarily attributable to our net loss and derivative liabilities, partially offset by a decrease in options issued for consulting services, interest expense, original issue discount on new financing, commitment fee expense for new debt financing, changes in derivative liabilities.

Net cash provided by financing activities during fiscal 2018 was nil compared to $137,100 in fiscal 2017. The decrease was primarily a result of the reduction in proceeds from the note payable.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND SEPTEMBER 30, 2018

The following comparative analysis on results of operations was based primarily on the comparative unaudited condensed interim financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the condensed interim financial statements and the notes to those statements that are included elsewhere in this report.

Revenue

Total revenue was 7,634,095 for period 2019 and Nil period 2018. This was a result of the P&G operations.

Operating Expenses

Total operating expenses were $2,777,365 and $146,738 for the nine months ended September 30, 2019 and 2018, respectively. Total operating expenses during the nine months increased by $2,630,627 compared to 2018 mainly as a result of the increased consulting and legal costs to complete the acquisition of from P&G and operational cost of continuing the business. The increase is operating expenses can also be attributed to the general and administrative expenses incurred by the company during the period.

Other Income (Expenses)

Other expenses for the nine-month period ended September 30, 2019 increase by $667,602 compared to the nine-month period ended June 30, 2018, as a result of the increase in the interest expense on term loan.

Net Loss

The net loss for the nine-month period ended September 30, 2019 was $254,964 a decrease of $728,681 compared to period 2018, as a result of an increase in revenue as discussed above.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of September 30, 2019, our working capital deficit amounted to $6,746,680 an increase of $3,694,361 as compared to $3,052,319 as of December 31, 2018. This increase is primarily a result of the promissory note and accounts payable.

Net cash used in operating activities was $1,823,821 during the nine-month period in 2019 compared to $679 in the nine-month period in 2018. The increase in cash used in operating activities is primarily attributable to the large balances in the accounts receivable and payable in due to the business being fully operational.

Capital Resources

The Company is a holding company and its liquidity needs are primarily for fixed and recurring operational expenses.

As of September 30, 2019, the Company had $1,673,967 of cash and cash equivalents compared to $nil as of December 31, 2018. On a stand-alone basis, as of September 30, 2019, the Company had cash and cash equivalents of $1,673,967 compared to $nil at December 31, 2018.

On May 3, 2019, the Proctor & Gamble Company (“P&G”), C-PAK Consumer Product Holdings LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK”) C-PAK, P&G, and Bridgeway, solely in its capacity as guarantor, entered in an agreement (the “Transaction Agreement”) pursuant to which C-PAK completed an acquisition of certain assets pertaining to P&G’S “Joy” and “Cream Suds” trademarks for $30,000,000 plus assumption of certain liabilities (the “P&G Asset Acquisition”).

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The Transaction Agreement contained customary representations, warranties and covenants, including, but not limited to, certain representations by P &G as to the financial statements, contracts, liabilities, and other attributes of the respective assets, and certain limited covenants of C-PAK not to solicit employees following the closing.

In order to finance the P&G Asset Acquisition, on May 3, 2019, C-PAK and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK IP”, together with C-PAK, the ”Borrowers”) entered into a loan agreement with Piney Lake Opportunities ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC ECI-Master Fund”), in its respective capacities as Administrative Agent, Collateral Agent and Lender, pursuant to which the Borrowers obtained a $22 million term loan (the “Loan Agreement”). C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company and majority-owned subsidiary of the Company (“C-PAK Holdings”) is a guarantor under the Loan Agreement.

The interest rate applicable to the borrowing under the Loan Agreement is equal to LIBOR plus a margin of 12.00% which is payable monthly beginning on June 30, 2019. Under the Loan Agreement, the Borrowers were required to repay the unpaid principal amount of the loan quarterly in an amount equal to $440,000 beginning on September 30, 2019. The loan matures on May 3, 2024.

As security for its obligations under the Loan Agreement, C-PAK Holdings and the Borrowers granted a lien on substantially all of the P&G assets to the Lender pursuant to a Guaranty and Security Agreement, by and among the Borrowers, C-PAK Holdings and the Collateral Agent (the “Guaranty and Security Agreement”) and a Trademark Security Agreement by and between C-PAK IP and the Collateral Agent (the “Trademark Security Agreement”).

The Loan Agreement contains customary affirmative and negative covenants, which, among other things, limit the Borrowers’ ability to (a) incur additional indebtedness, (b) pay dividends or make certain distributions or (c) dispose of their assets, grant liens on their assets or otherwise encumber their assets. These covenants are subject to a number of exceptions and qualifications.

In addition to the foregoing, the Company formed C-PAK Holdings and incorporated C-PAK PREFCO SPV I, INC., a Delaware corporation (“PrefCo”).

Under the terms of the Amended and Restated Certificate of Incorporation of PrefCo (the “PrefCo Certificate of Incorporation”), (a) the Company purchased 10,000 shares of common stock from PrefCo for $1,000 and (b) an affiliate of the Lender, Piney Lakes Opportunities NON-ECI Master Fund, LP, a Cayman Islands exempted limited partnership (“PLC NON-ECI Master Fund”), purchased 3,000 shares of Prefco’s Preferred Stock for $3,000,000.

Thereupon, PrefCo purchased 3,000 Preferred Units of C-PAK Holdings for $3,000,000. In accordance with the terms of the Amended and Restated Limited Liability Company Agreement of C-PAK Holdings (the “C-PAK Holdings LLC Agreement”) and pursuant to separate subscription agreements, (a) C-PAK Holdings issued and sold to PLC ECI-Master Fund 1,000 Common Units and (b) C-PAK Holdings issued and sold to PrefCo 9,000 Common Units.

Under the C-PAK Holdings LLC Agreement, holders of Preferred Units are be entitled to receive cumulative preferred distributions which accrue on the sum of $1,000, plus the amount of accrued and unpaid preferred distributions at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same is increased by 2% per annum in the event the Company fails (a) to properly redeem the Preferred Units as required under the C-PAK Holdings LLC Agreement, (b) to pay the Redemption Price upon the liquidation, dissolution or winding-up of C-PAK Holdings or (c) to redeem the Common Units owned by PLC ECI-Master Fund when and if PLC ECI-Master Fund exercised its right to put the Common Units to C-PAK Holdings, at the then fair market value thereof. The holders of the Preferred Units are furthermore entitled to receive distributions before the holders of the Common Units. On each Distribution Payment Date (as defined therein) up to 50% of any Preferred Unit distributions accrued during the quarter ending on such date may be declared and paid in cash. For the portion of the distributions on Preferred Units that are not paid in cash on the Distribution Payment Date, that amount shall be added to the Liquidation Preference and shall thereafter accrue and compound at the Preferred Distribution Rate.

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C-PAK Holdings may redeem Preferred Units at any time upon payment of the Redemption Price. In the event of a change of control, insolvency, or liquidation of C-PAK Holdings or any default and acceleration under the Loan Agreement, C-PAK Holdings must redeem the Preferred Units at the Redemption Price. Finally, holders of Preferred Units may elect to sell their Preferred Units to the Company at any time following May 2, 2024 at the applicable Redemption Price.

Under the C-PAK Holdings LLC Agreement, the “Redemption Price” to be paid (i) before May 2, 2022 is equal to the sum of two (2) times the sum of the sum of (A) $1,000, plus (B)(1) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, plus (2) the amount of the preferred distributions that would accrue during the same period; and (ii) after May 2, 2022, shall be an amount equal to the sum of (Y) $1,000, plus (Z) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same may be adjusted to reflect defaults under the C-PAK Holdings LLC Agreement.

Under certain circumstances of a redemption breach, PLC ECI-Master Fund shall have the right, and not the obligation, to force C-PAK Holdings to effect a sale thereof.

The terms of the PrefCo Certificate of Incorporation mirror the provisions of the C-PAK Holdings LLC Agreement with the terms of the Preferred Stock and Common Stock being similar to the terms of the Preferred Units and the Common Units, respectively. Moreover, the manner in which the Redemption Price on the Preferred Stock is calculated mirrors the manner in which the Redemption Price on the Preferred Units is calculated. Once the Preferred Stock is redeemed under the PrefCo Certificate of Incorporation, PLC NON-ECI Master Fund shall no longer hold an equity interest in PrefCo. Furthermore, at any time after November 2, 2024 through and including November 2, 2025, PLC ECI-Master Fund may compel C-PAK Holdings LLC to repurchase its Common Units at the then fair market value.

In addition, Capital Park and/or its subsidiaries entered into additional agreements, including a Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement, which memorialize supplemental agreements between the parties related to the transactions described above.

On October 24, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”) and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “selling stockholders”}, pursuant to which the selling stockholders agreed to, in the aggregate between the selling stockholders, purchase from the Company, up to $10,000,000.00 (the “Maximum Commitment Amount”) of our Shares.

Under the terms of the Purchase Agreement, the Company has the right, but not the obligation, to direct a selling stockholder, by its delivery of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of (a) the date on which the selling stockholders shall have purchased Put Shares equal to the Maximum Commitment Amount, (b) October 24, 2021 or (c) written notice of termination by the Company to the selling stockholders (together, the “Commitment Period”), to purchase Put Shares (as defined below).

Notwithstanding any other terms of the Purchase Agreement, in each instance (a) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below), (b) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (b) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same selling stockholder, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (a) such amount that equals 250% of the average daily trading volume of the Shares and (b) $1,000,000. The price paid for each Share (the “Purchase Price”) subject to a Put Notice (the “Put Shares”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one lowest traded price of the Shares on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Shares is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received via DWAC in the applicable selling stockholder’s brokerage account prior to 11:00 a.m. Eastern Time on the respective Clearing Date. “Clearing Date” means the date on which a selling stockholder receives the Put Shares via DWAC in its brokerage account.

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As compensation for the commitments made under the Purchase Agreement, the Company paid to the selling stockholders a commitment fee equal to 4% of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the selling stockholders 28,752 Series B Preferred Shares.

Concurrently with the execution of the Purchase Agreement, the Company and the selling stockholders entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has filed this registration statement which covers the resale by the selling stockholders of any Put Shares which may be issued pursuant to the Purchase Agreement and any and Shares which may be issued upon conversion of the Series B Preferred Shares. The effectiveness of this registration statement is a condition to the ability of the Company to issue a Put Notice to a selling stockholder and consummate the sale of the applicable number of Put Shares to such selling stockholder.

Our subsidiaries’ principal liquidity requirements are expected to be from cash used in operating activities, debt service, R&D expenditures, development of back-office systems, operating costs and expenses, and income taxes.

We expect to finance our future growth and operations, through public offerings and private placements of debt and equity securities, credit facilities, vendor financing, capital lease financing and other financing arrangements, as well as cash generated from the operations of our subsidiaries. In the future, we may also choose to sell assets or certain investments to generate cash.

At this time, we believe that we will be able to continue to meet our liquidity requirements and fund our fixed obligations and other cash needs for our operations for at least the next twelve months through a combination of distributions from our subsidiaries and from raising of debt or equity, refinancing of certain of our indebtedness or preferred stock, other financing arrangements and/or the sale of assets and certain investments. We anticipate that as we continue to scale our operations, we will reinvest cash and receivables into the growth of our various businesses, and therefore do not anticipate keeping a large amount of cash on hand at the holding company level. The ability of our subsidiaries to make distributions to the Company is and will be in the future subject to numerous factors, including restrictions contained in each subsidiary’s financing agreements, regulatory requirements, availability of sufficient funds at each subsidiary and the approval of such payment by each subsidiary’s board of directors, which must consider various factors, including general economic and business conditions, tax considerations, strategic plans, financial results and condition, expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors each subsidiary’s board of directors considers relevant. Although the Company believes that it will be able to raise equity capital, refinance indebtedness or preferred stock, enter into other financing arrangements or engage in asset sales and sales of certain investments sufficient to fund any cash needs that we are not able to satisfy with the funds expected to be provided by our subsidiaries, there can be no assurance that it will be able to do so on terms satisfactory to the Company if at all. Such financing options, if pursued, may also ultimately have the effect of negatively impacting our liquidity profile and prospects over the long-term. In addition, the sale of assets or the Company’s investments may also make the Company less attractive to potential investors or future financing partners.

Off-Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. As of September 30, 2019, we have no off-balance sheet arrangements.

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Critical Accounting Policies and Estimates

Basis of Presentation

The financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the Unites States of America (“US GAAP”), applied on a consistent basis, and are expressed in United States dollars (“USD”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Areas involving significant estimates and assumptions include deferred income tax assets and related valuation allowance, accruals and valuation of derivatives, convertible promissory notes, stock options, and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability including certain market assumptions and pertinent information available to management.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments. The notes payables and derivative liabilities are fair valued as described below.

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Valuation of Derivatives

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date. The change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company analyzed the derivative financial instruments in accordance with ASC 815. The objective is to provide guidance for determining whether an equity-linked financial instrument is indexed to an entity’s own stock. This determination is needed for a scope exception which would enable a derivative instrument to be accounted for under the accrual method. The classification of a non-derivative instrument that falls within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” also hinges on whether the instrument is indexed to an entity’s own stock. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument’s contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument’s settlement provisions. The Company utilized multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model. The Company utilized the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

The derivative liabilities result in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Notes. This derivative liability is marked-to-market each quarter with the change in fair value recorded in the statement of operations. Unamortized discount is amortized to interest expense using the effective interest method over the life of the Convertible Note.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash and cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, is disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Stock-Based Compensation

The Company accounts for stock-based compensation awards issued in accordance with the provision of ASC 718, which requires that all stock-based compensation issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to stock-based awards is recognized over the requisite service period, which is generally the vesting period.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third-party research and development institutions.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings Per Share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the statements of operations) is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive.

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Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

In August, 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates disclosures such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and adds new disclosure requirements for Level 3 measurements. The ASU is effective for fiscal years beginning after December 15, 2019, with early adoption is permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

Classification of restricted cash – In November 2016, the FASB issued accounting guidance related to the presentation and classification of changes in restricted cash on the statement of cash flows where diversity in practice exists. The new standard is required to be applied with a retrospective approach. The guidance is effective January 1, 2018, with early adoption permitted. The adoption did not have a material impact on our financial statements.

In May 2017, an accounting pronouncement was issued by the Financial Accounting Standards Board (“FASB”) ASU 2017-09, “Compensation - Stock Compensation: Scope of Modification Accounting.” ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and early adoption is permitted. The adoption of this pronouncement did not have a material impact on the financial position and/or results of operations.

The Company adopted the accounting pronouncement issued by the Financial Accounting Standards Board (“FASB”) to update guidance on how companies account for certain aspects of share-based payments to employees.

In February 2016, an accounting pronouncement was issued by the FASB to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to current accounting guidance. This pronouncement is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The adoption is required to be applied on a modified retrospective basis for each prior reporting period presented. The Company has not yet determined the effect that the adoption of this pronouncement may have on the financial position and/or results of operations.

Simplifying the measurement for goodwill – In January 2017, the FASB issued guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The new guidance will be applied prospectively and is effective January 1, 2020, with early adoption permitted beginning January 1, 2017.

Clarification on stock-based compensation – In May 2017, the FASB issued accounting guidance to clarify which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The new standard is required to be applied prospectively. The guidance is effective January 1, 2018, with early adoption permitted. The adoption did not have a material impact on our financial statements.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor. All holders of Shares will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the registrant, supervising the development business plan, review of the officers’ performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the registrant. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected.

The Executive Officers and Directors are:

Name	Position	Term(s) of Office
Eric Blue	Chief Executive Office and	January 9, 2019 to present
Director

Eric Blue, age 40, has been the CEO and a director of the Company since January 9, 2019. Mr. Blue brings to the Company over 15 years of private equity, advisory and legal experience and will be responsible for driving the Company’s overall strategy. Prior to joining the Company, Mr. Blue was the founder and managing partner of Capital Park Management Company, a middle market focused private investing platform that focused on control and non-control transactions. In addition to his direct investing experience and prior to founding Capital Park Management Company, Mr. Blue served as an M&A and capital markets attorney as well as an industrials’ focused corporate finance and M&A investment banker. Mr. Blue graduated summa cum laude from Xavier University of Louisiana with a B.S. in finance and graduated with honors from The University of Texas School of Law.

Code of Ethics

The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to Eric Blue, our sole executive officer during the year ended December 31, 2019, Mr. Blue assumed such position upon completion of the Change in Control Transaction on January 9.

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SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Eric Blue	2019	600,000	0	0	0	0	0	0	600,000
CEO

Mr. Blue became our CEO on January 9, 2019. We are not party to an employment agreement with Mr. Blue as of the date of this prospectus.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for our President and Chief Executive Officer, our sole executive officer, outstanding as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Eric Blue	0	0	0	-	-	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric Blue	0	0	0	0	0	0	0

When we expand our board of directors to include “independent” directors, we intend to compensate them with a combination of cash and stock option awards, depending on our financial resources at that time.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of April 8, 2020, by:

●	All of our current directors and executive officers, individually; and

●	All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 9,640,915 shares of our Class A common stock outstanding as of the date of this prospectus. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. For purposes of calculating beneficial ownership with respect to preferred stock with conversion features where the conversion price is variable, we have assumed a conversion price of $0.50 per share. To the extent the actual conversion price was materially higher or lower than $0.50 per share, it could materially impact the beneficial ownership of any holder holding preferred stock with a variable conversion feature. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o the Company, 1015 15th Street NW, Suite 1030, Washington DC 20005.

Name and Address	Amount	Percentage
Eric Blue 1015 15th Street, Suite 1030 Washington DC 20005	335,183(indirect)	1.07%

All Officers and Directors as a Group (1 person)	335,183(indirect)	1.07%

On January 9, 2019, the Capital Park Opportunities Fund LP, a Delaware limited partnership (the “Fund”) acquired 335,183 Shares and 1,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) from certain existing securityholders of the Company for an aggregate purchase price of $336.18. The Shares, together with the Series A Preferred Shares, represent 84.4% of the voting power of the Company’s voting stock as of the date of the transaction. Each share of Series A Preferred Stock is entitled to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting. The Fund is controlled by Eric Blue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We had no transactions with related persons during the years ended December 31, 2018 and, 2017 and the nine months ended September 30, 2019 and September 30, 2018.

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DESCRIPTION OF CAPITAL STOCK

Authorized Capital

The total number shares that we have the authority to issue is two hundred fifty million (250,000,000) common shares, par value $0.001.

Class A Common Stock

As of the date of this prospectus we have 9,640,915 shares of our Class A common Stock issued and outstanding (the “Shares”). The Shares have the following powers, rights, qualifications, limitations and restrictions:

●	The holders of the Shares shall be entitled to one vote for each share of Shares held by them of record at the time for determining the holders thereof entitled to vote.

●	After we shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

●	In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of Shares shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of Shares held by each.

Class B Common Stock

No shares of our Class B common stock are issued and outstanding as of the date of this prospectus. If and when issued in the discretion of our board of directors, our Class B common stock has the following powers, rights, qualifications, limitations and restrictions:

At any time when shares of class B common stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the certificate of incorporation) approval of the board of directors, which approval must include the affirmative vote of all of the Class B directors:

●	Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation of bylaws, in a manner that adversely affects the powers, preferences or rights of the Class B common stock;

●	Dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other deemed liquidation event, or consent to any of the foregoing;

●	Create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of or issue additional shares of Class B common Stock or increase the authorized number of shares of any additional class or series of capital stock;

●	Increase or decrease the authorized number of directors constituting the board of Directors;

●	Hire, terminate, change the compensation of, or amend the employment agreements of, the executive officers of the Company or any subsidiary of the Company, including approving any incentive compensation, option grants or stock awards to executive officers;

●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company;

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●	Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $100,000, or guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director of the Company or any subsidiary, or to any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

●	Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

●	Change the principal business of the Company, enter new lines of business, or exit the current line of business;

●	Enter into any agreement, contract, arrangement or corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000;

●	Enter into or be a party to any transaction outside of the ordinary course of business with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act of any such person or entity; or

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Series A Preferred Stock

On January 9, 2019, the Capital Park Opportunities Fund LP, a Delaware limited partnership (the “Fund”) acquired 335,183 Shares and 1,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) from certain existing securityholders of the Company for an aggregate purchase price of $336.18. The Shares, together with the Series A Preferred Shares, represent 84.4% of the voting power of the Company’s voting stock as of the date of the transaction. Each share of Series A Preferred Stock is entitled to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting. The Fund is controlled by Eric Blue.

Our Series A Preferred Stock (the “Series A Preferred Shares”) has the following powers, rights, qualifications, limitations and restrictions:

Series A Preferred Shares have no redemption rights. Series A Preferred Shares rank senior to the Company’s common stock. In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A Preferred Shares are entitled to receive a preferred return equal to the purchase price paid for such Series A Preferred Shares. The remainder of the amount distributed will be allocated among the holders of common stock and any remaining series of preferred shares pro-rata according to the share ownership of either class. Such receipt by the holder shall subsequently redeem and retire the outstanding Series A Preferred Shares held prorated by the amount received.

Each f Series A Preferred Share is entitled to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Shares shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

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Series B Preferred Stock

As of the date of this prospectus we have 125,001 shares of our Series B Preferred Shares (the “Series B Preferred Shares”) issued and outstanding, which are beneficially owned as follows: (a) SBI Investments LLC, 2014-1: 56,715 shares and (b) Oasis Capital, LLC: 62,286 shares.

Our Series B Preferred Stock (the “Series B Preferred Shares”) has the following powers, rights, qualifications, limitations and restrictions:

Series A Preferred Shares rank senior to the Company’s common stock and pari passu with the Company’s Series A Preferred Shares. In the event of any liquidation, dissolution, or winding up of the Company, holders of Series B Preferred Shares are entitled to receive a preferred return equal to the purchase price paid for such Series B Preferred Shares. The remainder of the amount distributed will be allocated among the holders of common stock and any remaining series of preferred stock pro-rata according to the share ownership of either class. Such receipt by the holder shall subsequently redeem and retire the outstanding Series B preferred shares held prorated by the amount received.

The holders of f Series B Preferred Shares, in preference to the holders of shares of common stock and other capital stock of the Company, will be entitled to receive cash dividends at a rate of 3.0% of the original issue price per annum of the Series B Preferred Shares, which shall initially be $14.00 per share (subject to certain adjustments). Such dividends shall be cumulative and will be payable only (i) as and when declared by the board of directors or (ii) upon the occurrence of certain liquidation events involving the Company.

The holders of f Series B Preferred Shares have the following voting rights:

●	Each share of Series B Preferred Share entitles the holder to one (1) vote on all matters submitted to a vote of the Company’s stockholders.

●	he holders of Series B Preferred Shares, the holders of Series A Preferred Shares, the holders of common Stock and the holders of shares of any other Company capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of the Company’s stockholders.

●	So long as any Series B Preferred Shares are outstanding, the Company will not, without the written consent of holders of at least 66 2/3% of the Series B Preferred Shares, either directly or by amendment, merger, consolidation, or otherwise: (a) liquidate, dissolve or wind-up the affairs of the Company; (b) amend, alter, or repeal any provision of the Company’s certificate of incorporation in any manner adverse to the Series B Preferred Shares; (c) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series B Preferred Shares, or increase the authorized number of f Series B Preferred Shares; or (d) purchase or redeem or pay any dividend on any capital stock prior to the Series B Preferred Shares.

The Series B Preferred Shares are convertible into shares of Class A common stock pursuant to the conversion ratio set forth in the certificate of designation related to the Series B Preferred Shares. Beginning on April 23, 2020, upon the request of holders of at least 66 2/3% of the Series B Preferred Shares k, the Series B Preferred Shares shall be redeemed by the Company upon payment in cash of the applicable liquidation preference. In addition, the Company shall have the right at any time to redeem the Series B Preferred Shares upon payment in cash of the applicable liquidation price.

Transfer Agent

We have retained the services of Transhare Corp., 2849 Executive Drive., Suite 200, Clearwater, FL 33762, to act as our transfer agent.

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SELLING STOCKHOLDERS

The following table details the name of the selling stockholder, the number of shares beneficially owned by the selling stockholders, and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The selling stockholders may sell up to 100,000,000 shares from time to time in one or more offerings under this prospectus. Because the selling stockholder may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of Shares that will be held by the selling stockholders after the offering can be provided. The selling stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the selling stockholders are not affiliates of a broker-dealer. The following table has been prepared on the assumption that all Shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Pursuant to the Registration Rights Agreement described below, upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect, we are required to promptly prepare a supplement or amendment to this registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor, and the selling stockholder will also discontinue sales under this registration statement until the registration statement, as amended or supplemented is available for use by the selling stockholders.

This prospectus covers the resale of 100,000,000 Shares by the selling stockholders issuable upon the Company delivering a put notice to the selling stockholders pursuant to the Purchase Agreement and/or upon conversion of the Series B Preferred Shares issued to the selling stockholders as inducement shares. None of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three year except as follows: Prior to January 9, 2019, the selling stockholders had both been lenders to the Company and in connection with the transactions that closed on January 9, 2019, had effectively all of their outstanding indebtedness to the Company converted into Series B Preferred Shares.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any Shares as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name of Selling Shareholder	Total Shares Owned by Selling Shareholder(1)	Total Shares to be Registered pursuant to this offering(1)	Percentage of common stock before this offering(1)	Number of Shares Owned by selling shareholder after this offering(1)

SBI Investments LLC, 2014-1	226,260	57,504	2.41%	226,260
Oasis Capital, LLC	198,845	57,504	2.16%	198,845

(1)	Calculated based on the right of the holders to immediately convert shares of Series B Preferred Shares and/or certain convertible notes into common shares with such conversion being estimated to have occurred at a conversion price of $0.50 per share. To the extent the actual conversion price was materially higher or lower than $0.50 per share, it could materially impact the beneficial ownership of the Selling Shareholders. The Selling Shareholders are contractually limited from holding on a beneficial ownership basis in excess of 4.99% of the issued and outstanding shares of common stock without providing the Company with prior written notice, which would be required to be provided to the Company on not less than sixty days.”

On October 24, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”) and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “selling stockholders”}, pursuant to which the selling stockholders agreed to, in the aggregate between the selling stockholders, purchase from the Company up to $10,000,000.00 (the “Maximum Commitment Amount”) of our Shares.

Under the terms of the Purchase Agreement, the Company has the right, but not the obligation, to direct a selling stockholder, by its delivery of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of (a) the date on which the selling stockholders shall have purchased Put Shares equal to the Maximum Commitment Amount, (b) October 24, 2021 or (c) written notice of termination by the Company to the selling stockholders (together, the “Commitment Period”), to purchase Put Shares (as defined below).

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Notwithstanding any other terms of the Purchase Agreement, in each instance (a) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below), (b) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (b) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same selling stockholder, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (a) such amount that equals 250% of the average daily trading volume of the Shares and (b) $1,000,000. The price paid for each Share (the “Purchase Price”) subject to a Put Notice (the “Put Shares”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one lowest traded price of the Shares on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Shares is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received via DWAC in the applicable selling stockholder’s brokerage account prior to 11:00 a.m. Eastern Time on the respective Clearing Date. “Clearing Date” means the date on which a selling stockholder receives the Put Shares via DWAC in its brokerage account.

As compensation for the commitments made under the Purchase Agreement, the Company paid to the selling stockholders a commitment fee equal to 4% of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the selling stockholders 28,752 Series B Preferred Shares.

Concurrently with the execution of the Purchase Agreement, the Company and the selling stockholders entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has filed this registration statement which covers the resale by the selling stockholders of any Put Shares which may be issued pursuant to the Purchase Agreement and any and Shares which may be issued upon conversion of the Series B Preferred Shares. The effectiveness of this registration statement is a condition to the ability of the Company to issue a Put Notice to a selling stockholder and consummate the sale of the applicable number of Put Shares to such selling stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144 under the Securities Act provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company) or twelve (12) months (if the issuer is a non-reporting company, as is the case herein), may, under certain conditions, sell all or any of his shares without volume limitation. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three-month period. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. All the Shares not covered by this prospectus are currently eligible for public sale pursuant to Rule 144.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

There is a limited public trading market for the Shares. Our Shares have been quoted on the OTCQB tier of the over-the-countermarket operated by OTC Markets Group Inc. since April 2015. Our common stock is quoted on the OTC Market OTCQB under the symbol “LOGG,” with quotations that commenced in April 2015; however, the market for common shares is extremely limited. No assurance can be given that the present limited market for our common stock will continue or will be maintained.

LEGAL MATTERS

The validity of the Shares being offered hereby will be passed upon Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida.

EXPERTS

Our financial statements as of December 31, 2018 appearing in this prospectus and in the registration statement have been audited by SRCO, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the Shares offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement and exhibits, as well as periodic reports, proxy statements and other documents that we file electronically with the SEC, on the SEC’s website at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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BRIDGEWAY NATIONAL CORP.

Index to

Consolidated Financial Statements

46

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

CONDENSED INTERIM BALANCE SHEET

	As at
	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	$1,673,967	$-
Accounts receivable, trade (no allowance)	7,601,406	-
Prepaid expenses (Note 10)	149,219	-
Due from related party	281,115	-
Total Current Assets	9,705,707	-
Goodwill	17,363,501	-
Intangible assets	11,978,550	-
Property and Equipment, Net	38,977	-

Total Assets	$39,086,735	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable (Note 3)	4,796,980	206,138
Accrued expenses on convertible Notes payable	-	1,279,052
Accrued interest on loan payable	825,407	0
Convertible notes payable, net of unamortized discount $nil (2018 - $11,809) (Note 4)	-	1,105,590
Derivative liability – Notes and warrants (Note 5)	-	461,539
Promissory note (Note 11)	9,950,000	-
Credit facility (Note 12)	880,000	-
Total Current Liabilities	16,452,387	3,052,319
Credit facility (Note 12)	23,082,844	-
Total Liabilities	39,535,231	3,052,319

Stockholders’ Deficiency:
Series A preferred stock, $0.001 par value, 5,000,000 shares authorized, 1,000 shares issued and outstanding (December 31, 2018 – 1,000), respectively (Note 9)	1	1
Series B preferred stock, $0.001 par value, 96,428 authorized, 96,428 shares issued and outstanding (December 31, 2018 – nil), respectively (Note 9)	96	-
Class B common stock, $0.001 par value, 2,500,000 shares authorized, nil shares issued and outstanding (Note 9)	-	-
Class A common stock, $0.007 par value, 22,500,000 shares authorized, 9,558,686 and 9,640,915 issued and outstanding (December 31, 2018 – nil), respectively (Note 9)	9,642	9,642
Additional paid-in capital	6,925,335	4,066,644

Accumulated deficit	(7,383,570)	(7,128,606)
Total stockholders’ deficiency	(448,496)	(3,052,319)

Total Liabilities and Stockholders’ Deficiency	$39,086,735	$-

See accompanying Notes to the condensed interim financial statements.

47

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

CONDENSED INTERIM STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	4,414,010	-	$7,634,095	$-

Cost of revenue	2,046,297	-	3,710,005	-

Gross margin	2,367,713	-	3,924,090	-

Operating Expenses:
Professional fees	547,824	-	1,440,716	-
Option expense – consulting – other	-	31,911	-	95,733
General and administrative	216,957	16,129	696,481	51,005
Amortization expense	324,598	-	640,167	-
Total Operating Expenses	1089,380	48,040	2,777,365	146,738

Gain (loss) from operations	1,278,333	(48,040)	1,146,725	(146,738)

Other income (expenses)
Change in fair value of derivative-Notes (Note 5)	-	(36,484)	-	(102,821)
Interest expense	(825,407)	(106,042)	(1,401,689)	(734,087)
Total other expenses	(825,407)	(142,526)	(1,401,689)	(836,908)

Gain (Loss) before income tax provision	452,926	(190,565)	(254,964)	(983,645)
Income tax provision	-		-

Net Gain (Loss)	452,926	(190,565)	(254,964)	(983,645)

Net Gain(Loss) Per Common Share:
- Basic and Diluted	0.05	(0.02)	(0.03)	(0.10)

Weighted Average Commons Shares Outstanding:
- Basic and Diluted	9,558,686	9,640,915	9,558,686	9,558,534

See accompanying Notes to the condensed interim financial statements.

48

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Preferred stock Par value $0.001				Common stock Par value $0.001 - $0.007		Additional Paid-In	Accumulated	Total Stockholders’
	Number of Shares		Amount $		Number	Amount	Capital	Deficit	Deficiency
	Series A	Series B	Series A	Series B	of Shares	$	$	$	$

Balance, December 31, 2017	1,000	-	$1	-	8,772,736	$8,774	$3,952,837	$(5,983,910)	$(2,022,298)

Common stock issued on conversion of convertible Notes payable (Note 10)	-	-	-	-	868,182	868	7,437	-	8,305
Options granted for consultant (Note 8)	-	-	-	-	-	-	31,911	-	31,911
Net Loss	-	-	-	-	-	-	-	(630,533)	(630,533)

Balance, March 31, 2018	1,000	-	$1	-	9,640,918	$9,642	$3,992,185	$(6,614,443)	$(2,612,615)

Options granted for consultant (Note 8)	-	-	-	-	-	-	31,911	-	31,911
Net Loss	-	-	-	-	-	-	-	(162,547)	(162,547)

Balance, June 30, 2018	1,000	-	$1	-	9,640,918	$9,642	$4,024,096	$(6,776,990)	$(2,743,241)

Options granted for consultant (Note 8)	-	-	-	-	-	-	31,911	-	31,911
Net Loss	-	-	-	-	-	-	-	(190,565)	(190,565)

Balance, September 30, 2018	1,000	-	$1	-	9,640,918	$9,642	$4,056,007	$(6,967,555)	$(2,901,905)

Balance, December 31, 2018	1,000	-	$1	-	9,640,918	$9,642	$4,066,644	$(7,128,606)	$(3,052,319)

Preferred stock issued on conversion of convertible Notes payable (Note 9)	-	96,428	-	96	-	-	$2,858,691	-	$2,858,787
Adjustment	-	-	-	-	(82,232)	-	-	-	-
Net loss	-	-	-	-	-	-	-	$(206,927)	$(206,927)

Balance, March 31, 2019	1,000	96,428	$1	$96	9,558,686	$9,642	$6,925,335	$(7,335,533)	$(400,459)

Net loss	-	-	-	-	-	-	-	$(500,963)	$(500,963)

Balance, June 30, 2019	1,000	96,428	$1	$96	9,558,686	$9,642	$6,925,335	$(7,836,496)	$(901,422)

Net gain	-	-	-	-	-	-	-	$452,926	$452,926

Balance, September 30, 2019	1,000	96,428	$1	$96	9,558,686	$9,642	$6,925,335	$(7,383,570)	$(448,496)

See accompanying Notes to the condensed interim financial statements.

49

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

CONDENSED INTERIM STATEMENTS OF CASHFLOWS

	For the Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from Operating Activities:
Net loss	$(254,964)	$(983,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	640,167	-
Interest expense	12,606	-
Finance fees	92,824	-
Options issued – consulting	-	95,733
Interest expense recognized through accretion of discount on debt	-	31,269
Interest expense recognized through amortization of deferred financing costs	-	683
Change in fair value of derivative liabilities-Notes	-	102,821
Changes in Operating Assets and Liabilities:
Accounts receivable	(7,601,406)	-
Prepaid expenses	(129,298)	2,000
Accounts payable	5,416,250	48,327
Accrued expenses on convertible notes payable	-	702,133
Net Cash Used in Operating Activities	(1,823,821)	(679)

Cash flows from Investing Activities:
Acquisition of business	(30,000,000)	-
Due from related party	(281,115)	-
Purchases of property and equipment	(41,116)	-
Net Cash Used in Investing Activities	(30,322,231)	(679)

Cash flows from Financing Activities:

Proceeds from credit facility, net of financing fees	23,870,020
Proceeds from note payable	9,950,000)	-
Net Cash Provided by Financing Activities	33,820,020)	(679)

Net Change in Cash	1,673,968	(679)

Cash - Beginning of Reporting Period	-	781

Cash - End of Reporting Period	$1,673,968	$102

Supplemental Disclosure of Cash Flow Information
Interest paid	500,961	-
Income tax paid	-	-
Issuance of common stocks for settlement of convertible notes payable	-	$8,305
Issuance of Series B preferred stock for settlement of convertible notes payable	$2,858,787	-

See accompanying Notes to the condensed interim financial statements.

50

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

FOR THE QUARTER ENDED SEPTEMBER 30, 2019

Note 1 - Organization and Operations

Capital Park Holdings Corp., which we refer to as “the Company,” “our Company,” “we,” “us” or “our,” was originally incorporated under the laws of the State of Nevada as Snap Online Marketing Inc. on June 4, 2012 and subsequently changed its name to LifeLogger Technologies Corp., which we were referred to as “LifeLogger.” On April 10, 2019, we reincorporated as a Delaware corporation and changed our name to Capital Park Holdings Corp. Our principal business address is 8117 Preston Road, Suite 300, Dallas, Texas 75225, and our telephone number is (972) 525-8546. We registered as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 26, 2013. We are currently listed for trading on the OTC Pink under the trading symbol “LOGG.” We are in the process of registering a new trading symbol on the OTC Pink. See Note 13 “Subsequent Events” for organizational and operational changes that occurred after March 31, 2019.

On January 9, 2019, Capital Park Opportunities Fund LP, which we refer to as “Capital Park Opportunities Fund,” acquired (i) from SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”) and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main,” together with SBI, the “Selling Shareholders”) 335,183 shares of the Company’s common stock (the “Common Stock”) owned by the Selling Shareholders and (ii) from Stewart Garner (the “Series A Preferred Stock Holder”) 1,000 shares of the Company’s Series A Preferred Stock (the “Preferred Stock”), collectively representing 84.4% of the voting power of the Company’s voting stock. Capital Park Opportunities Fund is managed by Eric Blue, our Chairman, Chief Executive Officer (“CEO”) and Chief Investment Officer (“CIO”).

On April 10, 2019, we converted from a Nevada corporation to a Delaware corporation and adopted new bylaws and a new certificate of incorporation, which amended and restated the company’s Articles of Incorporation in Nevada. Under the new certificate of incorporation, we created an additional series of our stock now named Class B common stock, par value $0.001 per share. Each share of Class B common stock is identical to the Class A common stock in liquidation, dividend and similar rights. The only difference between our Class B common stock and our Class A common stock is that each share of Class B common stock has 10 votes for each share held, while the Class A common stock has a single vote per share, and certain actions cannot be taken without the approval of the holders of the Class B common stock.

Corporate Structure

The Company is structured as a Delaware corporation that we expect to be treated as a corporation for U.S. federal income tax purposes. Your rights as a holder of shares, and the fiduciary duties of the Company’s Board of Directors and executive officers, and any limitations relating thereto are set forth in the documents governing the Company and may differ from those applying to a Delaware corporation. However, the documents governing the Company specify that the duties of its directors and officers will be generally consistent with the duties of a director of a Delaware corporation. The Company’s Board of Directors will oversee the management of the Company and our businesses. Initially, the Company’s Board of Directors will be comprised of five (5) directors, with three (3) of those directors appointed by holders of the Company’s Class A common stock and two (2) of those directors appointed by holders of the Company’s Class B common stock, and at least three (3) of whom will be the Company’s independent directors.

Prior to the transactions that took place on January 9, 2019, we were a lifelogging software company that developed and hosted a proprietary cloud-based software solution accessible on Ios and Android devices that offers an enhanced media experience for consumers by augmenting videos, livestreams and photos with additional context information and providing a platform that makes it easy to find and use that data when viewing or sharing media. Subsequent to transactions that took place on January 9, 2019, in addition to its lifelogging software business, the Company has been structured as a holding company with a business strategy focused on owning subsidiaries engaged in a number of diverse business activities.

51

Note 2 - Summary of Significant Accounting Policies

Liquidity and Basis of Presentation

The accompanying unaudited condensed interim financial statements are expressed in United States dollars (“USD”) and related Notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2018 and Notes thereto contained in the information as part of the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on April 15, 2019.

As discussed in Note 10, the Company has been successful in obtaining financing of $30 million to acquire certain assets from The Procter & Gamble Company, an Ohio corporation (“P&G”).

Use of Estimates

The preparation of condensed interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed interim financial statements and the reported amounts of expenses during the reporting period. Areas involving significant estimates and assumptions include deferred income tax assets and related valuation allowance, accruals, useful lives of property and equipment and intangible assets, and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

52

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability including certain market assumptions and pertinent information available to management. The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments. The non-current financial liabilities including Notes payables and derivative liabilities are fair valued as described below.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the condensed interim financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed interim financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, is disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed

53

Note 2 - Summary of Significant Accounting Policies (continued)

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed interim financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the condensed interim financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings Per Share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16. Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the statements of operations) is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

54

Note 2 - Summary of Significant Accounting Policies (continued)

Recently issued accounting pronouncements

In August, 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates disclosures such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and adds new disclosure requirements for Level 3 measurements. The ASU is effective for fiscal years beginning after December 15, 2019, with early adoption is permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements”, which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will be evaluating the impact this standard will have on the Company’s financial statements.

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

In February 2016, an accounting pronouncement was issued by the FASB to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to current accounting guidance. This pronouncement is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The adoption is required to be applied on a modified retrospective basis for each prior reporting period presented. The Company has not yet determined the effect that the adoption of this pronouncement may have on the financial position and/or results of operations.

Simplifying the measurement for goodwill – In January 2017, the FASB issued guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The new guidance will be applied prospectively and is effective January 1, 2020, with early adoption permitted beginning January 1, 2017.

The Company has evaluated all other new ASUs issued by FASB and has concluded that these updates do not have a material effect on the Company’s condensed interim financial statements as of September 30, 2019.

55

Note 3 - Accounts Payable

	As at
	September 30, 2019	December 31, 2018
Accounts payable	$505,147	$181,831
Trades payable	4,261,835	-
Other payable	29,998	24,307
	$4,796,980	$206,138

Accounts payable include $nil (2018: $28,623) due to a former executive of the Company. The payable balance arose primarily due to consulting charges. The payable is unsecured, non-interest bearing and due on demand.

Accounts payable include $251,498 (2018: $49,441) due to a related party. The payable balance arose primarily due to financing received from a related party to settle outstanding accounts payable. The payable is unsecured, non-interest bearing and due on demand.

Note 4 – Convertible Notes Payable

The movement in convertible Notes payable is as follows:

		Original Amount	Unamortized Discount	Guaranteed Interest Accrued	Net Settlement	December 31, 2018
Opening as of January 1, 2016		$-	$-	$-	$-	$-
Conversion on opening balance	(i)	-	-	-	-	-
Issued: March 9, 2016	(ii)	250,000	-	10,000	-	260,000
Issued: March 9, 2016	(iii)	296,153	-	14,808	(180,908)	130,053
Issued: June 9, 2016	(iv)	87,912	-	4,396	-	92,308
Issued: June 30, 2016	(v)	550,000	(8,956)	22,000	(99,713)	463,331
Issued: April 11, 2017	(vi)	19,167	-	958	-	20,125
Issued: April 11, 2017	(vii)	19,167	-	958	-	20,125
Issued: May 2, 2017	(vi)	14,444	-	722	-	15,166
Issued: May 2, 2017	(vii)	14,444	-	722	-	15,166
Issued: June 1, 2017	(vi)	15,000	-	750	-	15,750
Issued: June 1, 2017	(vii)	15,000	-	750	-	15,750
Issued: August 8, 2017	(vi)	12,778	(566)	639	-	12,851
Issued: August 8, 2017	(vii)	12,778	(567)	639	-	12,851
Issued: September 1, 2017	(vi)	11,667	(725)	584	-	11,526
Issued: November 15, 2017	(vi)	10,278	(996)	514	-	10,294
Issued: November 15, 2017	(vi)	10,278	(994)	514	-	10,295

Ending as of December 31, 2018		$1,339,066	$(11,809)	$58,954	$(280,621)	$1,105,590

Note Conversion: January 9, 2019		$(1,339,066)	$11,809	$(58,954)	$280,621	$(1,105,590)

Ending as of September 30, 2019		-	-	-	-	-

56

Note 4 – Convertible Notes Payable (continued)

(i) Equity Line of Credit

On March 9, 2016, the Company issued an 8% convertible promissory Note in the principal amount of $250,000 to Old Main Capital, LLC (“Old Main”) as a commitment fee for entering into a term sheet whereby Old Main agreed to provide the Company with up to $5,000,000 in financing over a 24 month period through the purchase of the Company’s common stock.

The terms and conditions of the $250,000 Note are substantially identical to the March 2016 Note below except the interest rate which is 8% per annum, half of which is guaranteed and the total amount of interest due on the Note for a period of nine months is deemed earned as of the date the Note was issued.

During the nine months ended September 30, 2019, the remaining balance had been converted into equity shares. Refer to Note 9 for further details.

As at September 30, 2019 the Company owed $nil in principal and the accrued interest was $0.

(ii) Securities Purchase Agreement and Convertible Notes Issued to Old Main Capital, LLC

On March 9, 2016 (the “Issuance Date”) the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to purchase from the Company a convertible promissory Note (the “March 2016 Note”) in the original principal amount of $296,153 for $269,500, net of an original issuance discount of $26,653 (the “Purchase Price”), included in interest expenses. The March 2016 Note bears interest at the rate of 10% per annum, of which there is a guaranteed interest for a period of six (6) months as of the Issuance date. The Purchase Price paid were as follows: (i) $84,500 was paid in cash to the Company on March 12, 2016 (ii) $100,000 was paid in cash to the Company on April 6, 2016 (iii) $85,000 May 6, 2016. The principal from each funding date and the accrued and unpaid interest relating to that principal amount is due and payable on March 9, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the March 2016 Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below.

On June 9, 2016 the Company amended the March 2016 Note whereby the Company revised the Note to remove the equity condition limitations, removed the amortization payment requirements and to permit voluntary conversions in common stock. The Company also revised the conversion price to mean the lesser of (a) the closing price of the Company’s common stock on March 9, 2016 or (b) 60% of the lowest VWAP price of the Company’s common stock for the 15 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. The amendment was accounted for using the extinguishment of debt method. The Company recorded nil (December 31, 2016 - $88,956) loss on extinguishment of debt, which is included in other expenses.

During the nine months ended September 30, 2019, the remaining balance had been converted into equity shares. Refer to Note 9 for further details.

As at December 31, 2018 the Company owed $115,245 (September 30, 2019- $nil) in principal and the accrued interest was $197,149 (September 30, 2019- $nil), which consisted of the guaranteed interest accrued of $14,808 (September 30, 2019- $nil) included in the convertible Notes balance and the remainder of $182,341 (September 30, 2019- $nil) was recorded in accrued expenses on convertible Notes payable, which included the accrued interest and penalty charges.

57

Note 4 – Convertible Notes Payable (continued)

(iii) Securities Purchase Agreement and Convertible Notes Issued to Old Main Capital, LLC

On June 9, 2016 (the “Issuance Date”), the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to purchase from the Company a convertible promissory Note (the “Note”) in the original principal amount of $87,912 for $80,000, net of an original issuance discount of $7,912 (the “Purchase Price”). The Note bears interest at the rate of 10% per annum, of which there is a guaranteed interest for a period of six (6) months as of the Issuance date. The Purchase Price was paid on June 9, 2016 in cash. The principal from the funding date and the accrued and unpaid interest relating to that principal amount was due and payable on June 9, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below. The conversion price is the lesser of (a) the closing price of our common stock on June 9, 2016 or (b) 60% of the lowest VWAP price of the Company’s common stock for the 15 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date.

During the nine months ended September 30, 2019, the remaining balance had been converted into equity shares. Refer to Note 9 for further details.

As at December 31, 2018 the Company owed $87,912 (September 30, 2019 - $nil) in principal and the accrued interest was $120,317 (September 30, 2019- $nil), which consisted of the guaranteed interest accrued of $4,396 (September 30, 2019- $nil) included in the convertible Notes balance and the remainder of $115,921 (September 30, 2019- $nil) was recorded in accrued expenses on convertible Notes payable, which included the accrued interest and penalty chares.

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Note 4 – Convertible Notes Payable (continued)

(iv) Securities Purchase Agreement and Convertible Note Issued to SBI Investments LLC, 2014-1

On June 30, 2016 (the “Issuance Date”) the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with SBI Investments LLC, 2014-1 (“SBI”), whereby SBI agreed to purchase from the Company a convertible promissory Note (the “Note”) in the original principal amount of $550,000 for $500,000 net of an original issuance discount of $50,000 (the “Purchase Price”). The Note bears interest at the rate of 8% per annum, half of which is guaranteed and the total amount of interest due on the Note for a period of six months is deemed earned as of the date the Note was issued. The Purchase Price was paid on June 30, 2016 in cash. The principal from the funding date and the accrued and unpaid interest relating to that principal amount was due and payable on June 30, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below. The conversion price is the lesser of (a) the closing price of the Company’s common stock on June 30, 2016 ($2.40 per share) or (b) 60% of the lowest VWAP price of the Company’s common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. This convertible debt has been accounted for as a derivative liability and is included in the Note 6 derivative liability calculations below.

Beginning six (6) months after the Issuance Date, the Company are required to make bi-weekly amortization payments (one payment every 2 weeks), consisting of 1/12th of the outstanding principal and interest, until the Note is no longer outstanding (each a “Bi-Weekly Payment”). Such Bi- Weekly Payments may be made in cash, or in the Company’s common stock (“Common Stock”) if certain equity conditions are satisfied. Such equity conditions include but are not limited to an average daily dollar volume of the Common Stock greater than $25,000 for the 20 trading days prior to a Bi-Weekly Payment. If the equity conditions are satisfied, and the Company decide to make a Bi-Weekly payment in Common Stock, then the shares of Common Stock to be delivered shall be calculated as follows: the amount of the Bi-Weekly Payment divided by the Base Conversion Price (as defined below). The Base Conversion Price shall equal the lower of (i) the closing price of the Common Stock on June 30, 2016, $2.40 per share, or (ii) 60% of the lowest VWAP of the Common Stock for the 20 trading days immediately prior to the date of the Bi- Weekly Payment.

During the nine months ended September 30, 2019, the remaining principal (December 31, 2018 – $7,709) balance had been converted into equity shares. Refer to Note 9 for further details.

As at December 31, 2018 the Company owed $450,287 (September 30, 2019- $nil) in principal and the accrued interest was $498,424 (September 30, 2019- $nil), which consisted of the guaranteed interest accrued of $22,000 (September 30, 2019- $nil) included in the convertible Notes balance and $476,424 (September 30, 2019- $nil) was recorded in accrued expenses on convertible Notes payable, which included the accrued interest and penalty chares.

(v) Securities Purchase Agreement and Convertible Note Issued to Old Main Capital

On April 7, 2017, the Company entered into a Securities Purchase Agreement with Old Main whereby it agreed to and issued a 10% Convertible Promissory Note in the principal amount of up to $75,000 (the “April 2017 Old Main Note”) payable in tranches as follows: Tranche 1 paid on April 11, 2017: $19,167 consisting of $17,250 (less $1,250 for Old Main’s legal fees) paid to the Company in cash, and less original issue discount of $1,917. Tranche 2 paid on May 2, 2017: $14,444 consisting of $13,000 paid to the Company in cash, and less original issue discount of $1,444. Tranche 3 paid on June 1, 2017: $15,000 consisting of $13,500 paid to the Company in cash, and less original issue discount of $1,500. Tranche 4 paid on August 8, 2017: $12,778 consisting of $11,500 paid to the Company in cash, and less original issue discount of $1,278. Tranche 5 paid on September 1, 2017: $11,667 consisting of $10,500 paid to the Company in cash, and less original issue discount of $1,167. Tranche 6 paid on November 15, 2017: $10,278 consisting of $9,250 paid to the Company in cash, and less original issue discount of $1,028.

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Note 4 – Convertible Notes Payable (continued)

The Old Main has the right to convert all or any part of the outstanding and unpaid principal and interest into shares of the Company’s common stock. The terms of the Convertible Note are as follows:

1.	Old Main has the right from and after a 180 day delay from the Date of Issuance, and until any time until the Note is fully paid, to convert any outstanding and unpaid principal portion of the Note, and accrued interest, into fully paid and non–assessable shares of Common (par value $.001 per share). Bi–weekly amortization payments are due after 6 months.

2.	The Convertible Notes are convertible at a fixed rate of $0.07 with no reset provisions.

3.	Beneficial ownership is limited to 9.99%.

4.	The Company may redeem the Notes for 150% of the redemption amount and accrued interest at any time upon ten days written notice to the Old Main.

5.	In the event of an event of default the Note bears interest at 24% per annum.

During the nine months ended September 30, 2019, the remaining balance had been converted into equity shares. Refer to Note 9 for further details.

As at December 31, 2018 the Company owed $71,667 (September 30, 2019 – $nil) in principal and the accrued interest was $84,605 (September 30, 2019 - $nil), which consisted of the guaranteed interest accrued of $3,583 (September 30, 2019 - $nil) included in the convertible Notes balance and $81,022 (September 30, 2019 – $nil) was recorded in accrued expenses on convertible Notes payable, which includes the accrued interest and penalty chares.

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Note 5 – Derivative Liability

In connection with the sale of debt or equity instruments, the Company may sell options or warrants to purchase the Company’s common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company’s derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, the Company’s current common stock price and expected dividend yield, and the expected volatility of the Company’s common stock price over the life of the instrument.

The following table summarizes the warrant derivative liabilities and convertible Notes activity for the nine months ended September 30, 2019:

Description	Derivative Liabilities
Fair value at December 31, 2017	$347,700
Change due to Issuances	-
Change due to Exercise/Conversion	(596)
Change in Fair Value of warrants and Notes	114,435
Fair value at December 31, 2018	$461,539
Change due to Exercise/Conversion/Cancellation	(461,539)
Change in Fair Value of warrants and Notes	0
Fair value at September30, 2019	$-

The lattice methodology was used to value the embedded derivatives within the convertible Note and the warrants issued, with the following assumptions.

Assumptions	September 30, 2019	December 31, 2018
Dividend yield	-	0.00%
Risk-free rate for term	-	1.93-2.33%
Volatility	-	347.0%-348.4%
Maturity dates	-	0.50-1.69 years
Stock Price	-	0.00

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Note 6 – Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses, derivative liabilities and convertible debt. The estimated fair value of cash and cash equivalents, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments.

The Company utilizes various types of financing to fund its business needs, including convertible debt with warrants attached. The Company reviews its warrants and conversion features of securities issued as to whether they are freestanding or contain an embedded derivative and, if so, whether they are classified as a liability at each reporting period until the amount is settled and reclassified into equity with changes in fair value recognized in current earnings. The fair value of the warrants and the embedded conversion feature of the convertible debt is classified as a liability. Some of these units have embedded conversion features that are treated as a discount on the Notes. Such financial instruments are initially recorded at fair value and amortized to interest expense over the life of the debt using the effective interest method.

Inputs used in the valuation to derive fair value are classified based on a fair value hierarchy which distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one - Quoted market prices in active markets for identical assets or liabilities;

Level two - Inputs other than level one inputs that are either directly or indirectly observable; and

Level three - Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company’s derivative liability is measured at fair value on a recurring basis. The Company classifies the fair value of these convertible Notes and warrants derivative liability under level three. The Company’s settlement payable is measured at fair value on a recurring basis based on the most recent settlement offer. The Company classifies the fair value of the settlement payable under level three. The Company’s rescission liability is measured at fair value on a recurring basis based on the most recent stock price. The Company classifies the fair value of the rescission liability under level one.

Based on ASC Topic 815 and related guidance, the Company concluded the common stock purchase warrants are required to be accounted for as derivatives as of the issue date due to a reset feature on the exercise price. At the date of issuance warrant derivative liabilities were measured at fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The Company records the fair value of these derivatives on its balance sheet at fair value with changes in the values of these derivatives reflected in the statements of operations as “Gain (loss) on derivative liabilities.” These derivative instruments are not designated as hedging instruments under ASC 815-10 and are disclosed on the balance sheet under Derivative Liabilities.

The following table presents liabilities that are measured and recognized at fair value on a recurring and non-recurring basis:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Derivatives	$-	$-	$-	$-
Fair Value at September 30, 2019	$-	$-	$-	$-

Derivatives	$-	$-	$461,539	$(114,435)
Fair Value at December 31, 2018	$-	$-	$461,539	$(114,435)

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Note 7 – Stock Options:

The following is a summary of stock option activity:

		Weighted	Weighted Average
	Options	Average Exercise	Remaining Contractual	Aggregate Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2018	200,000	$3.00	1.42
Granted	-
Forfeited	-
Cancelled	(200,000)
Exercised	-
Outstanding, September 30, 2019	-	$-	-	$-
Exercisable, September 30, 2019	-	$-	-	$-

The fair value of the stock options was amortized to stock option expense over the vesting period. The Company recorded stock option expense of $nil, included in operating expenses, during the nine months ended September 30, 2019, and $106,370 during the year ended December 31, 2018. At September 30, 2019, the unamortized stock option expense was $nil (December 31, 2018 - $nil)

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted were as follows:

2019
Risk-free interest rate	1.93% to 2.33%
Expected life of the options	0.50 to 2.44 years
Expected volatility	316.6% to 420.8%
Expected dividend yield	0%

As at September 30, 2019, the Company had the following warrant securities outstanding:

Common Stock Warrants
December 31, 2018	36,667
Less: Exercised	-
Less: Expired/Cancelled	36,667
Add: Issued	-
September 30, 2019	-

During the nine-month period ended September 30, 2019, nil warrants expired unexercised and 36,667 warrants were cancelled.

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Note 8 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Stew Garner	Chairman, CEO, CFO and director (resigned effective January 9, 2019)
Eric Blue	Chairman, CEO, CFO and director (effective January 9, 2019)

Consulting services from Officer

Consulting services provided by the officer for the nine months ended September 30, 2019 and 2018

	September 30, 2019		September 30, 2018

President, Chief Executive Officer and Chief Financial Officer	$	nil	$	nil

$281,115 is receivable from related party as at nine months ended September 30, 2019. The receivable is unsecured, non-interest bearing with no terms of repayment. There are no indications for impairment.

Note 9- Stockholders’ Deficiency

Shares Authorized

The Company’s authorized capital stock consists of 22,500,000 shares of Class A common stock, par value $0.001 per share, 2,500,000 Class B common stock, par value $0.001per share, 5,000,000 shares of Series A preferred stock, par value $0.001 per share and 96,428 Series B preferred stock, par value $0.001 per share.

On January 9, 2019, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”), and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main”). Pursuant to the Conversion Agreement, SBI converted $916,666.67 of principal and accrued interest owed to SBI by the Company pursuant to a promissory Note into 54,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), in full satisfaction of such obligation. Pursuant to the Conversion Agreement, Old Main converted $733,333.33 of principal and accrued interest owed to Old Main by the Company pursuant to a promissory Note into 42,429 shares of the Company’s Series B Preferred Stock in full satisfaction of such obligation.

Effective as of April 10, 2019, the Company reincorporated to the State of Delaware from the State of Nevada and amended its Articles of Incorporation to decrease its authorized capital stock from 500,000,000 to 30,000,000 shares, of which 25,000,000 will be common stock and 5,000,000 will be preferred stock, of which, 1,000 shares have been previously designated as Series A Preferred Stock (the “Series A Preferred Stock”) and 96,428 shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock”). In connection with the Company reincorporating to the State of Delaware, the Company also filed certificates of designation, preferences and rights for the Series A Preferred Stock and Series B Preferred Stock with the Secretary of State of the State of Delaware.

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Note 9- Stockholders’ Deficiency (Continued)

Common Stock

Common Shares Issued for Cash

No common shares were issued for cash during the six months ended September 30, 2019.

Common Shares Issued for Non- Cash

No common shares were issued for non-cash during the nine months ended September 30, 2019.

Preferred Stock

On January 9, 2019, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”), and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main”). Pursuant to the Conversion Agreement, SBI converted $916,666.67 of principal and accrued interest owed to SBI by the Company pursuant to a promissory Note into 54,000 shares (the “SBI Conversion Shares”) of the Company’s Series B Preferred Stock in full satisfaction of such obligation and Old Main converted $733,333.33 of principal and accrued interest owed to Old Main by the Company pursuant to a promissory Note into 42,429 shares (the “Old Main Conversion Shares”) of the Company’s Series B Preferred Stock in full satisfaction of such obligation.

On October 24, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with SBI and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “Investors”, and each, an “Investor”), pursuant to which the Investors agreed to, in the aggregate between the Investors, purchase from the Company up to Ten Million Dollars ($10,000,000.00)(the “Maximum Commitment Amount”) of the Common Stock.

Under the terms of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct an Investor, by its delivery to the Investor of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of: (i) the date on which the Investors shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) October 24, 2021, or (iii) written notice of termination by the Company to the Investors (together, the “Commitment Period”), to purchase Put Shares.

Notwithstanding any other terms of the Purchase Agreement, in each instance, (i) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below), (ii) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (iii) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same Investor, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (i) such amount that equals two hundred fifty percent (250%) of the average daily trading volume of the Common Stock and (ii) One Million Dollars ($1,000,000.00). The price paid for each share of Common Stock (the “Purchase Price”) subject to a Put Notice (each, a “Put Share”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one (1) lowest traded price of the Common Stock on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five (5) consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received as DWAC Shares in the applicable Investor’s brokerage account prior to 11:00 a.m. EST on the respective Clearing Date. “Clearing Date” means the date on which an Investor receives the Put Shares as DWAC Shares in its brokerage account.

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Note 9- Stockholders’ Deficiency (continued)

Concurrently with the execution of the Purchase Agreement, the Company, SBI and Oasis entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall by December 8, 2019, file with the SEC an initial registration statement on Form S-1 covering the maximum number of Registrable Securities (as defined below) as shall be permitted to be included in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investors, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investors in consultation with their respective legal counsel. “Registrable Securities” means all of the Put Shares which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to an Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all shares of capital stock issued or issuable with respect to Put Shares (as such terms are defined in the Purchase Agreement) issued or issuable to an Investor, and shares of Common Stock issued to an Investor with respect to the Put Shares and the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

As compensation for the commitments made under the Purchase Agreement, the Company paid to the Investors a commitment fee equal to four percent (4%) of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the Investors 28,752 shares of the Company’s Series B Preferred Stock.

Prior to and in connection with the execution and delivery of the Loan Agreement, Capital Park formed C-PAK Holdings and incorporated C-PAK PREFCO SPV I, INC., a Delaware corporation (“PrefCo”).

Under the terms of the Amended and Restated Certificate of Incorporation of PrefCo (the “PrefCo Certificate of Incorporation”), (i) Capital Park purchased 10,000 shares of Common Stock from PrefCo for $1,000; and (ii) an affiliate of PLC ECI-Master Fund, Piney Lakes Opportunities NON-ECI Master Fund, LP, a Cayman Islands exempted limited partnership (“PLC NON-ECI Master Fund”), purchased 3,000 shares of Preferred Stock in PrefCo for $3,000,000.

Immediately upon receipt of proceeds from the sale of the 3,000 shares of Preferred Stock of PrefCo to PLC NON-ECI Master Fund, PrefCo purchased 3,000 Preferred Units of C-PAK Holdings for $3,000,000. In accordance with the terms of the Amended and Restated Limited Liability Company Agreement of C-PAK Holdings, dated as of May 3, 2019 (the “C-PAK Holdings LLC Agreement”) and pursuant to separate subscription agreements, (i) C-PAK Holdings issued and sold to PLC ECI-Master Fund 1,000 Common Units; and (ii) C-PAK Holdings issued and sold to PrefCo 9,000 Common Units.

Under the C-PAK Holdings LLC Agreement, holders of Preferred Units shall be entitled to receive cumulative preferred distributions which shall accrue on the sum of $1,000, plus the amount of accrued and unpaid preferred distributions at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same shall be increased by 2% per annum in the event the Company fails (a) to properly redeem the Preferred Units as required under the C-PAK Holdings LLC Agreement, (b) to pay the Redemption Price upon the liquidation, dissolution or winding-up of C-PAK Holdings; or (c) to redeem the Common Units owned by PLC ECI-Master Fund when and if PLC ECI-Master Fund exercised its right to put the Common Units to C-PAK Holdings, at the then fair market value thereof. The holders of the Preferred Units shall furthermore be entitled to receive distributions before the holders of the Common Units. On each Distribution Payment Date up to fifty percent (50%) of any Preferred Unit distributions accrued during the quarter ending on such date may be declared and paid in cash. For the portion of the distributions on Preferred Units that are not paid in cash on the Distribution Payment Date, that amount shall be added to the Liquidation Preference and shall thereafter accrue and compound at the Preferred Distribution Rate.

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Note 9- Stockholders’ Deficiency (continued)

C-PAK Holdings may redeem Preferred Units at any time upon payment of the Redemption Price. In the event of a change of control, insolvency, or liquidation of C-PAK Holdings or any default and acceleration under the Loan Agreement, C-PAK Holdings must redeem the Preferred Units at the Redemption Price. Finally, holders of Preferred Units may elect to sell their Preferred Units to the Company at any time following May 2, 2024 at the applicable Redemption Price.

Under the C-PAK Holdings LLC Agreement, the “Redemption Price” to be paid (i) before May 2, 2022 is equal to the sum of two (2) times the sum of the sum of (A) $1,000, plus (B)(1) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, plus (2) the amount of the preferred distributions that would accrue during the same period; and (ii) after May 2, 2022, shall be an amount equal to the sum of (Y) $1,000, plus (Z) the amount of accrued and unpaid preferred distributions calculated at a rate of 13% per annum plus the LIBOR rate set forth under the Loan Agreement, as the same may be adjusted to reflect defaults under the C-PAK Holdings LLC Agreement.

Under certain circumstances of a redemption breach, PLC ECI-Master Fund shall have the right, and not the obligation, to force C-PAK Holdings to affect a sale thereof.

The terms of the PrefCo Certificate of Incorporation mirror the provisions of the C-PAK Holdings LLC Agreement with the terms of the Preferred Stock and Common Stock being similar to the terms of the Preferred Units and the Common Units, respectively. Moreover, the manner in which the Redemption Price on the Preferred Stock is calculated mirrors the manner in which the Redemption Price on the Preferred Units is calculated. Once the Preferred Stock is redeemed under the PrefCo Certificate of Incorporation, PLC NON-ECI Master Fund shall no longer hold an equity interest in PrefCo. Furthermore, at any time after November 2, 2024 through and including November 2, 2025, PLC ECI-Master Fund may compel C-PAK Holdings LLC to repurchase its Common Units at the then fair market value.

In addition, Capital Park and/or its subsidiaries entered into additional agreements, including a Stockholders’ Agreement, Investors’ Rights Agreement and Management Services Agreement, each dated as of May 3, 2019, which memorialize supplemental agreements between the parties related to the transactions described above.

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Note 10- Acquisition of Business Acquisition

On May 3, 2019, C-PAK, P&G, and Capital Park, solely in its capacity as guarantor, entered in an agreement (the “Transaction Agreement”) and completed an acquisition under thereto of certain assets pertaining to the “Joy” and “Cream Suds” trademarks for $30,000,000 plus assumption of certain liabilities.

In the Transaction Agreement, C-PAK and P&G have agreed to certain customary representations, warranties and covenants, including, but not limited to, certain representations as to the financial statements, contracts, liabilities, and other attributes of the respective assets, and certain limited covenants of C-PAK not to solicit employees following the closing.

The purchase price of $30,000,000 was allocated as follows:

Tangible assets
Molds	7,500
Prepaid expenses	20,000
Total	$27,500
Transfer taxes	(1)
Intangible asset
Intellectual Property/Technology	1,028,000
Customer Base	6,806,000
Tradenames - trademarks	4,775,000
Total	$12,609,000
Goodwill	17,363,501
Total net assets acquired	$30,000,000
Total cash consideration paid	$30,000,000

Goodwill represents the future economic benefits arising largely from the synergies expected from combining the operations of the Company and acquisitions of the business that could not be individually identified and separately recognized. The Company reviews goodwill for impairment at least annually and more frequently if events or changes in circumstances indicate it is more likely than not that the fair value of a reporting unit is below its carrying amount. The annual review for goodwill impairment is performed as of the first day of the fourth quarter of each fiscal year. The Company tests for goodwill impairment at the reporting unit level, which is at or one level below the operating segment level. Management determined there were no indications of impairment on the net assets acquired.

The identifiable intangible assets are expected to be amortized on a straight-line basis over the estimated useful lives indicated. The fair value of identifiable intangible assets acquired was determined using income approaches. Significant assumptions utilized in the income approach were based on Company-specific information and projections, which are not observable in the market and are thus considered Level 3 measurements as defined by authoritative guidance. The intangible assets are amortized over a period of 10 years, in accordance with the terms of their purchase agreement with P&G.

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Note 11- Promissory note

P&G Secured Promissory Note

In connection with the entering into of the Transaction Agreement, C-PAK (together with certain affiliates, the “Note Borrowers”) entered into a Senior Secured Promissory Note (the “Secured Note”) in the original principal amount of $9,500,000 with P&G, in its respective capacity as the “Note Lender.”

The interest rate applicable to the borrowing under the Secured Note is equal to 6.00% which is deferred and payable on the maturity date of the Secured Note. Under the Secured Note, the Borrowers must repay the unpaid principal amount of the Secured Note on September 13, 2019. The Note was not repaid as at maturity date and is currently undergoing renegotiations for terms of repayment.

The Secured Note contains customary affirmative and negative covenants, which, among other things, limit the Borrower’s ability to (i) incur additional indebtedness, (ii) pay dividends or make certain distributions or (iii) dispose of its assets, grant liens or encumber its assets. These covenants are subject to a number of exceptions and qualifications. For the nine-month period ended September 30, 2019, the Company accrued $150,477 in interest, included in accounts payable.

Note 12 – Credit Facility

Senior Secured Credit Facility

On May 3, 2019, C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”) and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company (“C-PAK IP”, together with C-PAK, the “Borrowers”) entered into a loan agreement with Piney Lake Opportunities ECI Master Fund LP, a Cayman Islands exempted limited partnership (“PLC ECI-Master Fund”), in its respective capacities as the “Administrative Agent”, “Collateral Agent” and “Lender”, pursuant to which the Borrowers obtained a $22 million term loan (the “Loan Agreement”). The proceeds of the loan were used to acquire certain assets from The Procter & Gamble Company, an Ohio corporation (“P&G”) and to pay fees and expenses related thereto. The Borrowers are subsidiaries of a majority-owned subsidiary of the Company, C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company (“C-PAK Holdings”). C-PAK Holdings is a guarantor under the Loan Agreement. As disclosed in Note 9, an additional balance of $3,000,000 was obtained from PLC ECI-Master Fund by related company, C-PAK. The terms are aligned with the Senior Secured Credit Facility below.

The interest rate applicable to the borrowing under the Loan Agreement is equal to LIBOR plus a margin of 12.00% which is payable monthly beginning on June 30, 2019. Under the Loan Agreement, the Borrowers must repay the unpaid principal amount of the loans quarterly in an amount equal to $440,000 which was to begin on September 30, 2019. The Loan Agreement will mature on May 3, 2024. As at September 30, 2019, the monthly instalments were not yet repaid as management is currently renegotiating the terms of the Agreement with the lender. For the nine-month period ended September 30, 2019, the Company paid $500,961 in interest and accrued $825,407 included in accrued interest on loan payable.

As security for its obligations under the Loan Agreement, C-PAK Holdings and the Borrowers granted a lien on substantially all of its assets to the Lender pursuant to a Guaranty and Security Agreement dated May 3, 2019, by and among the Borrowers, C-PAK Holdings and the Collateral Agent (the “Guaranty and Security Agreement”) and a Trademark Security Agreement dated May 3, 2019 by and between C-PAK IP and the Collateral Agent (the “Trademark Security Agreement”).

The Loan Agreement contains customary affirmative and negative covenants, which, among other things, limit the Borrower’s ability to (i) incur additional indebtedness, (ii) pay dividends or make certain distributions or (iii) dispose of its assets, grant liens or encumber its assets. These covenants are subject to a number of exceptions and qualifications.

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Noe 13 - Subsequent Events

The Company’s management has evaluated subsequent events up to December 13, 2019 the date the condensed interim financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent event:

Equity Line of Credit

On October 24, 2019, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with SBI and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “Investors”, and each, an “Investor”), pursuant to which the Investors agreed to, in the aggregate between the Investors, purchase from the Company up to Ten Million Dollars ($10,000,000.00)(the “Maximum Commitment Amount”) of the Common Stock. Under the terms of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct an Investor, by its delivery to the Investor of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of: (i) the date on which the Investors shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) October 24, 2021, or (iii) written notice of termination by the Company to the Investors (together, the “Commitment Period”), to purchase Put Shares.

Notwithstanding any other terms of the Purchase Agreement, in each instance, (i) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below), (ii) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (iii) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same Investor, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (i) such amount that equals two hundred fifty percent (250%) of the average daily trading volume of the Common Stock and (ii) One Million Dollars ($1,000,000.00). The price paid for each share of Common Stock (the “Purchase Price”) subject to a Put Notice (each, a “Put Share”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one (1) lowest traded price of the Common Stock on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five (5) consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received as DWAC Shares in the applicable Investor’s brokerage account prior to 11:00 a.m. EST on the respective Clearing Date. “Clearing Date” means the date on which an Investor receives the Put Shares as DWAC Shares in its brokerage account.

Concurrently with the execution of the Purchase Agreement, the Company, SBI and Oasis entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall by December 8, 2019, file with the SEC an initial registration statement on Form S-1 covering the maximum number of Registrable Securities (as defined below) as shall be permitted to be included in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investors, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investors in consultation with their respective legal counsel. “Registrable Securities” means all of the Put Shares which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to an Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all shares of capital stock issued or issuable with respect to Put Shares (as such terms are defined in the Purchase Agreement) issued or issuable to an Investor, and shares of Common Stock issued to an Investor with respect to the Put Shares and the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

Note 13 - Subsequent Events (continued)

As compensation for the commitments made under the Purchase Agreement, the Company paid to the Investors a commitment fee equal to four percent (4%) of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the Investors 28,752 shares of the Company’s Series B Preferred Stock.

70

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Capital Park Holdings Corp. (formerly known as LifeLogger Technologies Corp.) (the “Company”):

Opinion on the Financial Statements

We have audited the accompanying balance sheets of the Company as of December 31, 2018 and 2017 and the related statements of operations, changes in stockholders’ deficiency, and cash flows for each of the years in the two-year period ended December 31, 2018 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SRCO Professional Corporation

We have served as the Company’s auditor since 2016	CHARTERED PROFESSIONAL ACCOUNTANTS
Richmond Hill, Ontario, Canada	Authorized to practice public accounting by the
April 15, 2019	Chartered Professional Accountants of Ontario

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CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

BALANCE SHEETS

	As at December 31, 2018	As at December 31, 2017

ASSETS

Current Assets:
Cash	$-	$781
Prepaid expenses	-	2,000
Deferred financing costs	-	683

Total current assets	-	3,464

Total Assets	-	3,464

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts payable (Note 4)	206,138	129,295
Accrued expenses on convertible notes payable	1,279,052	467,733
Convertible notes payable, net of unamortized discount of $11,809 and (2017 - $44,074) (Note 5)	1,105,590	1,081,034
Derivative liablity - notes and warrants (Note 6)	461,539	347,700

Total current liabilities	3,052,319	2,025,762

Total liabilities	3,052,319	2,025,762

Stockholders’ Deficiency:

Preferred stock par value $0.001: 5,000,000 shares authorized;
Preferreed Shares Series A 1,000 and 1,000 shares issued and outstanding, respectively (Note 10)	1	1
Common stock par value $0.001: 495,000,000 shares authorized; 9,640,915 and 8,772,734 shares issued and outstanding, respectively (Note 10)	9,642	8,774
Additional paid-in capital	4,066,644	3,952,837
Accumulated deficit	(7,128,606)	(5,983,910)

Total stockholders’ deficiency	(3,052,319)	(2,022,298)

Total Liabilities and Stockholders’ Deficiency	-	3,464

Subsequent events (Note 11)

See accompanying notes to the financial statements.

72

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

STATEMENTS OF OPERATIONS

	For the Year
	Ended	Ended
	December 31, 2018	December 31, 2017

Revenue	$-	$-

Cost of revenue	-	-

Gross margin	-	-

Operating Expenses:
Research and development	-	12,726
Consulting -related parties	-	75,600
Consulting - other	-	68,553
Option expense - consulting - other	106,370	285,850
General and administrative	79,623	142,014

Total operating expenses	185,993	584,743

Loss from operations	(185,993)	(584,743)

Other income (expenses)
Change in fair value of derivative-warrants (Note 6)	-	5,517
Change in fair value of derivative-notes (Note 6)	(114,435)	(185,057)
Interest expense	(844,268)	(625,689)

Total other expenses	(958,703)	(805,229)

Loss before income tax provision	(1,144,696)	(1,389,972)

Income tax provision (Note 9)	-	-

Net Loss	$(1,144,696)	$(1,389,972)

Net Loss Per Common Share:
- Basic and Diluted	$(0.12)	$(0.26)

Weighted Average Common Shares Outstanding:
- Basic and Diluted	9,581,451	5,252,137

See accompanying notes to the financial statements.

73

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

	Preferred stock par value $0.001		Common stock par value $0.0001		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Number of Shares	Amount $	Number of Shares	Amount $	Capital $	Deficit $	(Deficiency) $
	(a)		(a)
Balance, December 31, 2016	-	-	2,063,151	$2,063	$3,365,116	$(4,594,037)	$(1,226,858)

Preferred stock issued	1,000	1	-	-	-	99	100
Common stock issued on conversion of convertible notes payable (Note 10)			6,709,583	6,711	301,871	-	308,582
Options granted for consultant (Note 8)			-	-	285,850	-	285,850
Net loss						(1,389,972)	(1,389,972)

Balance, December 31, 2017	1,000	1	8,772,734	8,774	3,952,837	(5,983,910)	(2,022,298)

Common stock issued on conversion of convertible notes payable (Note 10)			868,181	868	7,437	-	8,305
Options granted for consultant (Note 8)			-	-	106,370	-	106,370
Net loss						(1,144,696)	(1,144,696)

Balance, December 31, 2018	1,000	1	9,640,915	9,642	4,066,644	(7,128,606)	(3,052,319)

See accompanying notes to the financial statements.

74

CAPITAL PARK HOLDINGS CORP.

(formerly known as LIFELOGGER TECHNOLOGIES CORP.)

STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2018	December 31, 2017

Operating Activities:
Net loss	$(1,144,696)	$(1,389,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	-	384
Loss on disposal of asset	-	6,457
Options issued - consulting	106,370	285,850
Issuance of common stocks for settlement of convertible notes payable	8,305	-
Interest expense recognized through accretion of discount on debt	23,959	94,406
Original issue discount on new financing	-	15,500
Interest expense recognized through amortization of deferred financing costs	683	5,177
Change in fair value of derivative liabilities-notes	114,435	185,057
Change in fair value of derivative liabilities-warrants	-	(5,517)
Changes in Operating Assets and Liabilities:
Prepaid expenses	2,000	(750)
Accounts payable and accrued expenses	76,843	114,394
Accrued expenses on convertible notes payable	811,319	451,654

Net Cash Used in Operating Activities	(781)	(237,360)

Financing Activities:
Issuance of preferred stock	-	100
Proceeds from note payable	-	137,000

Net Cash Provided by Financing Activities	-	137,100

Net Change in Cash	(781)	(100,260)

Cash - Beginning of Reporting Period	781	101,041

Cash - End of Reporting Period	$-	$781

Supplemental Disclosure of Cash Flow Information:

Interest paid	$-	$-

Income Tax Paid	$-	$-

Supplemental Cash Flow Information

Issuance of common stocks for settlement of convertible notes payable	$8,305	$308,582

See accompanying notes to the financial statements.

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CAPITAL PARK HOLDINGS CORP.

For the Years Ended December 31, 2018 and 2017

Notes to the Financial Statements

Note 1 - Organization and Operations

LifeLogger Technologies Corp. (the “Company”) was incorporated under the laws of the State of Nevada on June 4, 2012 under the name Snap Online Marketing Inc. The Company changed its name effective as of January 31, 2014 and is a lifelogging software company that developed and hosts a proprietary cloud-based software solution accessible on Ios and Android devices that offers an enhanced media experience for consumers by augmenting videos, livestreams and photos with additional context information and providing a platform that makes it easy to find and use that data when viewing or sharing media. See Note 11 “Subsequent Events” for organizational changes that occurred after December 31, 2018.

Effective as of February 22, 2017, the Company amended its Articles of Incorporation to increase its authorized capital stock from 125,000,000 to 500,000,000 shares, of which 495,000,000 will be common stock and 5,000,000 will be preferred stock, of which, 1,000 preferred shares have been previously designated as Series A Preferred Stock (the “Series A Preferred Stock”) and effected a 1 for 30 reverse stock split of its issued and outstanding shares of common stock. The number of shares outstanding prior to the reverse stock split was 68,976,690, and was converted into 2,299,223 number of shares. All per share amounts and number of shares in the financial statements and related notes have been retroactively restated to reflect the reverse stock split.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the Unites States of America (“US GAAP”), applied on a consistent basis, and are expressed in United States dollars (“USD”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals and valuation of derivatives, convertible promissory notes, stock options, and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

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The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability including certain market assumptions and pertinent information available to management.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments. The notes payables and derivative liabilities are fair valued as described below.

Valuation of Derivatives

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date. The change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company analyzed the derivative financial instruments in accordance with ASC 815. The objective is to provide guidance for determining whether an equity-linked financial instrument is indexed to an entity’s own stock. This determination is needed for a scope exception which would enable a derivative instrument to be accounted for under the accrual method. The classification of a non-derivative instrument that falls within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” also hinges on whether the instrument is indexed to an entity’s own stock. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument’s contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument’s settlement provisions. The Company utilized multinomial lattice models that value the derivative liability based on a probability weighted discounted cash flow model. The Company utilized the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

The derivative liabilities result in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Notes. This derivative liability is marked-to-market each quarter with the change in fair value recorded in the statement of operations. Unamortized discount is amortized to interest expense using the effective interest method over the life of the Convertible Note.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash and cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, is disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Stock-Based Compensation

The Company accounts for stock-based compensation awards issued in accordance with the provision of ASC 718, which requires that all stock-based compensation issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to stock-based awards is recognized over the requisite service period, which is generally the vesting period.

There were 200,000 options outstanding as of December 31, 2018 (December 31, 2017 – 200,000).

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings Per Share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the statements of operations) is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. The Company excluded 200,000 shares of their common stock issuable upon exercise of options and 36,667 shares of their common stock issuable upon exercise of warrants as of December 31, 2018 as their effect was anti-dilutive.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

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Recently issued accounting pronouncements

In August, 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates disclosures such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and adds new disclosure requirements for Level 3 measurements. The ASU is effective for fiscal years beginning after December 15, 2019, with early adoption is permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

In June 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-07) to expand the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. We are currently in the process of evaluating the effects of this pronouncement on our financial statements, including potential early adoption.

Classification of restricted cash – In November 2016, the FASB issued accounting guidance related to the presentation and classification of changes in restricted cash on the statement of cash flows where diversity in practice exists. The new standard is required to be applied with a retrospective approach. The guidance is effective January 1, 2018, with early adoption permitted. The adoption did not have a material impact on our financial statements.

In May 2017, an accounting pronouncement was issued by the Financial Accounting Standards Board (“FASB”) ASU 2017-09, “Compensation - Stock Compensation: Scope of Modification Accounting.” ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and early adoption is permitted. The adoption of this pronouncement did not have a material impact on the financial position and/or results of operations.

The Company adopted the accounting pronouncement issued by the Financial Accounting Standards Board (“FASB”) to update guidance on how companies account for certain aspects of share-based payments to employees.

In February 2016, an accounting pronouncement was issued by the FASB to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to current accounting guidance. This pronouncement is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted. The adoption is required to be applied on a modified retrospective basis for each prior reporting period presented. The Company has not yet determined the effect that the adoption of this pronouncement may have on the financial position and/or results of operations.

Simplifying the measurement for goodwill – In January 2017, the FASB issued guidance to simplify the accounting for goodwill impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The new guidance will be applied prospectively and is effective January 1, 2020, with early adoption permitted beginning January 1, 2017.

Clarification on stock-based compensation – In May 2017, the FASB issued accounting guidance to clarify which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The new standard is required to be applied prospectively. The guidance is effective January 1, 2018, with early adoption permitted. The adoption did not have a material impact on our financial statements.

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Note 3 - Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $7,128,606 at December 31, 2018, a net loss of $1,144,696 and net cash used of $781 in operating activities for the year ended December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Although the Company has recently broadened its business and operating model in an effort to generate more sufficient and stable sources of revenues and cash flows, its cash position may not be sufficient to support its daily operations. While the Company believes that its new business and operating model presents a viable strategy to generate sufficient revenue and believes in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Accounts Payable

	As at December 31, 2018 ($)	As at December 31, 2017 ($)
Trade accounts payable and related parties	$181,831	$104,988
Other payable	24,307	24,307
	$206,138	$129,295

Trade accounts payable include $28,623 (2017: $28,623) due to a former executive of the Company, primarily due to the consulting charges. Also included in accounts payable is $49,441 (2017:$0) due to a current executive and significant convertible note holder of the Company, primarily due to payments made on behalf of the Company. The payables are unsecured, non-interest bearing and due on demand.

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Note 5 – Convertible Notes Payable

a.	Convertible Notes Payable

The movement in convertible notes payable is as follows:

		Original amount	Unamortized discount	Guaranteed interest accrued	Net settlement	December 31, 2018	December 31, 2017
Opening as of January 1, 2016		$-	$-	$-	$-	$-	$189,921
Conversion on opening balance	(i)	-	-	-	-	-	(189,921)
Issued: March 9, 2016	(ii)	250,000	-	10,000	-	260,000	260,000
Issued: March 9, 2016	(iii)	296,153	-	14,808	(180,908)	130,053	130,053
Issued: June 9, 2016	(iv)	87,912	-	4,396	-	92,308	92,308
Issued: June 30, 2016	(v)	550,000	(8,956)	22,000	(99,713)	463,331	471,040
Issued: April 11, 2017	(vi)	19,167	-	958	-	20,125	15,983
Issued: April 11, 2017	(vii)	19,167	-	958	-	20,125	15,983
Issued: May 2, 2017	(vi)	14,444	-	722	-	15,166	12,275
Issued: May 2, 2017	(vii)	14,444	-	722	-	15,166	12,277
Issued: June 1, 2017	(vi)	15,000	-	750	-	15,750	12,432
Issued: June 1, 2017	(vii)	15,000	-	750	-	15,750	12,432
Issued: August 8, 2017	(vi)	12,778	(566)	639	-	12,851	10,516
Issued: August 8, 2017	(vii)	12,778	(567)	639	-	12,850	10,515
Issued: September 1, 2017	(vi)	11,667	(725)	584	-	11,526	9,673
Issued: November 15, 2017	(vi)	10,278	(498)	514	-	10,294	7,773
Issued: November 15, 2017	(vii)	10,278	(497)	514	-	10,295	7,774

Ending as of December 31, 2018		$1,339,066	$(11,809)	$58,954	$(280,621)	1,105,590
Ending as of December 31, 2017		$1,339,066	$(44,074)	$58,954	$(272,912)	$-	$1,081,034

(i) Old Main Capital, LLC – September 2015:

On September 14, 2015 (the “Issuance Date”), the Company closed on the transactions contemplated by the securities purchase agreement (the “SPA”) with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to invest $450,000 (the “Purchase Price”) in the Company’s -share capital in exchange for the Note (as defined below) and Warrants (as defined below). Pursuant to the SPA, the Company issued a promissory note to Old Main, in the original principal amount of $473,684, which bears interest at 10% per annum (the “September 2015 Note”). The Purchase Price will be paid as follows: (1) $250,000 funded in cash to the Company on the Issuance Date, (2) the remaining $200,000 within 30 days after the Issuance Date. The principal from each funding date, coupled with the accrued and unpaid interest relating to that principal amount, is due and payable on September 8, 2016 (the “Maturity Date”). Any amount of principal or interest that is due under the September 2015 Note, which is not paid by the Maturity Date, will bear interest at the rate of 24% per annum until it is paid.

Beginning 6 months after the Issuance Date, the Company is required to make bi-weekly amortization payments (one payment every 2 weeks), consisting of 1/12 th of the outstanding principal and interest, until the September 2015 Note is on longer outstanding (each a “Bi-Weekly Payment”). Such Bi-Weekly Payments may be made in cash, or in the Company’s common stock (“Common Stock”) if certain equity conditions are satisfied. Such equity conditions include but are not limited to an average daily dollar volume of the Common Stock greater than $25,000 for the 20 trading days prior to a Bi-Weekly Payment. If the equity conditions are satisfied, and the Company decide to make a Bi-Weekly payment in Common Stock, then the shares of Common Stock to be delivered shall be calculated as follows: the amount of the Bi-Weekly Payment divided by the Base Conversion Price (as defined below). The Base Conversion Price shall equal the lower of (i) the closing price of the Common Stock on September 8, 2015, or (ii) 70% of the average of the lowest VWAP of the Common Stock for the 15 trading days immediately prior to the date of the Bi-Weekly Payment. Additionally, Old Main has the right at any time to convert amounts owed under the September 2015 Note into Common Stock at the closing price of the Common Stock on September 8, 2015. If an event of default under the September 2015 Note occurs, Old Main has the right to convert amounts owed under the September 2015 Note into Common Stock at 52% multiplied by the lowest VWAP of the Common Stock for the 15 trading days immediately prior to the applicable conversion date.

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The September 2015 Note can be prepaid by the Company at any time while the September 2015 Note is outstanding, at a prepayment price of 125% multiplied by the outstanding principal and interest of the September 2015 Note, subject to Old Main’s discretionary acceptance. If an event of default occurs under the September 2015 Note, which is not cured within 10 business days, Old Main has the option to require the Company’s redemption of the September 2015 Note in cash at a redemption price of 130% multiplied by the outstanding principal and interest of the September 2015 Note. The September 2015 Note contains representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments.

Effective on March 9, 2016, the September 2015 Note was amended whereby the conversion price in effect on any Conversion Date shall be equal to the lesser of the (i) closing price of the Common Stock on September 8, 2015 (“Fixed Conversion Price”), or (ii) 60% of the lowest traded price of the Common Stock for the 15 consecutive trading days ending on the trading day that is immediately prior to the applicable Conversion Date. All such determinations were appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. This amendment triggered an extinguishment of the debt since the change in the fair value of the embedded derivative exceeded 10% of the carrying value of the debt. The Company booked a $144,205 loss on extinguishment based on the amendment during the year ended December 31, 2016.

Old Main has converted $473,684 of principal and $28,033 of interest for 283,645 shares ranging in price per share of $1.17 to $2.55. This was completely settled by July 2016.

(ii) Equity Line of Credit

On March 9, 2016, the Company issued an 8% convertible promissory note in the principal amount of $250,000 to Old Main as a commitment fee for entering into a term sheet whereby Old Main agreed to provide the Company with up to $5,000,000 in financing over a 24 month period through the purchase of the Company’s common stock. The proposed equity line will be subject to certain conditions, including, but not limited to, the Company’s filing of a Registration Statement covering the resale of the securities issued to Old Main and the Company’s continued compliance with the disclosure requirements under the Securities Exchange Act of 1934, as amended. Old Main’s commitment to provide funding under the equity line of credit is subject to the Company entering into a definitive and binding agreement related to the proposed equity line of credit and as of September 30, 2016 the Company have not entered into any such agreement.

The terms and conditions of the $250,000 note are substantially identical to the March 2016 Note below except the interest rate which is 8% per annum, half of which is guaranteed and the total amount of interest due on the Note for a period of six months is deemed earned as of the date the note was issued. All interest payments will be payable in cash, or subject to certain equity conditions in cash or common stock in the Company’s discretion. Accrued and unpaid interest shall be due on payable on each conversion date and on the date the note matures, or as otherwise provided for in the note.

Beginning six months after the date of the note, the Company is required to begin to make bi-weekly amortization payments (for the avoidance of doubt, bi-weekly shall mean every two weeks), in cash to Old Main until the note is repaid in full. Each bi-weekly payment shall consist of at least 1/12 th of the total outstanding amount under the note as of the amortization payment date, including the principal, accrued and unpaid interest (prorated through the entire pay-off period pursuant to this paragraph), and any applicable penalties. The Company may make a bi-weekly payment to Old Main in the Company’s common stock, in the event that the equity conditions provided for in the note are satisfied. The maturity date of the note was March 9, 2017 and the holder of the Note have agreed to extend the maturity until September 30, 2017. The Note was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

The Company amended this convertible note on June 9, 2016 to remove the equity condition limitations, removed the amortization payment requirements, to permit voluntary conversions in common stock and revised the conversion price to mean the lesser of (a) the closing price of the Company’s common stock on March 9, 2016 or (b) 60% of the lowest VWAP price of the Company’s common stock for the 15 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. This amendment was treated as an extinguishment of debt and a resultant loss on extinguishment of debt of $94,030 was realized, and recorded in other expenses during the year ended December 31, 2016.

As at December 31, 2018 the Company owed $250,000 (December 31, 2017 - $250,000) in principal and the accrued interest is $338,959 (December 31, 2017 - $123,208), which consists of the guaranteed interest accrued of $10,000 (December 31, 2017 - $10,000) included in the convertible notes balance and the remainder of $328,959 (December 31, 2017 - $113,208) is recorded in accrued expenses on convertible notes payable, which includes the interest accrued and penalty charges.

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(iii) Securities Purchase Agreement and Convertible Notes Issued to Old Main Capital, LLC

On March 9, 2016 (the “Issuance Date”) the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to purchase from the Company a convertible promissory note (the “March 2016 Note”) in the original principal amount of $296,153 for $269,500, net of an original issuance discount of $26,653 (the “Purchase Price”), included in interest expenses. The March 2016 1bears interest at the rate of 10% per annum, of which there is a guaranteed interest for a period of six (6) months as of the Issuance date. The Purchase Price paid were as follows: (i) $84,500 was paid in cash to the Company on March 12, 2016 (ii) $100,000 was paid in cash to the Company on April 6, 2016 (iii) $85,000 May 6, 2016. The principal from each funding date and the accrued and unpaid interest relating to that principal amount is due and payable on March 9, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the March 2016 Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below.

Beginning 6 months after the Issuance Date, the Company are required to make bi-weekly amortization payments (one payment every 2 weeks), consisting of 1/12 th of the outstanding principal and interest, until the March 2016 Note is no longer outstanding (each a “Bi-Weekly Payment”). Such Bi-Weekly Payments may be made in cash, or in the Company’s common stock (“Common Stock”) if certain equity conditions are satisfied. Such equity conditions include but are not limited to an average daily dollar volume of the Common Stock greater than $30,000 for the 20 trading days prior to a Bi-Weekly Payment. If the equity conditions are satisfied, and the Company decide to make a Bi-Weekly payment in Common Stock, then the shares of Common Stock to be delivered shall be calculated as follows: the amount of the Bi-Weekly Payment divided by the Base Conversion Price (as defined below). The Base Conversion Price shall equal the lower of (i) the closing price of the Common Stock on March 9, 2016, or (ii) 70% of the lowest VWAP of the Common Stock for the 15 trading days immediately prior to the date of the Bi-Weekly Payment.

The March 2016 Note can be prepaid by the Company at any time while the March 2016 Note is outstanding, at a prepayment price of 125% multiplied by the outstanding principal and interest of the March 2016 Note, subject to Old Main’s discretionary acceptance. If an event of default occurs under the March 2016 Note, which is not cured within three business days, then upon Old Main’s provision of notice to the Company of the occurrence of such event of default, the Company shall within three business days of such default notice, pay the total amount outstanding under the March 2016 Note in cash (including principal, accrued and unpaid interest, applicable penalties (including default multipliers). In the event that the Company does not pay the total amount outstanding within three (3) business days of such default notice, then the total amount outstanding under the March 2016 Note (post-default amount) at that time shall increase by 50%, and on the fourth business day after such default notice (the “Second Amortization Payment Date”), the Company shall begin to make weekly amortization payments (for the avoidance of doubt, weekly shall mean every week) (each a “Weekly Payment”), in (1) cash to Old Main or (2) Common Stock at a price per share equal to the lesser of (i) the closing price of the Company’s common stock on March 9, 2016 or (ii) 52% of the lowest VWAP of the Common Stock for the 15 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable conversion date. Each Weekly Payment shall consist of the greater of (i) $10,000 of value under the March 2016 Note or (ii) 1/24 th of the total outstanding amount under this March 2016 Note as of the Second Amortization Payment Date, including the principal, accrued and unpaid interest (prorated through the entire pay-off period), and any applicable penalties. As at December 31, 2017, there were no prepayments made on the Note. During the year ended December 31, 2017 $180,908 (year ended December 31, 2016 - $92,180) of the principal balance had been converted into equity shares. Refer to Note 11 for further details.

On June 9, 2016 the Company amended the March 2016 Note whereby the Company revised the note to remove the equity condition limitations, removed the amortization payment requirements and to permit voluntary conversions in common stock. The Company also revised the conversion price to mean the lesser of (a) the closing price of the Company’s common stock on March 9, 2016 or (b) 60% of the lowest VWAP price of the Company’s common stock for the 15 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. The amendment was accounted for using the extinguishment of debt method. The Company recorded nil (December 31, 2016 - $88,956) loss on extinguishment of debt, which is included in other expenses. This loan was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

As at December 31, 2018 the Company owes $115,245 (December 31, 2017 - $115,245) in principal and the accrued interest is $197,149 (December 31, 2017 - $82,711), which consists of the guaranteed interest accrued of $14,808 (December 31, 2017 - $14,808) included in the convertible notes balance and the remainder of $182,341 (December 31, 2017 - $62,903) is recorded in accrued expenses on convertible notes payable, which includes the accrued interest and penalty charges.

(iv) Securities Purchase Agreement and Convertible Notes Issued to Old Main Capital, LLC

On June 9, 2016 (the “Issuance Date”), the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to purchase from the Company a convertible promissory note (the “Note”) in the original principal amount of $87,912 for $80,000, net of an original issuance discount of $7,912 (the “Purchase Price”). The Note bears interest at the rate of 10% per annum, of which there is a guaranteed interest for a period of six (6) months as of the Issuance date. The Purchase Price was paid on June 9, 2016 in cash. The principal from the funding date and the accrued and unpaid interest relating to that principal amount was due and payable on June 9, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below. The conversion price is the lesser of (a) the closing price of our common stock on June 9, 2016 or (b) 60% of the lowest VWAP price of the Company’s common stock for the 15 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. This loan was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

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As at December 31, 2018 the Company owes $87,912 (December 31, 2017 - $87,912) in principal and the accrued interest is 120,317 (December 31, 2017 - $44,038), which consists of the guaranteed interest accrued of $4,396 (December 31, 2017 - $4,396) included in the convertible notes balance and the remainder of $115,921 (December 31, 2017 - $39,642) is recorded in accrued expenses on convertible notes payable, which includes the accrued interest and penalty chares.

(v) Securities Purchase Agreement and Convertible Note Issued to SBI Investments LLC, 2014-1

On June 30, 2016 (the “Issuance Date”) the Company closed on the transaction contemplated by the securities purchase agreement (the “SPA”) the Company entered into with SBI Investments LLC, 2014-1 (“SBI”), whereby SBI agreed to purchase from the Company a convertible promissory note (the “Note”) in the original principal amount of $550,000 for $500,000 net of an original issuance discount of $50,000 (the “Purchase Price”). The Note bears interest at the rate of 8% per annum, half of which is guaranteed and the total amount of interest due on the Note for a period of six months is deemed earned as of the date the note was issued. The Purchase Price was paid on June 30, 2016 in cash. The principal from the funding date and the accrued and unpaid interest relating to that principal amount was due and payable on June 30, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the Note which is not paid by the Maturity Date will bear interest at the rate of 24% per annum until it is paid and subject to further increase as discussed below. The conversion price is the lesser of (a) the closing price of the Company’s common stock on June 30, 2016 ($2.40 per share) or (b) 60% of the lowest VWAP price of the Company’s common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to any applicable conversion date. This convertible debt has been accounted for as a derivative liability and is included in the Note 6 derivative liability calculations below. This loan was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

Beginning 6 months after the Issuance Date, the Company are required to make bi-weekly amortization payments (one payment every 2 weeks), consisting of 1/12 th of the outstanding principal and interest, until the Note is no longer outstanding (each a “Bi-Weekly Payment”). Such Bi-Weekly Payments may be made in cash, or in the Company’s common stock (“Common Stock”) if certain equity conditions are satisfied. Such equity conditions include but are not limited to an average daily dollar volume of the Common Stock greater than $25,000 for the 20 trading days prior to a Bi-Weekly Payment. If the equity conditions are satisfied, and the Company decide to make a Bi-Weekly payment in Common Stock, then the shares of Common Stock to be delivered shall be calculated as follows: the amount of the Bi-Weekly Payment divided by the Base Conversion Price (as defined below). The Base Conversion Price shall equal the lower of (i) the closing price of the Common Stock on June 30, 2016, $2.40 per share, or (ii) 60% of the lowest VWAP of the Common Stock for the 20 trading days immediately prior to the date of the Bi-Weekly Payment.

The Note can be prepaid by the Company at any time while the Note is outstanding, at a prepayment price of 125% multiplied by the outstanding principal and interest of the Note, subject to SBI’s discretionary acceptance. If an event of default occurs under the Note, which is not cured within three business days, then upon SBI’s provision of notice to the Company of the occurrence of such event of default, the Company shall within three business days of such default notice, pay the total amount outstanding under the Note in cash (including principal, accrued and unpaid interest, applicable penalties (including default multipliers). In the event that the Company does not pay the total amount outstanding within three (3) business days of such default notice, the company will pay interest at 24%. As at December 31, 2018, there were no prepayments made on the Note. During the year ended December 31, 2018, $7,709 (December 31, 2017 – $92,004) of the principal balance had been converted into equity shares. Refer to Note 11 for further details.

As at December 31, 2018 the Company owes $450,287 (December 31, 2017 - $457,996) in principal and the accrued interest is $498,424 (December 31, 2017 - $217,448), which consists of the guaranteed interest accrued of $22,000 (December 31, 2017 - $22,000) included in the convertible notes balance and $476,424 (December 31, 201 – 195,448) is recorded in accrued expenses on convertible notes payable, which includes the accrued interest and penalty chares.

(vi) Securities Purchase Agreement and Convertible Note Issued to Old Main Capital

On April 7, 2017, the Company entered into a Securities Purchase Agreement with Old Main whereby it agreed to and issued a 10% Convertible Promissory Note in the principal amount of up to $75,000 (the “April 2017 Old Main Note”) payable in tranches as follows: Tranche 1 paid on April 11, 2017: $19,167 consisting of $17,250 (less $1,250 for Old Main’s legal fees) paid to the Company in cash, and less original issue discount of $1,917. Tranche 2 paid on May 2, 2017: $14,444 consisting of $13,000 paid to the Company in cash, and less original issue discount of $1,444. Tranche 3 paid on June 1, 2017: $15,000 consisting of $13,500 paid to the Company in cash, and less original issue discount of $1,500. Tranche 4 paid on August 8, 2017: $12,778 consisting of $11,500 paid to the Company in cash, and less original issue discount of $1,278. Tranche 5 paid on September 1, 2017: $11,667 consisting of $10,500 paid to the Company in cash, and less original issue discount of $1,167. Tranche 6 paid on November 15, 2017: $10,278 consisting of $9,250 paid to the Company in cash, and less original issue discount of $1,028.

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Old Main may pay such additional amounts of the Consideration and at such dates as mutually agreed upon by the Borrower and Old Main. The maturity date for each tranche funded shall be twelve (12) months from the effective date of each payment (each a “Maturity Date”) (or such earlier date as the April 2017 Old Main Note is required or permitted to be repaid as provided hereunder, and is the date upon which the principal sum of each respective tranche, as well as any accrued and unpaid interest and other fees relating to that respective tranche, shall be due and payable. The Old Main has the right to convert all or any part of the outstanding and unpaid principal and interest into shares of the Company’s common stock. The terms of the Convertible Note are as follows:

1.	Old Main has the right from and after a 180 day delay from the Date of Issuance, and until any time until the Note is fully paid, to convert any outstanding and unpaid principal portion of the Note, and accrued interest, into fully paid and non–assessable shares of Common (par value $.001 per share). Bi–weekly amortization payments are due after 6 months.

2.	The Convertible Notes are convertible at a fixed rate of $0.07 with no reset provisions.

3.	Beneficial ownership is limited to 9.99%.

4.	The Company may redeem the Notes for 150% of the redemption amount and accrued interest at any time upon ten days written notice to the Old Main.

5.	In the event of default, the Note bears interest at 24% per annum.

Participation in Future Financing. Subject to any existing obligations of the Company, from the date hereof until the date that is the 12-month anniversary of the date of the April 2017 Old Main Note, upon any issuance by the Company or any of its subsidiaries of its Common Stock or other securities convertible into Common Stock, other than any issuance that is through a public underwritten offering or to an investor or a group of investors that already own Common Stock or securities of the Company, Old Main shall have the right to participate in the subsequent Financing in an amount up to 100% of such Old Main’s pro rata portion as defined below in the April 2017 Old Main Note on the same terms, conditions and price provided for in the Subsequent Financing, subject to any existing obligations of the Company with respect to participation rights. This loan was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

As at December 31, 2018 the Company owes $83,333 (December 31, 2017 - $83,333) in principal and the accrued interest is $98,553 (December 31, 2017 - $31,923), which consists of the guaranteed interest accrued of $4,167 (December 31, 2017 - $4,167) included in the convertible notes balance and $94,386 (December 31, 2017 – $27,757) is recorded in accrued expenses on convertible notes payable, which includes the accrued interest and penalty chares.

(vii) Securities Purchase Agreement and Convertible Note Issued to SBI Investments LLC, 2014-1

On April 7, 2017, the Company entered into a Securities Purchase Agreement with SBI Investments LLC, 2014-1 (“SBI”) whereby it agreed to and issued a 10% Convertible Promissory Note in the principal amount of up to $75,000 (the “April 2017 SBI note”) in tranches as follows: Tranche 1 paid on April 11, 2017: $19,167 consisting of $17,250 (less $1,250 for SBI’s legal fees) paid to the Company in cash, and less original issue discount of $1,917. Tranche 2 paid on May 2, 2017: $14,444 consisting of $13,000 paid to the Company in cash, and less original issue discount of $1,444. Tranche 3 paid on June 1, 2017: $15,000 consisting of $13,500 paid to the Company in cash, and less original issue discount of $1,500. Tranche 4 paid on August 8, 2017: $12,778 consisting of $11,500 paid to the Company in cash, and less original issue discount of $1,678. Tranche 5 paid on November 15, 2017: $10,278 consisting of $9,250 paid to the Company in cash, and less original issue discount of $1,028.

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SBI may pay such additional amounts of the Consideration and at such dates as mutually agreed upon by the Borrower and SBI. The maturity date for each tranche funded shall be twelve (12) months from the effective date of each payment (each a “Maturity Date”) (or such earlier date as the April 2017 SBI is required or permitted to be repaid as provided hereunder, and is the date upon which the principal sum of each respective tranche, as well as any accrued and unpaid interest and other fees relating to that respective tranche, shall be due and payable. The SBI has the right to convert all or any part of the outstanding and unpaid principal and interest into shares of the Company’s common stock. The terms of the Convertible Note are as follows:

1.	SBI has the right from and after a 180 day delay from the Date of Issuance, and until any time until the Note is fully paid, to convert any outstanding and unpaid principal portion of the Note, and accrued interest, into fully paid and non–assessable shares of Common (par value $.001 per share). Bi–weekly amortization payments are due after 6 months.

2.	The Convertible Notes are convertible at a fixed rate of $0.07 with no reset provisions.

3.	Beneficial ownership is limited to 9.99%.

4.	The Company may redeem the Notes for 150% of the redemption amount and accrued interest at any time upon ten days written notice to the SBI.

5.	In the event of default, the Note bears interest at 24% per annum.

This loan was in default as of October 1, 2017 and was subject to interest at 24% per annum as well as a default penalty of 25% calculated annually. Management is in the process of negotiating terms of the Note.

As at December 31, 2018 the Company owes $71,667 (December 31, 2017 - $71,667 ) in principal and the accrued interest is $84,605 (December 31, 2017 - $27,359), which consists of the guaranteed interest accrued of $3,583(December 31, 2017 - $3,583) included in the convertible notes balance and $81,022 (December 31, 2017 – $23,775) is recorded in accrued expenses on convertible notes payable, which includes the accrued interest and penalty chares.

Participation in Future Financing. Subject to any existing obligations of the Company, from the date hereof until the date that is the 12-month anniversary of the date of the April 2017 SBI, upon any issuance by the Company or any of its subsidiaries of its Common Stock or other securities convertible into Common Stock, other than any issuance that is through a public underwritten offering or to an investor or a group of investors that already own Common Stock or securities of the Company, SBI shall have the right to participate in the subsequent Financing in an amount up to 100% of such SBI’s pro rata portion as defined below in the April 2017 SBI on the same terms, conditions and price provided for in the Subsequent Financing, subject to any existing obligations of the Company with respect to participation rights.

b.	Warrants

In conjunction with the issuance of the September 2015 Note, the Company simultaneously issued 28,333 common stock purchase warrants to Old Main (the “Warrants”). The Warrants may be exercised by Old Main at any time in the 5-year period following the issuance. The exercise price for each share of the Common Stock is equal to the closing price of the Common Stock on September 8, 2015, $7.88 per share.

On June 9, 2016 and June 30, 2016, the Company entered (either a new issuance or amendment to the March 9, 2016 issuance which requires derivative treatment on June 9, 2016) into convertible derivative notes with Old Main Capital, LLC and SBI Investments LLC – Sea Otter Global Ventures LLC (referred to as the “the Holders”), in the initial amount of $250,000 (Old Main Capital Commitment Fee Note), $296,153 (Old Main Capital Bridge Note), $87,912 (Old Main Capital Note), and $550,000 (SBI Investments LLC – Sea Otter Global Vent (with Original Issue Discounts and deferred financing costs). The notes bear an interest rate of 8% or 10% per annum and matures in 1 year or less under the convertible note agreements, the lender has the right to convert all or any part of the outstanding and unpaid principal and interest into shares of the Company’s common stock. In addition, the Company issued the SBI–Sea Otter Holder a warrant to acquire 8,334 shares of the Company’s common stock. The terms of the Convertible Note are as follows:

1.	The Holders have the right from and after a 180 day delay from the Date of Issuance, and until any time until the Note is fully paid, to convert any outstanding and unpaid principal portion of the Note, and accrued interest, into fully paid and non–assessable shares of Common (par value $.001 per share). Bi–weekly amortization payments are due after 6 months.

2.	The Convertible Notes are convertible at a fixed rate of $2.34 or $2.25 with no reset provisions. The June 9, 2016 notes convert at the lower of the fixed rate or this variable rate.

3.	Beneficial ownership is limited to 9.99%.

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4.	The Company may redeem the Notes for 125% or 150% of the redemption amount and accrued interest. The Company may upon certain equity conditions redeemed certain notes at the lessor of fixed conversion price and 60% of 15 Trading day low VWAP.

5.	In the event of default, the Note bears interest at 24% per annum and converts at 60% of 15 trading day low VWAP (default or fundamental transaction) – a derivative feature.

The June 9 th amendments triggered an extinguishment of the debt since the change in the fair value of the embedded derivative exceeded 10% of the carrying value of the debt. The Company booked a $182,986 loss on extinguishment based on the amendments on the quarter and six-month period ended June 30, 2016.

The terms of the SBI Warrants are as follows:

1.	The Warrants have a 3-year term.

2.	The 2 issuances of 4,167 Warrants each may be exercised at a conversion price of the lesser of: (i) $2.46 or $2.88, or (ii) any lower price of equity linked instruments issued by the Company while the warrant is issued and outstanding (full ratchet reset). This anti–dilution protections provides a full reset upon the issuance of lower price securities by the Company and is available to SBI during the initial 180 days that the Warrant is outstanding.

3.	Beneficial ownership is limited to 4.99% initially and upon Holder request to 9.99%.

On June 9, 2016, the amended Old Main notes (Bridge Note and Commitment Fee) provided the holder with a variable rate conversion feature. This feature taints all warrants/notes and ongoing derivative treatment is required until the note is paid or converted in full.

1.	The Company may redeem the Notes for 125% or 150% of the redemption amount and accrued interest. The Company may upon certain equity conditions redeemed certain notes at the lessor of fixed conversion price and 60% of 15 Trading day low VWAP.

2.	In the event of default, the Note bears interest at 24% per annum and converts at 60% of 15 trading day low VWAP (default or fundamental transaction) – a derivative feature.

This note is a derivative because it contains an embedded conversion feature that resets the conversion price upon a fundamental transaction event. The Company recorded a debt discount based on the original issue discount, the embedded derivative, and the derivative warrant issued. The debt discount is being amortized over the term of the convertible debt.

Note 6 – Derivative Liability

In connection with the sale of debt or equity instruments, the Company may sell options or warrants to purchase the Company’s common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The Company’s derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, the Company estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, the Company’s current common stock price and expected dividend yield, and the expected volatility of the Company’s common stock price over the life of the instrument.

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The following table summarizes the warrant derivative liabilities and convertible notes activity for the two years ended December 31, 2018:

Description	Derivative Liabilities
Fair value at December 31, 2016	$240,955
Change due to Issuances	55,316
Change due to Exercise/Conversion	(128,111)
Change in Fair Value of warrants and notes	179,540
Fair value at December 31, 2017	$347,700
Change due to Exercise/Conversion	(596)
Change in Fair Value of warrants and notes	114,435
Fair value at December 31, 2018	$461,539

The lattice methodology was used to value the embedded derivatives within the convertible note and the warrants issued, with the following assumptions.

Assumptions	December 31, 2018	December 31, 2017
Dividend yield	0.00%	0.00%
Risk-free rate for term	1.93-2.33%	1.08-1.53%
Volatility	347.0%-348.4%	279%-446%
Maturity dates	0.50-1.69	.50-2.69 years
Stock Price	0.0051	0.0135-0.0189

During the period ended March 31, 2016, the Company amended the derivative notes on March 9, 2016. The amendment included revising the “Alternate Conversion Price to mean 60% of the lowest traded price of the common stock for the 15 consecutive trading days prior to the conversion date. The derivative liability increased by $91,070 due to the amendment which was booked as an additional debt discount.

During the quarter ended September 30, 2015, the Company issued 28,333 warrants to an investor as part of their Securities Purchase Agreement in which the investor acquired a Convertible Note. The warrants have an exercise price of $7.88 and a five-year term. The warrants are treated as derivative liabilities since the holder has anti-dilution protections that will re-price the warrant upon the issuance of lower priced equity linked instruments by the Company for the period of 180 days after issuance. The fair value of the derivative liability related to these warrants at issuance was valued at $169,270 and was booked as a debt discount to the Convertible Note and booked as a derivative liability on the balance sheet. The embedded conversion feature of the Convertible Note is treated as a derivative liability since the conversion price is reset upon a fundamental transaction event. The fair value of the derivative liability related to the embedded conversion feature was valued at $92,659 and was booked as a debt discount, included in interest expense (up to the amount of the note, with the excess expensed as interest expense).

Note 7 – Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued expenses on convertible notes payable, derivative liabilities and convertible debt. The estimated fair value of cash and cash equivalents, accounts payable and accrued liabilities approximate their carrying amounts due to the short-term nature of these instruments.

The Company utilizes various types of financing to fund its business needs, including convertible debt with warrants attached. The Company reviews its warrants and conversion features of securities issued as to whether they are freestanding or contain an embedded derivative and, if so, whether they are classified as a liability at each reporting period until the amount is settled and reclassified into equity with changes in fair value recognized in current earnings. At December 31, 2018, the Company had convertible debt and warrants to purchase common stock. The fair value of the warrants and the embedded conversion feature of the convertible debt is classified as a liability. Some of these units have embedded conversion features that are treated as a discount on the notes. Such financial instruments are initially recorded at fair value and amortized to interest expense over the life of the debt using the effective interest method.

Inputs used in the valuation to derive fair value are classified based on a fair value hierarchy which distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level one – Quoted market prices in active markets for identical assets or liabilities;

Level two – Inputs other than level one inputs that are either directly or indirectly observable; and

Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

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Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company’s derivative liability is measured at fair value on a recurring basis. The Company classifies the fair value of these convertible notes and warrants derivative liability under level three. The Company’s settlement payable is measured at fair value on a recurring basis based on the most recent settlement offer. The Company classifies the fair value of the settlement payable under level three. The Company’s rescission liability is measured at fair value on a recurring basis based on the most recent stock price. The Company classifies the fair value of the rescission liability under level one.

Based on ASC Topic 815 and related guidance, the Company concluded the common stock purchase warrants are required to be accounted for as derivatives as of the issue date due to a reset feature on the exercise price. At the date of issuance warrant derivative liabilities were measured at fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The Company records the fair value of these derivatives on its balance sheet at fair value with changes in the values of these derivatives reflected in the statements of operations as “Gain (loss) on derivative liabilities.” These derivative instruments are not designated as hedging instruments under ASC 815-10 and are disclosed on the balance sheet under Derivative Liabilities.

The following table presents liabilities that are measured and recognized at fair value on a recurring and non-recurring basis:

Description	Level 1	Level 2	Level 3	Gains (Losses)
Derivatives	$-	$-	$461,539	$(114,435)
Fair Value at December 31, 2018	$-	$-	$461,539	$(114,435)

Derivatives	$-	$-	$347,700	$(179,540)
Fair Value at December 31, 2017	$-	$-	$347,700	$(179,540)

Note 8 – Stock Options:

The following is a summary of stock option activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2017	200,000	$3.00
Granted	-
Forfeited	-
Exercised	-
Outstanding, December 31, 2018	200,000	$3.00	1.42	$-
Exercisable, December 31, 2018	-	$-	-	$-

The exercise price for options outstanding and exercisable at December 31, 2018 is as follows:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
200,000	$3.00	-	$-
200,000		-

For options granted during 2015 where the exercise price was equal to the stock price at the date of the grant, the weighted-average fair value of such options was $5.70 and the weighted-average exercise price of such options was $6.00. No options were granted during 2015 where the exercise price was greater than the stock price at the date of grant or where the exercise price was less than the stock price at the date of grant. During 2016 the company reduced the exercise price to $3.00.

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The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $106,370, included in operating expenses, during the year ended December 31, 2018, and $285,850 during the year ended December 31, 2017. At December 31, 2018, the unamortized stock option expense was -nil (December 31, 2017 - $106,639).

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

	2018	2017
Risk-free interest rate	1.93% to 2.33%	1.53% to 1.76%
Expected life of the options	0.50 to 2.44 years	1.49 to 3.44 years
Expected volatility	316.6% to 420.8%	130.3% to 374.5%
Expected dividend yield	0%	0%

As at December 31, 2018, the Company had the following warrant securities outstanding:

Common Stock Warrants
December 31, 2017	36,667
Less: Exercised	-
Less: Expired	-
Add: Issued	-
December 31, 2018	36,667

Warrants (Note 6)	28,333
Exercise Price	$7.88
Expiration Date	September 8, 2015 to September 8, 2020
Warrants (Note 5)	8,334
Exercise Price	**
Expiration Date	June 30, 2016 to June 30, 2019

** Lessor of: $2.46 or $2.88 or any price of equity linked instruments issued by the Company while the warrant is issued and outstanding

During the year ended December 31, 2018, nil warrants expired unexercised.

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Note 9 – Income Tax Provision

Deferred Tax Assets

At December 31, 2018, the Company had net operating loss (“NOL”) carryforwards for Federal income tax purposes of $3,581,474 (2017: $2,681,541) that may be offset against future taxable income through 2036. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,100,710 (2017: $911,724) was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

The statutory rate and the effective tax rate for and as of December 31, 2018 was 21% (2017 – 34%).

Components of deferred tax assets are as follows:

	December 31, 2018	December 31, 2017
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$1,100,710	$911,724
Less valuation allowance	(1,100,710)	(911,724)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	Year ended December 31, 2018	Year ended December 31, 2017
	$	$
Net loss for the year before income taxes	(1,144,696)	(1,389,972)

Expected income tax recovery from net loss	(240,386)	(472,590)
Non-deductible expenses	51,400	190,331
Change in valuation allowance	188,986	282,259
	—	—

The Company is neither under examination by any taxing authority, nor has it been notified of any impending examination. The Company’s tax years for its Federal and State jurisdictions which are currently open for examination are the years of 2014 - 2018.

Note 10- Stockholders’ Deficiency

Shares Authorized

The Company’s authorized capital stock consists of 495,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.

On December 28, 2016, the Company filed a certificate of designation, preferences and rights of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 1,000 shares of its previously authorized preferred stock as Series A Preferred Stock. The holders of shares of Series A Preferred Stock that are not entitled to dividends or distributions have the following voting rights:

●	Each share of Series A Preferred Stock entitles the holder to 50,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series A Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

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●	Except as otherwise provided in the Certificate of Designation, the holders of Series A Preferred Stock, the holders of Company common stock and the holders of shares of any other Company capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of the Company’s stockholders.

●	The holders of the Series A Preferred Stock do not have any conversion rights.

Effective as of February 22, 2017, the Company amended its Articles of Incorporation to increase its authorized capital stock from 125,000,000 to 500,000,000 shares, of which 495,000,000 will be common stock and 5,000,000 will be preferred stock, of which, 1,000 shares have been previously designated as Series A Preferred Stock (the “Series A Preferred Stock”) and effected a 1 for 30 reverse stock split of its issued and outstanding shares of common stock. The number of shares outstanding prior to the reverse stock split was 68,976,690 and was converted into 2,299,223 number of shares. All per share amounts and number of shares in the financial statements and related notes have been retroactively restated to reflect the reverse stock split.

Common Stock

Common Shares Issued for Cash

No common shares were issued for cash during the year ended December 31, 2017.

No common shares were issued for cash during the year ended December 31, 2018.

Common Shares Issued for Non- Cash

During the year ended December 31, 2018, a total of $7,709 of the June 2016 Note was converted to 868,181 shares of common stock at a price of $0.00888 per share on January 25, 2018.

The related derivative liability of $596, as disclosed in Note 6, was transferred to the additional paid-in capital during the year ended December 31, 2017.

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Preferred Stock

On February 21, 2017, the Company entered into an investment agreement (the “Investment Agreement”) with Stewart Garner, the Company’s former Chief Executive Officer and the sole member of its Board of Directors. Pursuant to the terms of the Investment Agreement, the Company sold to Mr. Garner 1,000 shares of the Company’s Series A Preferred Stock, par value of $0.001 per share, at a purchase price of $0.10 per share, or an aggregate of $100.

NOTE 11 - Subsequent Events

On January 9, 2019, Capital Park Opportunities Fund LP, which we refer to as “Capital Park Opportunities Fund,” acquired (i) from SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”) and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main,” together with SBI, the “Selling Shareholders”) 335,183 shares of the Company’s common stock owned by the Selling Shareholders and (ii) from Stewart Garner 1,000 shares of the Company’s Series A Preferred Stock, collectively representing 84.4% of the voting power of the Company’s voting stock. Capital Park Opportunities Fund is managed by Eric Blue, our Chairman, Chief Executive Officer (“CEO”) and Chief Investment Officer (“CIO”).

Also, on January 9, 2019, the Board of Directors of the Company (the “Board”) and a stockholder holding a majority of our voting power took action by written consent to approve the following actions:

●	Approve an amendment to our amended and restated articles of incorporation (the “Restated Articles”) to decrease our authorized capital stock from 500,000,000 shares to 30,000,000 shares, of which 25,000,000 shares will be Common Stock (the “Common Stock”), 22,500,000 shares of the Common Stock will be designated Class A common stock (the “Class A Common Stock”), 2,500,000 shares of the Common Stock will be designated Class B common stock (the “Class B Common Stock”) and 5,000,000 shares will be designated preferred stock, of which, 1,000 shares have been previously designated by the Board as Series A Preferred Stock and 96,428 shares have been designated by the Board as Series B Preferred Stock.
●	Approve an amendment to the Restated Articles to affect the re-classification of our Common Stock into two separate classes, consisting of Class A Common Stock and Class B Common Stock.
●	Approve an amendment to the Restated Articles to effect a reverse stock split of the outstanding shares of our Common Stock at the ratio of 1-for-7.
●	Approve an amendment to the Restated Articles to classify the Board into directors elected by holders of the Class A Common Stock and of any other class or series of voting stock (including the Class B Common Stock and the preferred stock) and directors elected by holders of the Class B Common Stock.
●	Approve the reincorporation of the Company from the State of Nevada to the State of Delaware and changing the Company’s name from Lifelogger Technologies Corp. to Capital Park Holdings Corp. (the “Conversion”).

Also, on January 9, 2019, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with SBI and Old Main. Pursuant to the Conversion Agreement, SBI converted $916,666.67 of principal and accrued interest owed to SBI by the Company pursuant to a promissory note into 54,000 shares (the “SBI Conversion Shares”) of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), in full satisfaction of such obligation. Pursuant to the Conversion Agreement, Old Main converted $733,333.33 of principal and accrued interest owed to Old Main by the Company pursuant to a promissory note into 42,429 shares (the “Old Main Conversion Shares”) of the Company’s Series B Preferred Stock in full satisfaction of such obligation. The SBI Conversion Shares and the Old Main Conversion Shares represent 100% of the Company’s outstanding shares of Series B Preferred Stock and until such time as a share of Series B Preferred Stock is converted into a share of common stock shall represent a class of non-voting securities. The issuance of the SBI Conversion Shares and the Old Main Conversion Shares will not result in a change of control of the Company.

The issuance of the SBI Conversion Shares to SBI, who is an accredited investor, and the issuance of the Old Main Conversion Shares to Old Main, who is an accredited investor, were each exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Concurrently with the execution of the Conversion Agreement, SBI, Old Main and Capital Park Opportunities Fund entered into a Voting and First Refusal Agreement, dated as of January 9, 2019 (the “Voting Agreement”), with the Company. Pursuant to the Voting Agreement, SBI and Old Main, as holders of shares of Series B Preferred Stock, have each agreed, among other things, to (a) vote to ensure that the size of the Company’s Board be set at, and remain at, five (5) directors and (b) vote in favor of certain director nominees, on the terms and subject to the conditions set forth in the Voting Agreement. In addition, the Voting Agreement provides that the Company will have a right of first refusal to acquire any shares of Series B Preferred Stock held by SBI and Old Main in connection with any transfer of such shares, on the terms and subject to the conditions set forth in the Voting Agreement.

Concurrently with the closing of the purchase of the Shares on January 9, 2019: (a) Eric Blue, 39, was appointed as a member of the Company’s Board to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal, (b) Stewart Garner resigned as the Company’s Chief Executive Officer, Chief Financial Officer and Director, and (c) Eric Blue was appointed as the Company’s Chairman of the Board, CEO and CIO.

On March 13, 2019, the Board appointed Mike Kubic of The CFO Suite, LLC to be the Interim Chief Financial Officer of the Company.

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Up to a Maximum of 100,000,000 Common Shares

At $____ per Common Share

Prospectus

BRIDGEWAY NATIONAL CORP.

April [  ], 2020

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee and the FINRA filing fee are estimated .

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation that will be in effect at the closing of the offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director. Set forth below is Article VIII of the Company’s Amended and Restated Certificate of Incorporation:

Section 1 Right to Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

Section 2 Prepayment of Expenses of Directors and Officers. The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should ultimately be determined that the Indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

Section 3 Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4 Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees, or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

Section 5 Advancement of Expenses of Employees and Agents. The Company may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

Section 6 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws of the Company, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 7 Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise or advance expenses to such person shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8 Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VIII; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VIII.

II-1

Section 9 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Item 13. Other Expenses of Issuance and Distribution

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee and the FINRA filing fee are estimated.

Registration Fees		$649.00
FINRA Filing Fees	$		*
Transfer Agent Fees	$		*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Miscellaneous Fees and Expenses	$		*
Total	$		*

*	To be filed by amendment

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all unregistered securities sold, issued or granted by us within the past three (3) years.

●	On January 3, 2017 $10,000 of June 2016 Note debt was converted to 36,792 shares of common stock at a conversion price of $0.2718 per share.

●	On January 6, 2017 $27,180 of March 2016 Note debt was converted to 100,000 shares of common stock at a conversion price of $.2718 per share.

●	On January 17, 2017 $15,000 of June 2016 Note debt was converted to 55,180 shares of common stock at a conversion price of $.2718 per share.

●	On February 8, 2017 $10,000 of June 2016 Note debt was converted to 44,092 shares of common stock at a conversion price of $.2268 per share.

●	On February 27, 2017 $10,000 of June 2016 Note debt was converted to 65,359 shares of common stock at a conversion price of $.1530 per share.

●	On February 28, 2017 $15,300 of March 2016 Note debt was converted to 100,000 shares of common stock at a conversion price of $.1530 per share.

●	On March 13, 2017 $5,000 of June 2016 Note debt was converted to 69,444 shares of common stock at a conversion price of $.0720 per share.

●	On March 14, 2017 $10,000 of March 2016 Note debt was converted to 129,199 shares of common stock at a conversion price of $.0774 per share.

●	On March 23, 2017 $5,000 of June 2016 Note debt was converted to 77,161 shares of common stock at a conversion price of $.0648 per share.

●	On April 20, 2017 $5,646 of June 2016 Note debt was converted to 136,967 shares of common stock at a conversion price of $.04122 per share.

●	On May 2, 2017 $7,000 of March 2016 Note debt was converted to 254,731 shares of common stock at a conversion price of $.02748 per share.

●	On May 23, 2017 $3,700 of June 2016 Note debt was converted to 156,513 shares of common stock at a conversion price of $.02364 per share.

●	On June 9, 2017 $6,988 of March 2016 Note debt was converted to 317,340 shares of common stock at a conversion price of $.02202 per share.

●	On June 12, 2017 $3,523 of June 2016 Note debt was converted to 159,998 shares of common stock at a conversion price of $.02202 per share.

●	On June 19, 2017 $3,699 of June 2016 Note debt was converted to 167,982 shares of common stock at a conversion price of $.02202 per share.

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●	On June 26, 2017 $5,791 of March 2016 Note debt was converted to 380,000 shares of common stock at a conversion price of $.01524 per share.

●	On January 25, 2018 $7,709 of the June 2016 Note debt was converted to 868,161 shares of common stock at a conversion price of $0.00888 per share.

●	On January 9, 2019, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”), and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main”). Pursuant to the Conversion Agreement, SBI converted $916,666.67 of principal and accrued interest owed to SBI by the Company pursuant to a promissory note into 54,000 shares of the Company’s Series B Preferred Shares and Old Main converted $733,333.33 of principal and accrued interest owed to Old Main by the Company pursuant to a promissory note into 42,429 shares of the Company’s Series B Preferred Shares in full satisfaction of such obligation.

●	On March 6, 2020, the Company entered into a promissory note purchase agreement (with SBI, on behalf of itself and the other note purchasers (the “Purchasers”), pursuant to which the Purchasers purchased from the Company (a) 12% convertible promissory notes of the Company in an aggregate principal amount of $845,000 (the “12% Notes”) convertible into Shares (the “Conversion Shares”) of and (b) warrants (the “Warrants”) to acquire up to 4,447,368 Shares subject to a beneficial ownership cap of no greater than 4.99% in the case of each Purchaser (the “Warrant Shares”).

Any proceeds received from the transactions described above were used for the general working capital of the business.

Unless otherwise stated, the sales and/or granting of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits

Exhibit No.	Description

3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 13, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 4, 2013).

3.1(b)	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on January 6, 2014 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on February 4, 2014).

3.1(c)	Certificate of Designation of Series A Preferred Stock filed with the Nevada Secretary of State on December 28, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 22, 2017).

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3.1(d)	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on February 23, 2017 (incorporated by reference to Exhibit A to the Company’s Definitive Information Statement on Schedule 14C filed on March 16, 2017).

3.1(e)	Certificate of Designation of Series B Preferred Stock filed with the Nevada Secretary of State on January 9, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 15, 2019).

3.1(f)	Plan of Conversion, dated April 10, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

3.1(g)	Articles of Conversion filed with the Nevada Secretary of State on April 10, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

3.1(h)	Certificate of Conversion and Certificate of Incorporation filed with the Delaware Secretary of State on April 10, 2019 (incorporated by reference to Exhibit 3.2 and Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

3.1(i)	Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed with the Delaware Secretary of State on April 10, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

3.1(j)	Certificate of Designation, Preferences and Rights of Series B Preferred Stock filed with the Delaware Secretary of State on April 10, 2019 (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

3.1(k)	Amended & Restated Certificate of Designation, filed on October 31, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2019).

3.1(l)	Amendment to Certificate of Incorporation, filed on December 19, 2019 and declared effective January 20, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2020).

3.2(a)	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on February 4, 2013).

3.2(b)	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed on April 11, 2019).

4.1	Subscription Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 4, 2013).

4.2	Promissory Note dated as of July 20, 2015, between LifeLogger Technologies Corp. and Glamis Capital SA (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2015).

4.3	Promissory Note dated as of September 8, 2015 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2015).

4.4	Common Stock Purchase Warrant dated as of September 8, 2015 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2015).

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4.5	10% Convertible Promissory Note in the original principal amount of $296,153 dated March 9, 2016 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q/A filed with the SEC on March 16, 2016).

4.6	Amendment No. 1 dated March 9, 2016 to Convertible Promissory Note dated September 8, 2015 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.6 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q/A filed with the SEC on March 16, 2016).

4.7	8% Convertible Promissory Note in the principal amount of $250,000 dated March 9, 2016 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.7 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q/A filed with the SEC on March 16, 2016).

4.8	10% Convertible Promissory Note in the principal amount of $87,912 dated June 9, 2016 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016).

4.9	Amendment dated June 9, 2016 to $296,153 Principal Amount Convertible Promissory Note dated March 9, 2016 issued by LifeLogger Technologies Corp. to Old Main Capital, LLC (incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016).

4.10	Amendment dated June 9, 2016 to $250,000 Principal Amount Convertible Promissory Note dated March 9, 2016 issued by LifeLogger Technologies Corp. to Old Main Capital, LLC (incorporated by reference to Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016).

4.11	Promissory Note dated June 30, 2016, by and between LifeLogger Technologies Corp. and SBI Investments LLC, 2014-1 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2016).

4.12	Series A Common Stock Purchase Warrant dated June 30, 2016, by and between LifeLogger Technologies Corp. and SBI Investments LLC, 2014-1 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2016).

4.13	Series B Common Stock Purchase Warrant dated June 30, 2016, by and between LifeLogger Technologies Corp. and SBI Investments LLC, 2014-1 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2016).

4.14	10% Convertible Promissory Note dated April 7, 2017 issued by LifeLogger Technologies Corp. to Old Main Capital, LLC (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).

4.15	10% Convertible Promissory Note dated April 7, 2017 issued by LifeLogger Technologies Corp. to SBI Investments LLC, 2014-1(incorporated by reference to Exhibit 4.15 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).

5.1	Opinion of Gutiérrez Bergman Boulris, PLLC*

10.1	Product Development Agreement dated as of January 7, 2014 between Matrico Holdings, Ltd. and LifeLogger Technologies Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2014).

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10.2	Addendum to Product Development Agreement effective as of June 1, 2014 between Matrico Holdings, Ltd. and LifeLogger Technologies Corp. (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2014).

10.3	Securities Purchase Agreement dated as of September 24, 2014 between LifeLogger Technologies Corp. and Glamis Capital S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2014).

10.4	Securities Purchase Agreement dated as of December 8, 2014 between LifeLogger Technologies Corp. and Glamis Capital S.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2014).

10.5	Securities Purchase Agreement dated as of May 7, 2015 between LifeLogger Technologies Corp. and SSID Limited (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2015).

10.6	Securities Purchase Agreement dated as of July 20, 2015 between LifeLogger Technologies Corp. and Glamis Capital SA (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2015).

10.7	Securities Purchase Agreement dated as of September 8, 2015 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2015).

10.8	Asset Purchase Agreement dated November 10, 2015 entered into among LifeLogger Technologies Corp., Pixorial, Inc. and Andres Espineira (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2015).

10.9	Consulting Agreement dated as of November 10, 2015 between LifeLogger Technologies Corp. and Andres Espineira (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2015). +

10.10	Stock Option Agreement dated as of November 10, 2015 between LifeLogger Technologies Corp. and Andres Espineira (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2015). +

10.11	Amendment dated November 12, 2015 to Promissory Note and Securities Purchase Agreement dated as of July 20, 2015, between LifeLogger Technologies Corp. and Glamis Capital SA (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2015).

10.12	Securities Purchase Agreement dated March 9, 2016 between LifeLogger Technologies Corp. and Old Main Capital, LLC (incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q/A filed with the SEC on March 16, 2016).

10.13	First Amendment to Asset Purchase Agreement entered into on March 30, 2016 between LifeLogger Technologies Corp. and Pixorial, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2016).

10.14	Debt Settlement Agreement dated March 1, 2016 entered into between LifeLogger Technologies Corp. and Glamis Capital SA (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2016).

10.15	Amendment No. 2 to Asset Purchase Agreement entered into as of May 3, 2016 by LifeLogger Technologies Corp. and Pixorial, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016).

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10.16	Stock Redemption Agreement between LifeLogger Technologies Corp. and Consumer Electronics Ventures Corp. dated May 5 May, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2016).

10.17	Amended and Restated Asset Purchase Agreement dated as of June 20, 2016 between LifeLogger Technologies Corp., Pixorial, Inc. and Andres Espiniera (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on June 21, 2016).

10.18	Securities Purchase Agreement dated June 30, 2016, by and between LifeLogger Technologies Corp. and SBI Investments LLC, 2014-1 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2016).

10.19	Investment Agreement dated as of February 21, 2017 between LifeLogger Technologies Corp. and Stewart Garner (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2017).

10.20	Securities Purchase Agreement between LifeLogger Technologies Corp. and Old Main Capital, LLC dated as of April 7, 2017 (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).

10.21	Securities Purchase Agreement between LifeLogger Technologies Corp. and SBI Investments LLC, 2014-1 dated as of April 7, 2017 (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).

10.22

Note Conversion Agreement, dated January 9, 2019, among LifeLogger Technologies Corp., Capital Park Opportunities Fund LP, SBI Investments LLC, 2014-1 and Old Main Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 15, 2019).

10.23	Voting and First Refusal Agreement, dated January 9, 2019, among LifeLogger Technologies Corp., Capital Park Opportunities Fund LP, SBI Investments LLC, 2014-1 and Old Main Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 15, 2019).

10.24	Loan Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.25	Guaranty and Security Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.26	Trademark Security Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.27	Amended and Restated Certificate of Incorporation of C-PAK PREFCO SPV I, INC., dated and filed May 2, 2019, as corrected by that certain Certificate of Correction of Amended and Restated Certificate of Incorporation of C-PAK PREFCO SPV I, Inc. dated May 9, 2019 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.28	Amended and Restated Limited Liability Company Agreement of C-PAK Holdings, dated as of May 3, 2019 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

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10.29	Stockholders’ Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.30	Investors’ Rights Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.31	Management Services Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.32	Transaction Agreement, dated May 3, 2019 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019).

10.33	Equity Purchase Agreement dated October 24, 2019, among Capital Park Holdings Corp., SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company and Oasis Capital, LLC, a Puerto Rico limited liability company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2019).

10.34	Registration Rights Agreement dated October 24, 2019, among Capital Park Holdings Corp., SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company and Oasis Capital, LLC, a Puerto Rico limited liability company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2019).

10.35	Promissory Note Purchase Agreement dated March 2, 2020, among Bridgeway National Corp., SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company, Oasis Capital, LLC, a Puerto Rico limited liability company and Calvary Fund I, LP, a Delaware limited partnership (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020).

10.36	Common Stock Purchase Warrant dated March 2, 2020, issued by Bridgeway National Corp. to SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020) .

10.37	Common Stock Purchase Warrant dated March 2, 2020, issued by Bridgeway National Corp. to Oasis Capital, LLC, a Puerto Rico limited liability company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020).

10.38	Common Stock Purchase Warrant dated March 2, 2020, issued by Bridgeway National Corp. to Calvary Fund I, LP, a Delaware limited partnership (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020).

10.39	Convertible Promissory Note dated March 2, 2020, issued by Bridgeway National Corp. to SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020).

10.4	Convertible Promissory Note dated March 2, 2020, issued by Bridgeway National Corp. to Oasis Capital, LLC, a Puerto Rico limited liability company (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020) .

10.41	Convertible Promissory Note dated March 2, 2020, issued by Bridgeway National Corp. to Calvary Fund I, LP, a Delaware limited partnership (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2020).

16.1	Letter from SRCO Professional Corporation dated August 27, 2019 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2019).

23.1	Consent of SRCO Professional Corporation**

23.2	Consent of Gutiérrez Bergman Boulris, PLLC (Included in Exhibit 5.1)*

* To be filed by amendment.

** Filed herewith.

+ Management contract or compensatory plan or arrangement.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Washington DC, on April 16, 2020.

BRIDGEWAY NATIONAL CORP.

By:	/s/ Eric Blue
Eric Blue, Chief Executive Officer, Chief Investment Officer and Director
(Principal Executive, Financial and Accounting Officer)

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